                                                Filed pursuant to Rule 424(b)(5)
                                                          SEC File No. 333-63806
PROSPECTUS SUPPLEMENT
(To Prospectus dated August 24, 2001)

                                 $422,114,500
                                 (Approximate)

[LOGO] First Horizon

                          Seller and Master Servicer

               First Horizon Mortgage Pass-Through Trust 2001-7
                                    Issuer

               Mortgage Pass-Through Certificates, Series 2001-7
           Distributions payable monthly commencing in November 2001

     You should carefully consider the risk factors beginning on page S-10 of this prospectus supplement and on page 6 of the accompanying prospectus.

The trust will issue:

     . two classes of senior certificates; and

     . six classes of subordinated certificates.

   For a description of the classes of certificates offered by this prospectus, see "Summary -- Offered Certificates" on page S-5. Credit enhancement for the certificates will be provided by subordination.

   The assets of the trust will include a pool of conventional, fixed rate, first lien, fully amortizing, one- to four-family residential mortgage loans. The original maturities of the mortgage loans will range from 20 to 30 years.

   The SEC and state securities regulators have not approved or disapproved of these securities or determined if this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

   Countrywide Securities Corporation will purchase the Class A-1 and Class A-R Certificates and J.P. Morgan Securities Inc. will purchase the Class B-1, Class B-2 and Class B-3 Certificates. Countrywide Securities Corporation and J.P. Morgan Securities Inc, together with First Tennessee Securities Corporation, will sell the offered certificates to investors at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the certificates will be approximately 100.07% of the total principal balance of those certificates, plus accrued interest, before deducting expenses. Each underwriter's commission will be the difference between the price it pays for the certificates and the amount it receives from their sale to the public. The certificates will be available for delivery to investors on or about October 30, 2001.

                      Countrywide Securities Corporation

                                   JP Morgan

                    First Tennessee Securities Corporation

                               October 24, 2001

              Important notice about information presented in this
             prospectus supplement and the accompanying prospectus:

         We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates.

         If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the certificates in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

         We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

         After the initial distribution of the certificates offered hereby, this prospectus and prospectus supplement may be used by First Tennessee Securities Corporation, an affiliate of the depositor, the seller and the master servicer, in connection with market making transactions in such certificates. First Tennessee Securities Corporation may act as principal or agent in these transactions. These transactions will be at market prices at the time of sale and not at the prices of the initial offering. Certain information in this prospectus supplement may be updated from time to time in connection with transactions in which First Tennessee Securities Corporation acts as a market maker.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                                     PAGE
                                                                     ----

Important notice about information presented in this
    prospectus supplement and the accompanying prospectus ........   S-2

SUMMARY ..........................................................   S-5
        The Issuer ...............................................   S-5
        Offered Certificates .....................................   S-5
        The Mortgage Loans .......................................   S-6
        Cut-off Date .............................................   S-6
        Closing Date .............................................   S-7
        Depositor ................................................   S-7
        Seller and Master Servicer ...............................   S-7
        Trustee ..................................................   S-7
        Distributions on the Certificates ........................   S-7
        Optional Termination .....................................   S-8
        Advances .................................................   S-8
        Credit Enhancement .......................................   S-8
        Tax Status ...............................................   S-9
        ERISA Considerations .....................................   S-9
        Legal Investment .........................................   S-9
        Ratings ..................................................   S-9

RISK FACTORS .....................................................   S-10
        Certificates may not be appropriate investments
          for some investors .....................................   S-10
        Prepayments are unpredictable and will affect the yield on
          your certificates ......................................   S-11
        The effect of prepayments on certificates purchased at a
          premium or discount may be severe ......................   S-12
        We cannot guarantee you regular payments
           on your certificates ..................................   S-12
        Subordination may not be sufficient to protect senior
          certificates from losses ...............................   S-13
        Concentration of California mortgage loans may increase
          risk of losses .........................................   S-13
        Residual Certificates have adverse tax consequences ......   S-14
        Recent attacks and military action........................   S-15

FORWARD LOOKING STATEMENTS .......................................   S-15

THE MORTGAGE POOL ................................................   S-15
        General ..................................................   S-15
        Assignment of the Mortgage Loans .........................   S-23

SERVICING OF MORTGAGE LOANS ......................................   S-24
        General ..................................................   S-24
        The Master Servicer ......................................   S-24
        Foreclosure, Delinquency and Loss Experience .............   S-25
        Servicing Compensation and Payment of Expenses ...........   S-28
        Adjustment to Master Servicing Fee in Connection with
          Principal Prepayments ..................................   S-28
        Advances .................................................   S-28
        Unanticipated Recoveries of Losses on the Mortgage Loans .   S-29

DESCRIPTION OF THE CERTIFICATES .......................................   S-29
        General .......................................................   S-29
        Book-Entry Certificates .......................................   S-30
        Payments on Mortgage Loans; Accounts ..........................   S-30
        Distributions on the Certificates .............................   S-31
        Allocation of Realized Losses on the Certificates .............   S-33
        Voting Rights .................................................   S-35
        Additional Rights of the Residual Certificateholders ..........   S-35
        Subordination .................................................   S-35
        Structuring Assumptions .......................................   S-37
        Optional Purchase of Defaulted Loans ..........................   S-38
        Optional Termination ..........................................   S-38
        The Trustee ...................................................   S-39
        Restrictions on Transfer of the Residual Certificates .........   S-39

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS .........................   S-39
        General .......................................................   S-39
        General Prepayment Considerations and Risks ...................   S-39
        Prepayment Considerations and Risks for the Class B Certificate   S-41
        Additional Information ........................................   S-41
        Weighted Average Lives of the Offered Certificates ............   S-42
        Decrement Tables ..............................................   S-42
        Last Scheduled Distribution Date ..............................   S-46

USE OF PROCEEDS .......................................................   S-46

MATERIAL FEDERAL INCOME TAX CONSEQUENCES ..............................   S-46

ERISA CONSIDERATIONS ..................................................   S-48

UNDERWRITING ..........................................................   S-49

LEGAL MATTERS .........................................................   S-50

RATINGS ...............................................................   S-50

GLOSSARY OF TERMS .....................................................   S-51

                                     SUMMARY

         This summary highlights selected information from this document and does not contain the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the certificates, you should read carefully this entire document and the accompanying prospectus.

         For the definitions of certain capitalized terms used in this prospectus supplement, see "Glossary of Terms" on page S-49.

The Issuer

         The Issuer of the certificates will be First Horizon Mortgage Pass-Through Trust 2001-7. The trust was created for the sole purpose of issuing the certificates.

Offered Certificates

         On the closing date, the trust will issue eight classes of certificates, five of which are being offered by this prospectus supplement and the accompanying prospectus. The assets of the trust that will support both the offered certificates and the non-offered certificates will consist of a pool of mortgage loans with a total principal balance of approximately $425,091,016 as of October 1, 2001.

         The following table shows the approximate initial principal balance, annual pass-through rate and type of each class of offered certificates:

-------------------------------------------------------------------------------------------------------
                        Class Certificate              Pass-Through
        Class               Balance                        Rate                          Type
        -----               -------                        ----                          ----
-------------------------------------------------------------------------------------------------------
Class A-1                  $411,275,400                   6.750%               senior
-------------------------------------------------------------------------------------------------------

Class A-R                  $        100                   6.750%               senior/residual
-------------------------------------------------------------------------------------------------------

Class B-1                  $  6,164,000                   6.750%               subordinated
-------------------------------------------------------------------------------------------------------

Class B-2                  $  2,975,000                   6.750%               subordinated
-------------------------------------------------------------------------------------------------------

Class B-3                  $  1,700,000                   6.750%               subordinated
-------------------------------------------------------------------------------------------------------

         The trust will also issue Class B-4, Class B-5 and Class B-6 Certificates which are not offered by this prospectus supplement.

         Depending on the final composition of the pool of mortgage loans sold to the trust, the principal balance of each class of certificates may increase or decrease from the amount listed above. Any difference between the total principal amount of the certificates on the date they are issued and the approximate total principal amount of the certificates on the date of this prospectus supplement will not exceed 5%.

         All classes of the offered certificates, other than the Class A-R Certificates, will be book-entry certificates.

         The trust will issue the certificates in the following minimum denominations/(1)/:

                      ---------------------------- -------------------------

                                  Class                Minimum Denomination
                                  -----                --------------------
                      ---------------------------- -------------------------
                                Class A-1                  $  25,000
                      ---------------------------- -------------------------
                                Class A-R                  $     100
                      ---------------------------- -------------------------
                                Class B-1                  $ 100,000
                      ---------------------------- -------------------------
                                Class B-2                  $ 100,000
                      ---------------------------- -------------------------
                                Class B-3                  $ 100,000
                      ---------------------------- -------------------------


      Certificates with principal balances in excess of these amounts, other than the Class A-R Certificates, will be issued in multiples of $1,000 above the minimum denomination.

-----------

/(1)/ If necessary, in order to aggregate the initial principal balance of a class, one certificate of such class will be issued in an incremental denomination of less than that shown.

      See "The Mortgage Pool," "Description of the Certificates -- General" and "-- Book-Entry Certificates" in this prospectus supplement and "Description of the Securities -- General," "-- Categories of Classes of Securities" and "-- Book-entry Registration of Securities" in the prospectus.

The Mortgage Loans

      First Horizon Home Loan Corporation originated or acquired all of the mortgage loans. The mortgage loans expected to be sold to the trust have the following characteristics as of October 1, 2001:

        .     Total current principal balance/(1)/: $425,091,016
        .     Original terms to maturity: 20 to 30 years
        .     Range of remaining terms to maturity:  between 239 and 360 months
        .     Range of annual interest rates:  between 7.000% and 8.125%
        .     Largest geographic concentration: 19.18% of the mortgage loans are secured by property located in California

-----------

/(1)/   Approximate, after deducting payments of principal due on or before
October 1, 2001, and subject to the variance described in this prospectus supplement.

        See "The Mortgage Pool-- General."

Cut-off Date

        October 1, 2001, the date as of which the aggregate principal balance of the mortgage loans is determined for purposes of this prospectus supplement, unless a different date is specified.

Closing Date

     On or about October 30, 2001.

Depositor

     First Horizon Asset Securities Inc.

Seller and Master Servicer

     First Horizon Home Loan Corporation

Trustee

     The Bank of New York

Distributions on the Certificates

     The trustee will make distributions on the certificates on the 25th day of each month. If the 25th is not a business day, the trustee will make distributions on the next business day. The first distribution date will be November 26, 2001.

     On each distribution date, the trustee will first pay to the senior certificates the amounts of interest and principal distributable to them from available funds. The trustee will then pay interest and principal to the subordinated certificates from the remaining available funds.

Interest Payments

     . The actual amount of interest you receive on your certificates on each distribution date will depend on:

          - the amount of interest accrued on your certificates;

          - the total amount of funds available for distribution; and

          - the amount of any accrued interest not paid on your certificates on earlier distribution dates.

     . If you are the holder of a senior certificate, the amount of interest payable to you will be in proportion to the interest payable on all of the senior certificates together. All of the senior certificates will receive these payments at the same time.

     . If you are the holder of a subordinated certificate, you will receive interest payments only after the trustee has paid interest and principal to:

          - all of the senior certificates; and

          - each class of subordinated certificates that ranks higher than your certificates.

     . The trustee will calculate interest on the basis of a 360-day year consisting of twelve 30-day months for each class of certificates.

Principal Payments

         . After interest payments have been made on all senior certificates, each class of senior certificates will also receive a payment of principal. If you are the holder of subordinated certificates, you will receive principal payments after (1) interest and principal have been paid on all the senior certificates and the subordinated certificates ranking senior to yours (if any) and (2) interest has been paid on your certificates. You should refer to "Description of the Certificates -- Distributions on the Certificates" for a description of the amount of principal payable to you and the priority in which it will be paid.

         . The amount and timing of principal you receive on your certificates will depend on:

              - the various priorities and formulas described in this prospectus supplement that determine the allocation of principal payments to your certificates; and

              - the amounts actually available for distribution as principal.

         . Because of the principal allocation formulas described in this prospectus supplement, the senior certificates will receive principal payments at a faster rate than the subordinated certificates for at least the first nine years after the issuance of the certificates.

You should refer to "Description of the Certificates -- Distributions on the Certificates -- Allocation of Available Funds."

Optional Termination

         The master servicer may purchase all of the remaining assets of the trust after the principal balance of the mortgage loans and real estate owned by the trust declines below 10% of the principal balance of the mortgage loans as of October 1, 2001.

         See "Description of the Certificates -- Optional Termination."

Advances

         The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

         See "Servicing of Mortgage Loans -- Advances."

Credit Enhancement

         If you are the holder of a senior certificate, your certificate will benefit from the credit enhancement provided by the subordination of the subordinated certificates.

         This subordination will benefit the senior certificates in two ways:

         . The senior certificates will have a preferential right over the subordinated certificates to receive funds available for interest and principal distributions.

         . The subordinated certificates will absorb all losses on the mortgage loans up to the level described in this prospectus supplement.

         If you are the holder of a senior certificate, you should keep in mind, however, that the subordination of the subordinated certificates offers only limited protection against the loss of your investment. If you are the holder of a subordinated certificate, your certificate will benefit from the credit enhancement provided by the subordination of any lower-ranking classes of subordinated certificates. This subordination will, however, offer only limited protection against the loss of your investment.

Tax Status

         The trust will elect to be treated, for federal income tax purposes as a REMIC. The classes of certificates that are designated as the regular certificates will represent regular interests in the REMIC. The Class A-R Certificates will represent the sole class of residual interests in the REMIC.

         See "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

ERISA Considerations

         A pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986 may purchase the senior certificates, other than the Class A-R Certificates, and the Class B-1, Class B-2 and Class B-3 Certificates, so long as the conditions described under "ERISA Considerations" are met.

         See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Legal Investment

         The senior certificates and the Class B-1 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B-2 and Class B-3 Certificates will not be mortgage related securities for purposes of that act.

         See "Legal Investment" in the prospectus.

Ratings

         The classes of certificates listed below will not be offered unless they are assigned the following ratings by Fitch and S&P.

--------------------------------------------------------------------------------
            Class               Fitch Rating                 S&P Rating
            -----               ------------                 ----------
--------------------------------------------------------------------------------
Class A-1                           AAA                         AAA
--------------------------------------------------------------------------------
Class A-R                           AAA                         AAA
--------------------------------------------------------------------------------
Class B-1                           N/A                          AA
--------------------------------------------------------------------------------
Class B-2                           N/A                          A
--------------------------------------------------------------------------------
Class B-3                           N/A                         BBB
--------------------------------------------------------------------------------

         A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies. You should refer to "Ratings" in this prospectus supplement to learn more about the significance and limitations of ratings.

                                  RISK FACTORS

         The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates. You should also carefully consider the information set forth under "Risk Factors" on page 6 of the prospectus.

Certificates may not be
  appropriate investments
  for some investors...............  The certificates may not be an appropriate investment for you if you do not have
                                     sufficient resources or expertise to
                                     evaluate the particular characteristics of the applicable class of certificates. This may be the case because, among other things:

                                     .   if you purchase your certificates at a
                                         price other than par, your yield to
                                         maturity will be sensitive to the
                                         uncertain rate and timing of principal
                                         prepayments on the mortgage loans;

                                     .   the certificates may be inappropriate
                                         investments for you if you require a
                                         distribution of a particular amount of
                                         principal on a specific date or an
                                         otherwise predictable stream of
                                         distributions because the rate of
                                         principal distributions on, and the
                                         weighted average lives of, the
                                         certificates will be sensitive to the
                                         uncertain rate and timing of principal
                                         payments on the mortgage loans and the
                                         priority of principal distributions
                                         among the classes of certificates;

                                     .   you may not be able to reinvest the
                                         principal amounts distributed on your
                                         certificates, which in general are
                                         expected to be greater during periods
                                         of relatively low interest rates, at a
                                         rate that is as high as your
                                         pass-through rate or your expected
                                         yield;

                                     .   unless a secondary market for the
                                         certificates develops, the certificates
                                         may be illiquid investments; and

                                     .   you must report interest as well as
                                         original issue discount, if any, on the
                                         accrual method of accounting, even if
                                         you are otherwise using the cash method
                                         of accounting.

                                     You should also carefully consider the
                                     further risks discussed below and under the heading "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and under the heading "Risk Factors" in the prospectus.

Prepayments are unpredictable
  and will affect the yield on
  your certificates...............   Borrowers may prepay their mortgage loans
                                     in whole or in part at any time. We cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan, however, will usually result in an accelerated payment on the certificates and will affect the yield to maturity on your certificates. In addition, you will be subject to any reinvestment risks resulting from faster or slower prepayments of mortgage loans.

                                     The rate of principal payments on the
                                     mortgage loans will be affected by, among other things:

                                     .   the amortization schedules of the
                                         mortgage loans;

                                     .   the rate of principal prepayments,
                                         including partial prepayments and those
                                         resulting from refinancing, by
                                         mortgagors;

                                     .   liquidations of defaulted mortgage
                                         loans;

                                     .   repurchases of mortgage loans by the
                                         seller as a result of defective
                                         documentation or breaches of
                                         representations and warranties;

                                     .   optional purchase by the master
                                         servicer of defaulted mortgage loans;
                                         and

                                     .   the optional purchase by the seller of
                                         all of the mortgage loans in connection
                                         with the termination of the trust.

                                     The rate of payments, including
                                     prepayments, on the mortgage loans may be influenced by a variety of economic, geographic, social and other factors, including the following:

                                     .   If prevailing rates for similar
                                         mortgage loans fall below the mortgage
                                         rates on the mortgage loans owned by
                                         the trust, we would expect the rate of
                                         prepayment to increase. Increased
                                         prepayments could result in a faster
                                         return of principal to you at a time
                                         when you may not be able to reinvest
                                         the principal at an interest rate as
                                         high as the pass-through rate or
                                         expected yield on your certificates.

                                     .   If interest rates on similar mortgage
                                         loans rise above the mortgage rates on
                                         the mortgage loans owned by the trust,
                                         we would expect the rate of prepayment
                                         to decrease. Reduced prepayments could
                                         result in a slower return of principal
                                         to you at a time when
                                         you may be able to reinvest the
                                         principal at a higher rate of interest
                                         than the pass-through rate or expected
                                         yield on your certificates.

                                     .   Refinancing programs, which may involve
                                         soliciting all or some of the
                                         mortgagors to refinance their mortgage
                                         loans, may increase the rate of
                                         prepayments on the mortgage loans. The
                                         master servicer or its affiliates may
                                         offer these refinancing programs from
                                         time to time, including streamlined
                                         documentation programs as well as
                                         programs under which a mortgage loan is
                                         modified to reduce the interest rate.

                                     See "Yield, Prepayment and Maturity
                                     Considerations" and "Description of the
                                     Certificates -- Optional Termination" in this prospectus supplement and "The Agreements -- Assignment of the Trust Fund Assets," and "-- Termination; Optional Termination" in the prospectus.

The effect of prepayments on
  certificates purchased at a
  premium or discount
  may be severe...................   The rate of payments, including
                                     prepayments, on the mortgage loans owned by the trust can adversely affect the yield you receive on your certificates. For example:

                                     .   If you purchase your certificates at a
                                         discount and principal is repaid slower
                                         than you anticipate, then your yield
                                         may be lower than you anticipate.

                                     .   If you purchase your certificates at a
                                         premium and principal is repaid faster
                                         than you anticipate, then your yield
                                         may be lower than you anticipate.

                                     See "Yield, Prepayment and Maturity
                                     Considerations."

We cannot guarantee
  you regular payments
  on your certificates............   The amounts you receive on your
                                     certificates will depend on the amount of the payments borrowers make on the mortgage loans. Because we cannot predict the rate at which borrowers will repay their loans, you may receive distributions on your certificates in amounts that are larger or smaller than you expect. In addition, the life of your certificates may be longer or shorter than anticipated. Because of this, we cannot guarantee that you will receive distributions at any specific future date or in any specific amount.

Subordination may not be
  sufficient to protect senior
  certificates from losses.........  Credit enhancement will be provided for the certificates, first, by the right of the holders of certificates to receive payments of principal before the classes subordinate to them and, second, by the allocation of realized losses to subordinated classes in the inverse order of their subordination. The first form of credit enhancement is provided by using collections on the mortgage loans otherwise payable to holders of subordinated classes to pay amounts due on more senior classes. Collections otherwise payable to subordinated classes are the sole source of funds from which this type of credit enhancement is provided. With respect to the second form of enhancement, realized losses are allocated to the subordinated certificates, beginning with the subordinated certificates with the lowest payment priority, until the principal amount of that class has been reduced to zero. Subsequent realized losses will be allocated to the next most subordinate classes of subordinated certificates sequentially, until the class certificate balance of each succeeding class has been reduced to zero.

                                     Accordingly, if the class certificate
                                     balance of each subordinated class were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the senior certificates. Furthermore, the subordinated classes will provide only limited protection against some categories of losses such as special hazard losses, bankruptcy losses and fraud losses in excess of the amounts specified in this prospectus supplement. Any losses in excess of those amounts will be allocated pro rata to each class, even if the class certificate balance of each subordinated class has not been reduced to zero. Among the subordinated certificates the Class B-1 Certificates are the least subordinated, that is, they have the highest payment priority. Then come the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, in that order.

                                     See "Credit Enhancement-- Subordination of
                                     Certain Classes."

Concentration of California
  mortgage loans may increase
  risk of losses on your
  certificates.....................  Approximately 19.18% of the mortgage loans
                                     (by principal balance) expected to be in the trust on the closing date are secured by property in California. Accordingly, you should consider the following risks associated with property located in
                                     California:

                                     .   Property in California may be more
                                         susceptible than homes located in other
                                         parts of the country to certain types
                                         of uninsurable or uninsured hazards,
                                         such as earthquakes, fires, floods,
                                         mudslides and other natural disasters.

                                     .   Economic conditions in California,
                                         which may or may not affect real
                                         property values, may affect the ability
                                         of borrowers to repay their loans on
                                         time.

                                     .   California's economic condition and
                                         housing market may be adversely
                                         affected by a variety of events,
                                         including natural disasters such as
                                         earthquakes, hurricanes, floods and
                                         eruptions, mudslides and brushfires and
                                         civil disturbances such as riots. If
                                         these occur, the rates of delinquency,
                                         foreclosure, bankruptcy and loss on the
                                         mortgage loans may increase.

                                     .   Declines in the California residential
                                         real estate market may reduce the
                                         values of properties located in
                                         California, which would result in an
                                         increase in the loan-to-value ratios.

                                     .   Any increase in the market value of
                                         properties located in California would
                                         reduce the loan-to-value ratios and
                                         could, therefore, make alternative
                                         sources of financing available to the
                                         borrowers at lower interest rates,
                                         which could result in an increased rate
                                         of prepayment of the mortgage loans.

Residual Certificates have
  adverse tax consequences.........  The Class A-R Certificates will be the sole class of "residual interests" in the REMIC for federal income tax purposes.

                                     Holders of Class A-R Certificates must
                                     report as ordinary income or loss their pro rata share of the net income or the net loss of the REMIC whether or not any cash distributions are made to them. This allocation of income or loss may result in a zero or negative after-tax return. No cash distributions are expected to be made with respect to the Class A-R Certificates, except for the initial principal balance for each such class of $100 and related interest.

                                     Due to their tax consequences, the Class
                                     A-R Certificates will be subject to
                                     restrictions on transfer that may affect their liquidity. In addition, the Class A-R Certificates may not be acquired by employee benefit plans subject to ERISA.

                                     See "Description of the Certificates --
                                     Restrictions on Transfer of the Residual
                                     Certificates," "ERISA

                                 Considerations" and "Material Federal Income
                                 Tax Consequences" in this prospectus
                                 supplement.

Recent attacks and
  military action ............   The effects that the recent attacks in the
                                 United States and related military action may have on the performance of the mortgage loans cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the mortgage loans. Federal agencies and non-government lenders may defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by recent and possible future events. In addition, activation of a substantial number of U.S. military reservists or members of the National Guard may significantly increase the proportion of loans whose interest rates are reduced by application of the Soldiers' and Sailors' Civil Relief Act of 1940. Any such application may result in interest shortfalls on the certificates.
                                 Neither the seller, depositor or master
                                 servicer is obligated to make any payments to certificateholders to offset any such shortfalls, nor will excess interest or other amounts generated by the mortgage loans be applied to reduce such shortfalls.

                           FORWARD LOOKING STATEMENTS

         We caution you that certain statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences, effects of prepayments, changes in interest rates and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

                                THE MORTGAGE POOL

General

         The depositor will purchase mortgage loans in the mortgage pool from the seller pursuant to a pooling and servicing agreement among the depositor, First Horizon, as seller and master servicer, and the Bank of New York, as trustee. The seller will have directly originated or acquired the mortgage loans from various unaffiliated third parties. All of the mortgage loans were underwritten substantially in accordance with the seller's underwriting standards. See "Loan Program -- Underwriting Standards" in the prospectus. The depositor will cause the mortgage loans to be assigned to the trustee for the benefit of the certificateholders pursuant to the pooling and servicing agreement.

         Under the pooling and servicing agreement, the seller will make certain representations, warranties and covenants to the depositor relating to, among other things, the due execution and enforceability of the pooling and servicing agreement and certain characteristics of the mortgage loans and, subject to the limitations described under "-- Assignment of the Mortgage Loans," will be obligated to repurchase or substitute a similar mortgage loan for any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affect the interests of the certificateholders in the mortgage loan. The seller will represent and warrant to the depositor in the pooling and servicing agreement that the mortgage loans were selected from among the outstanding one- to four-family mortgage loans in the seller's portfolio as to which the representations and warranties set forth in the pooling and servicing agreement can be made and that the selection was not made in a manner intended to adversely affect the interests of the certificateholders. See "Loan Program -- Representations by Sellers; Repurchases" in the prospectus. Under the pooling and servicing agreement, the depositor will assign all its interest in the representations, warranties and covenants, including the seller's repurchase obligation, to the trustee for the benefit of the certificateholders. The depositor will make no representations or warranties with respect to the mortgage loans and will have no obligation to repurchase or substitute mortgage loans with deficient documentation or which are otherwise defective. The seller is selling the mortgage loans to the depositor without recourse and will have no obligation with respect to the certificates in its capacity as seller other than the repurchase and substitution obligations described above. The obligations of the master servicer with respect to the certificates are limited to the master servicer's contractual servicing obligations under the pooling and servicing agreement.

         Information with respect to the mortgage loans expected to be included in the mortgage pool is set forth under this heading. Before the closing date, mortgage loans may be removed from the mortgage pool and other mortgage loans may be substituted for them. The depositor believes that the information set forth in this prospectus supplement with respect to the mortgage pool as presently constituted is representative of the characteristics of the mortgage pool as it will be constituted at the closing date, but some characteristics of the mortgage loans in the mortgage pool may vary. Unless otherwise indicated, information presented in this prospectus supplement expressed as a percentage, other than rates of interest, are approximate percentages based on the aggregate Stated Principal Balances of the mortgage loans as of the cut-off date. No more than 5% of the mortgage loans relative to the cut-off date pool principal balance will deviate from the mortgage loan characteristics described under this heading.

         As of the cut-off date, the aggregate of the Stated Principal Balances of the mortgage loans is expected to be approximately $425,091,016, which is referred to as the cut-off date pool principal balance. The mortgage loans provide for the amortization of the amount financed over a series of substantially equal monthly payments. The due date for each mortgage loan is the first day of each calendar month. At origination, substantially all of the mortgage loans had stated terms to maturity of 30 years. Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than their scheduled due dates will not affect the amortization schedule or the relative application of the payments to principal and interest. The mortgagors may prepay their mortgage loans at any time without penalty.

         Substantially all of the mortgage loans are jumbo mortgage loans that have principal balances at origination that exceed the then applicable limitations for purchase by Fannie Mae and Freddie Mac. Substantially all of the mortgage loans were underwritten pursuant to full/alternative documentation loan programs. See "Loan Program -- Underwriting Standards -- General Standards for First-Lien Mortgage Loans" and "-- Guide Standards" in the prospectus.

         Each mortgage loan was originated on or after November 24, 1999.

         The latest stated maturity date of any mortgage loan is October 1, 2031. The earliest stated maturity date of any mortgage loan is September 1, 2021.

         As of the cut-off date, no mortgage loan was delinquent more than 30 days.

         Substantially all of the mortgage loans will not be subject to buydown agreements. No mortgage loan provides for deferred interest or negative amortization.

         No mortgage loan has a loan-to-value ratio at origination of more than 95%. Generally, each mortgage loan with a loan-to-value ratio at origination of greater than 80% is covered by a primary mortgage guaranty insurance policy issued by mortgage insurance company acceptable to Fannie Mae or Freddie Mac. The primary mortgage guaranty insurance policy provides coverage in an amount equal to a specified percentage times the sum of the Stated Principal Balance of the related mortgage loan, the accrued interest on the related mortgage loan and the related foreclosure expenses. The specified percentage is generally 12% for loan-to-value ratios between 80.01% and 85.00%, 25% for loan-to-value ratios between 85.01% and 90.00%, and 30% for loan-to-value ratios between 90.01% and 95.00%.

         No primary mortgage guaranty insurance policy will be required with respect to any mortgage loan

         . after the date on which the related loan-to-value ratio is 80% or less or, based on a new appraisal, the Stated Principal Balance of the mortgage loan represents 80% or less of the new appraised value or

         . if maintaining the primary mortgage guaranty insurance policy is prohibited by applicable law.

         The loan-to-value ratio of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the Stated Principal Balance of the related mortgage loan at the date of determination and the denominator of which is

         . in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale, or

         . in the case of a refinancing, the appraised value of the mortgaged property at the time of refinancing, except in the case of a mortgage loan underwritten pursuant to First Horizon's Streamlined Documentation Program as described in the prospectus under "Loan Program -- Underwriting Standards."

         For mortgage loans originated pursuant to First Horizon's Streamlined Documentation Program

         . if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 90% or less, the loan-to-value ratio will be the ratio of the principal amount of the mortgage loan outstanding at the date of determination divided by the appraised value of the related mortgaged property at the time of the origination of the mortgage loan being refinanced or

         . if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 90%, then the loan-to-value ratio will be the ratio of the principal amount of the mortgage loan outstanding at the date of determination divided by the appraised value as determined by a limited appraisal report at the time of the origination of the mortgage loan.

         See "Loan Program -- Underwriting Standards -- General Standards for First-Lien Mortgage Loans" and "-- Guide Standards" in the prospectus.

         No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the loan-to-value ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the affected mortgage loans.

         The following information sets forth in tabular format certain information, as of the cut-off date, as to the mortgage loans. Other than with respect to rates of interest, percentages (approximate) are reported by aggregate Stated Principal Balance of the mortgage loans as of the cut-off date and have been rounded in order to total 100%.

                                 MORTGAGE RATES
                                 --------------

                                                                   Aggregate
                                             Number of          Principal Balance       Percentage of
Current Gross Coupon (%)                   Mortgage Loans          Outstanding          Mortgage Pool
------------------------                   --------------       -----------------       -------------
7.000...................................         105             $ 45,316,659.90           10.66%
7.125...................................         136               55,744,331.74           13.11
7.250...................................         279              113,970,616.01           26.81
7.325...................................           1                  363,720.25            0.09
7.375 ..................................         275              112,959,555.22           26.57
7.500...................................         150               62,746,647.76           14.76
7.625...................................          49               21,552,220.72            5.07
7.750...................................          23                9,151,106.27            2.15
7.875...................................           7                2,593,980.68            0.61
8.000...................................           1                  381,984.99            0.09
8.125...................................           1                  310,192.27            0.07
                                               -----             ---------------         -------
       TOTAL:...........................       1,027             $425,091,015.81          100.00%
                                               =====             ===============          =======

         As of the cut-off date, the weighted average mortgage rate of the mortgage loans, as so adjusted, is expected to be approximately 7.312%. The mortgage interest rates on a per annum basis range between 7.000% and 8.125%.

                  [remainder of page intentionally left blank]

                    CURRENT MORTGAGE LOAN PRINCIPAL BALANCES

                                                                         Aggregate
                                                  Number of          Principal Balance           Percentage of
Current Mortgage Loan Amounts ($)               Mortgage Loans          Outstanding              Mortgage Pool
---------------------------------               --------------       -----------------           -------------
250,001.00 - 300,000.00......................         76              $ 22,370,578.36                 5.26%
300,001.00 - 350,000.00......................        316               103,617,761.13                24.38
350,001.00 - 400,000.00......................        232                87,096,826.77                20.49
400,001.00 - 450,000.00......................        134                57,281,031.65                13.48
450,001.00 - 500,000.00......................        105                50,104,252.89                11.79
500,001.00 - 550,000.00......................         41                21,410,284.29                 5.04
550,001.00 - 600,000.00......................         41                23,796,247.05                 5.60
600,001.00 - 650,000.00......................         45                28,725,198.80                 6.76
650,001.00 - 700,000.00......................          7                 4,760,285.69                 1.12
700,001.00 - 750,000.00......................          5                 3,639,300.90                 0.86
750,001.00 - 800,000.00......................          4                 3,101,989.93                 0.73
800,001.00 - 850,000.00......................          5                 4,115,815.22                 0.97
850,001.00 - 900,000.00......................          6                 5,271,544.42                 1.24
900,001.00 - 950,000.00......................          2                 1,842,631.04                 0.43
950,001.00 - 1,000,000.00....................          7                 6,938,944.73                 1.63
1,000,001.00 - 1,100,000.00..................          1                 1,018,322.94                 0.24
                                                   -----              ---------------               -------
           TOTALS:...........................      1,027              $425,091,015.81               100.00%
                                                   =====              ===============               =======

         As of the cut-off date, the average principal balance of the mortgage loans is expected to be $413,915.30.


                          ORIGINAL LOAN-TO-VALUE RATIOS

                                                                         Aggregate
                                                  Number of          Principal Balance           Percentage of
Current Mortgage Loan Amounts ($)               Mortgage Loans          Outstanding              Mortgage Pool
---------------------------------               --------------       -----------------           -------------
50.00 and Below.............................         53                $ 25,285,381.02               5.95%
50.01 to 55.00..............................         17                   7,473,177.30               1.76
55.01 to 60.00..............................         40                  16,462,015.17               3.87
60.01 to 65.00..............................         73                  31,182,294.05               7.34
65.01 to 70.00..............................        101                  47,252,493.61              11.12
70.01 to 75.00..............................        119                  49,690,409.99              11.69
75.01 to 80.00..............................        565                 227,576,557.94              53.54
80.01 to 85.00..............................          8                   2,799,334.34               0.66
85.01 to 90.00..............................         41                  14,332,481.62               3.37
90.01 to 95.00..............................         10                   3,036,870.77               0.71
                                                 ------                ---------------             -------
     TOTALS:................................      1,027                $425,091,015.81             100.00%
                                                 ======                ===============             =======

         The weighted average original loan-to-value ratio of the mortgage loans is expected to be approximately 73.19%.

                               STATE DISTRIBUTION
                             OF MORTGAGE PROPERTIES

                                                                           Aggregate
                                              Number of                Principal Balance          Percent of
State                                       Mortgage Loans               Outstanding             Mortgage Pool
-----                                       --------------           ---------------------      -------------
Arizona..................................         25                   $  10,970,975.37              2.58%
California...............................        198                      81,547,693.98             19.18
Colorado.................................         50                      19,532,124.83              4.59
Connecticut..............................          6                       1,980,938.86              0.47
Delaware.................................          3                       1,370,189.98              0.32
District of Columbia.....................          2                         637,736.32              0.15
Florida..................................         38                      15,050,271.56              3.54
Georgia..................................         34                      14,127,791.73              3.32
Illinois.................................          8                       2,816,355.65              0.66
Indiana..................................          1                         353,730.64              0.08
Iowa.....................................          1                         525,403.81              0.12
Kansas...................................          2                         629,270.37              0.15
Kentucky.................................          2                         792,235.27              0.19
Maine....................................          1                         349,438.57              0.08
Maryland.................................         92                      39,705,536.15              9.34
Massachusetts............................         89                      38,832,237.25              9.14
Michigan.................................         12                       4,552,438.25              1.07
Minnesota................................          9                       3,596,654.23              0.85
Mississippi..............................          1                         359,719.16              0.08
Missouri.................................          4                       1,727,615.90              0.41
Nebraska.................................          3                       1,273,417.53              0.30
Nevada...................................         19                       7,927,695.58              1.86
New Hampshire............................         12                       4,924,110.92              1.16
New Jersey...............................         50                      19,577,460.16              4.61
New Mexico...............................          2                         835,000.00              0.20
New York.................................          8                       3,473,690.42              0.82
North Carolina...........................         51                      21,259,346.81              5.00
Oregon...................................         29                      11,514,304.71              2.71
Pennsylvania.............................          7                       3,121,140.95              0.73
Rhode Island.............................          8                       3,155,414.79              0.74
South Carolina...........................         14                       5,678,146.84              1.34
Tennessee................................         34                      14,669,949.30              3.45
Texas....................................         45                      20,316,409.27              4.78
Utah.....................................          1                         316,504.17              0.07
Vermont..................................          4                       1,405,888.26              0.33
Virginia.................................         98                      39,959,101.70              9.40
Washington...............................         64                      26,225,076.52              6.17
                                               -----                    ---------------            ------
          TOTALS:........................      1,027                    $425,091,015.81            100.00%
                                               =====                    ===============            ======

          No more than approximately 1.144% of the mortgage loans are secured by mortgaged properties located in any one postal zip code area.

                            PURPOSE OF MORTGAGE LOANS

                                                                     Aggregate
                                              Number of           Principal Balance            Percent of
Loan Purpose                                Mortgage Loans           Outstanding              Mortgage Pool
------------                                --------------        -----------------           -------------
Purchase.................................         520               $213,793,815.85               50.29%
Refinance (rate/term)....................         305                129,835,734.29               30.54
Refinance (cash out).....................         202                 81,461,465.67               19.16
                                                  ---               ---------------              -------
           TOTALS:.......................       1,027               $425,091,015.81              100.00%
                                                =====               ===============              =======


                          TYPES OF MORTGAGED PROPERTIES

                                                                     Aggregate
                                             Number of            Principal Balance      Percent of
Property Type                              Mortgage Loans            Outstanding        Mortgage Pool
-------------                              --------------         -----------------     -------------
Single Family*..........................         958                $398,599,538.71         93.77%
Planned Unit............................          41                  15,130,235.37          3.56
Condominium.............................          20                   7,906,207.35          1.86
2-4 Family..............................           8                   3,455,034.38          0.81
                                               -----                ---------------        -------
           TOTALS:......................       1,027                $425,091,015.81        100.00%
                                               =====                ===============        =======

*Includes detached units within planned unit developments.

                                 OCCUPANCY TYPES

                                                                    Aggregate
                                            Number of           Principal Balance          Percent of
Occupancy Type                            Mortgage Loans            Outstanding           Mortgage Pool
--------------                            --------------         ----------------         -------------
Primary Residence......................        991                $410,350,926.07             96.53%
Second Residence.......................         30                  12,793,372.83              3.01
Investor Property......................          6                   1,946,716.91              0.46
                                             -----                ---------------            -------
           TOTALS:.....................      1,027                $425,091,015.81            100.00%
                                             =====                ===============            =======

         The information shown in the above table is based upon representations of the mortgagor at the time of origination of the mortgage loans.

                           REMAINING TERMS TO MATURITY
                           ---------------------------

                                                         Aggregate
Remaining Term to            Number of              Principal Balance         Percent of
 Maturity (Months)         Mortgage Loans               Outstanding          Mortgage Pool
------------------         --------------          ---------------------     -------------
        239...............        2                   $ 793,553.25                   0.19%
        240...............        1                     620,000.00                   0.15
        299...............        1                     324,606.67                   0.08
        300...............        1                     320,000.00                   0.08
        338...............        1                     408,743.04                   0.10
        345...............        2                     974,223.35                   0.23
        348...............        1                     319,437.63                   0.08
        350...............        1                     349,156.31                   0.08
        352...............        1                     545,500.48                   0.13
        354...............        6                   2,591,779.72                   0.61
        355...............        2                     707,285.48                   0.17
        356...............        4                   1,593,199.84                   0.37
        357...............        43                 18,384,376.64                   4.32
        358...............       304                125,805,513.93                  29.59
        359...............       474                198,373,847.62                  46.67
        360...............       183                 72,979,791.85                  17.17
                                 ---                --------------                  -----

     TOTALS:..............     1,027               $425,091,015.81                 100.00%
                               =====               ===============                 ======


         As of the cut-off date, the weighted average remaining term to maturity of the mortgage loans is expected to be approximately 358 months.

                                   FICO SCORES
                                   -----------

                                                             Aggregate Principal
                                      Number of                    Balance             Percent of
        FICO Score                  Mortgage Loans               Outstanding          Mortgage Pool
        ----------                  --------------           -------------------      -------------
600 - 649............................    32                   $  12,484,194.70             2.94%
650 - 659............................    23                       9,778,091.57             2.30
660 - 669............................    36                      14,176,610.71             3.33
670 - 679 ...........................    48                      19,100,956.82             4.49
680 - 689............................    54                      20,235,219.27             4.76
690 - 699............................    58                      24,627,811.76             5.79
700 - 709............................    62                      25,789,950.07             6.07
710 - 719............................    63                      26,194,735.69             6.16
720 - 729............................    73                      30,611,758.45             7.20
730 - 739............................    78                      33,526,123.50             7.89
740 - 749............................    78                      34,544,200.31             8.13
750 - 759............................    82                      34,237,105.83             8.05
760 - 769............................    84                      34,418,189.89             8.10
770 - 779............................    85                      34,424,437.86             8.10
780 - 789............................    78                      32,589,598.64             7.67
790 - 799............................    69                      28,743,100.02             6.76
800 +................................    24                       9,608,930.72             2.26
                                        ---                    ---------------             ----


           TOTALS:................... 1,027                    $425,091,015.81           100.00%
                                      =====                    ===============           =======

Assignment of the Mortgage Loans

         Pursuant to the pooling and servicing agreement and on the closing date, the depositor will sell, without recourse, all of its interest in the mortgage loans and the other assets included in the trust fund, including all principal and interest received on the mortgage loans after the cut-off date, to the trustee in trust for the benefit of the certificateholders.

         In connection with the sale, the depositor will deliver or cause to be delivered to the trustee, or a custodian for the trustee, the mortgage file for each mortgage loan, which contains, among other things,

         o the original mortgage note, including any modifications or amendments, endorsed in blank without recourse, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost,

         o the original mortgage creating a first lien on the related mortgaged property with evidence of recording,

         o        an assignment in recordable form of the mortgage,

         o the title policy with respect to the related mortgaged property, if available, provided that the title policy will be delivered as soon as it becomes available, and if the title policy is not available, and to the extent required in connection with the rating of the certificates, a written commitment or interim binder or preliminary report of the title issued by the title insurance or escrow company with respect to the mortgaged property, and

         o if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to the mortgage note and mortgage,

except for any documents not returned from the public recording office or an original or certified copy of the applicable title policy, to the extent unavailable, each of which will be delivered to the trustee as soon as the same is available to the depositor.

         With respect to up to 25% of the mortgage loans, the depositor may deliver all or a portion of each related mortgage file to the trustee (or the custodian, as applicable) not later than thirty days after the closing date. Assignments of the mortgage loans to the trustee or its nominee will be recorded in the appropriate public office for real property records in each state where recording is required in order to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the seller.

         The trustee (or the custodian, as applicable) will review each mortgage file within 90 days of the closing date, or promptly after the trustee's (or custodian's) receipt of any document permitted to be delivered after the closing date, and if any document in a mortgage file is found to be missing or materially defective and the seller does not cure the defect within 90 days after receiving notice of the defect from the trustee (or custodian), or within such longer period not to exceed 720 days after the closing date as provided in the pooling and servicing agreement in the case of missing documents not returned from the public recording office or in the case of the original or certified copy of the applicable title policy, the seller will be obligated to repurchase the affected mortgage loan from the trust fund. Rather than repurchase the mortgage loan as provided above, the seller may, at its option, remove the affected mortgage loan (referred to as a deleted mortgage loan) from the trust fund and substitute in its place another mortgage loan (referred to as a replacement mortgage loan); however, a substitution will only be permitted within two years of the closing date and may not be made unless an opinion of counsel is provided to the trustee to the effect that the substitution will not disqualify a REMIC or result in a prohibited transaction tax under the Code.

         On the date of substitution, any replacement mortgage loan will

         o have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the principal balance of the deleted mortgage loan, provided that the seller will deposit a Substitution Adjustment Amount into the Certificate Account for distribution to the certificateholders on the related distribution date,

         o have a Net Mortgage Rate not lower than the lower of (a) the Net Mortgage Rate of the deleted mortgage loan, or (b) 6.75%; provided that the master servicing fee for the replacement mortgage loan shall be the same as that of the deleted mortgage loan,

         o have a mortgage rate not lower than, and not more than one percentage point per annum higher than, that of the deleted mortgage loan,

         o have a loan-to-value ratio not higher than that of the deleted mortgage loan,

         o have a remaining term to maturity not greater than, and not more than one year less than, the remaining term to maturity of the deleted mortgage loan, and

         o comply with all of the representations and warranties set forth in the pooling and servicing agreement as of the date of substitution.

This cure, repurchase or substitution obligation of the seller constitutes the sole remedy available to certificateholders or the trustee for omission of, or a material defect in, a mortgage loan document.

                           SERVICING OF MORTGAGE LOANS

General

         The master servicer will service the mortgage loans in accordance with the terms set forth in the pooling and servicing agreement. See "The Agreements" in the prospectus. The master servicer may perform any of its obligations under the pooling and servicing agreement through one or more subservicers. Notwithstanding any subservicing arrangement, the master servicer will remain liable for its servicing duties and obligations under the pooling and servicing agreement as if the master servicer alone were servicing the mortgage loans.

The Master Servicer

         First Horizon will act as master servicer for the mortgage loans pursuant to the pooling and servicing agreement. First Horizon is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells and services mortgage loans. First Horizon originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. First Horizon's mortgage loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

         At September 30, 2001, First Horizon provided servicing for approximately $47.544 billion aggregate principal amount of mortgage loans, including certain mortgage loans for which the servicing rights have been sold by the master servicer but not yet transferred. Substantially all of these mortgage loans are being serviced for unaffiliated persons.

         The principal executive offices of First Horizon are located at 4000 Horizon Way, Irving, Texas 75063.

         First Horizon initially services substantially all of the mortgage loans it originates or acquires. In addition, First Horizon has purchased in bulk the rights to service mortgage loans originated by other lenders. Servicing includes collecting and remitting loan payments, accounting for principal and interest, holding escrow (impound) funds for payment of taxes and insurance, making inspections as required of the mortgaged premises, contacting delinquent mortgagors, supervising foreclosures in the event of unremedied defaults and generally administering the loans, for which First Horizon receives servicing fees. First Horizon has in the past and may in the future sell to other mortgage bankers a portion of its portfolio of loan servicing rights. In addition, see "The Agreements -- Evidence as to Compliance" in the prospectus for a description of the annual servicing report and the report of the independent public accountants required to be provided by First Horizon in its capacity as master servicer under the pooling and servicing agreement.

Foreclosure, Delinquency and Loss Experience

         Historically, a variety of factors, including the appreciation of real estate values, have limited the master servicer's loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the master servicer's control, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

         A general deterioration of the real estate market in regions where the Mortgaged Properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, the master servicer may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

         The master servicer generally follows the guidelines established by Fannie Mae with respect to foreclosure and liquidation of mortgage loans. These guidelines provide for the commencement of foreclosure proceedings when a scheduled monthly payment has become 90 days past due.

         The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all jumbo first lien mortgage loans serviced or master serviced by the master servicer. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of the master servicer's jumbo loan servicing portfolio which increased from approximately $3.169 billion at December 31, 1998, to approximately $4.778 billion at December 31, 1999 to approximately $5.601 billion at December 31, 2000, and to approximately $6.885 billion at September 30, 2001. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of the experience on the mortgage loans underlying the certificates:

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                                              Delinquency and Foreclosure Experience in First Horizon's Portfolio
                                                     of One-to-Four Family, Jumbo Residential Mortgage Loans

                                                                       As of December 31,
                                                                       ------------------
                                      1998                                    1999                                2000
                                      ----                                    ----                                ----
                     No. of   % of   Principal     % of     No. of   % of    Principal   % of     No. of    % of  Principal   % of
                      Loans  Loans   Balance($)   Balance    Loans   Loans   Balance($)  Balance   Loans    Loans Balance($) Balance
                     ------  -----   ----------   -------    -----   -----   ----------  -------   -----    ----- ---------- -------
JUMBO LOAN

PORTFOLIO


Total Portfolio      10,160          3,169,165              14,819          4,778,328             17,092         5,601,296

Period of
  Delinquency

30-59 Days              120  1.18%      35,247     1.11%       175   1.18%     53,661     1.12%      257    1.50%   82,755     1.48%
60-89 Days               16  0.16%       6,473     0.20%        20   0.13%      7,663     0.16%       46    0.27%   14,255     0.25%
90 Days or more          32  0.31%       8,932     0.28%        31   0.21%      8,248     0.17%       27    0.16%    7,742     0.14%

Foreclosures Pending     15  0.15%       3,432     0.11%        19   0.13%      5,123     0.11%       10    0.06%    3,013     0.05%

Total Delinquencies     183  1.80%      54,084     1.71%       245   1.65%     74,695     1.56%      340    1.99%  107,765     1.92%

                                     As of September 30, 2001
                                     ------------------------
                            No. of      % of       Principal       % of
                             Loans     Loans      Balance($)     Balance
                            ------     -----      ----------     -------
JUMBO LOAN
PORTFOLIO


Total Portfolio              20,576                6,885,114

Period of Delinquency

30-59 Days                      266     1.29%         89,923       1.31%
60-89 Days                       46     0.22%         15,724       0.23%
90 Days or more                  27     0.13%          8,159       0.12%

Foreclosures Pending             19     0.09%          5,479       0.08%

Total Delinquencies             358     1.74%        119,285       1.73%



         The above table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated. All dollar amounts are reported in thousands.

         The master servicer believes that the delinquency levels for its jumbo loan servicing portfolio are attributable primarily to the growth and relative lack of seasoning in its jumbo loan servicing portfolio and to generally favorable and improving economic conditions over this time period. There can be no assurance that the experience shown in the above tables will be indicative of future loss and delinquency experience of the master servicer's jumbo loan servicing portfolio or of the mortgage loans in the trust.

         The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of all mortgage loans serviced or master serviced by the master servicer, including certain mortgage loans for which the servicing rights have been sold by the master servicer but not yet transferred. These mortgage loans have a variety of underwriting, payment and other characteristics, many of which differ from those of the mortgage loans, and no assurances can be given that the delinquency and foreclosure experience presented in the table below will be indicative of the experience of the mortgage loans underlying the certificates.

    Delinquency and Foreclosure Experience in First Horizon's Total Portfolio
               of One-to-Four Family, Residential Mortgage Loans


                                     As of December 31, 1999                       As of December 31, 2000
                                     -----------------------                       -----------------------

                            No. of    % of       Principal       % of      No. of     % of     Principal     % of
                            Loans     Loans      Balance($)     Balance    Loans     Loans     Balance($)   Balance
                           -------   ------     -----------     -------   -------    -----    -----------   -------
TOTAL SERVICING
PORTFOLIO

Total Portfolio            465,667              48,855,787               441,145               48,288,685

Period of Delinquency
     30-59 Days             15,192    3.26%      1,332,172      2.73%     18,529      4.20%     1,743,428     3.61%
     60-89 Days              3,624    0.78%        299,359      0.61%      5,617      1.27%       505,346     1.05%
     90 Days or more         5,280    1.13%        415,290      0.85%      6,189      1.40%       518,854     1.07%

Foreclosures Pending         4,422    0.95%        242,609      0.50%      3,325      0.75%       219,499     0.45%

Total Delinquencies         28,518    6.12%      2,289,430      4.69%     33,660      7.63%     2,987,127     6.19%


                                 As of September 30, 2001
                                 ------------------------

                           No. of      % of     Principal      % of
                           Loans      Loans     Balance($)    Balance
                           ------     -----     ----------    --------

TOTAL SERVICING
PORTFOLIO

Total Portfolio           424,810               47,544,287

Period of Delinquency
     30-59 Days            17,532      4.13%     1,675,924     3.52%
     60-89 Days             5,327      1.25%       487,918     1.03%
     90 Days or more        6,214      1.46%       537,829     1.13%


Foreclosures Pending        3,601      0.85%       269,047     0.57%

Total Delinquencies        32,674      7.69%     2,970,718     6.25%

         The above table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated. All dollar amounts are reported in thousands.

         There can be no assurance that factors beyond the master servicer's control, such as weakening national or local economic conditions, higher interest rates, higher unemployment rates, a decline in the availability of refinancing, or downturns in real estate markets, will not result in increased rates of delinquencies and foreclosure losses in the future.

Servicing Compensation and Payment of Expenses

         The master servicing fee with respect to the mortgage pool is payable out of the interest payments on each mortgage loan. The master servicing fee with respect to the mortgage loans will be equal to 0.25% per annum of the Stated Principal Balance of each such mortgage loan and the master servicing fee will be utilized to pay certain other fees, including the trustee's fee. The master servicer is obligated to pay some, but not all, of the ongoing expenses associated with the trust fund and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement. Those amounts will be paid by the master servicer out of its master servicing fee. The amount of the master servicing fee is subject to adjustment with respect to prepaid mortgage loans, as described under "--Adjustment to Master Servicing Fee in Connection with Certain Prepaid Mortgage Loans." The master servicer is also entitled to receive, as additional servicing compensation, any Prepayment Interest Excess, all late payment fees, assumption fees and other similar charges and all reinvestment income earned on amounts on deposit in the Certificate Account.

         In addition to the master servicing compensation described above, First Horizon, in its individual capacity, will be entitled to receive excess interest with respect to substantially all of the mortgage loans on each distribution date in an amount equal to the product of (i) the excess of the mortgage rate thereof over 7.00% per annum, and (ii) the Stated Principal Balance thereof.

Adjustment to Master Servicing Fee in Connection with Principal Prepayments

         When a borrower prepays a mortgage loan between due dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Except for the month of the cut-off date, principal prepayments by borrowers received by the master servicer from the first day through the fifteenth day of a calendar month will be distributed to certificateholders on the distribution date in the same month in which the prepayments are received and, accordingly, no shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid mortgage loans results. Conversely, principal prepayments by borrowers received by the master servicer from the sixteenth day or, in the case of the first distribution date, from the cut-off date through the last day of a calendar month will be distributed to certificateholders on the distribution date in the month after the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid mortgage loans would result. Pursuant to the pooling and servicing agreement, the master servicing fee for any month will be reduced, but not by more than 0.0083% of the Pool Principal Balance as of the related determination date, by an amount sufficient to pass through to certificateholders the full amount of interest to which they would be entitled in respect of each mortgage loan prepaid on the related distribution date. If shortfalls in interest as a result of prepayments during the period from the sixteenth day of the month prior to a distribution date through the last day of such month exceed an amount equal to 0.0083% of the Pool Principal Balance as of the related determination date, the amount of interest available to be distributed to certificateholders will be reduced by the amount of the excess. See "Description of the Certificates -- Distributions on the Certificates -- Interest."

Advances

         Subject to the following limitations, the master servicer will be required to advance before each distribution date, from its own funds or funds in the Certificate Account that do not constitute Available Funds for the distribution date, an amount equal to the aggregate of payments of principal and interest on the mortgage loans (net of the master servicing fee with respect to the related mortgage loans) which were due on the related due date and which were delinquent on the related determination date, together with an amount equivalent to interest on each mortgage loan as to which the related mortgaged property has been acquired by the trust fund through foreclosure or deed-in-lieu of foreclosure. The determination date will be the third business day after the 15th day of each month; provided that the determination date in each month will always be at least two business days before the related distribution date.

         Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses. The master servicer is obligated to make advances with respect to delinquent payments of principal of or interest on each mortgage loan to the extent that advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related mortgage loan. If the master servicer determines on any determination date to make an advance, the advance will be included with the distribution to certificateholders on the related distribution date. Any failure by the master servicer to make a deposit in the Certificate Account as required under the pooling and servicing agreement, including any failure to make an advance, will constitute an Event of Default under the pooling and servicing agreement if the failure remains unremedied for five days after written notice thereof. If the master servicer is terminated as a result of the occurrence of an Event of Default, the trustee or the successor master servicer will be obligated to make advances in accordance with the terms of the pooling and servicing agreement.

Unanticipated Recoveries of Losses on the Mortgage Loans

         Holders of certificates that had previously been allocated a Realized Loss in respect of a mortgage loan -- which holders may, in the event of a transfer of any such certificate, be different from the holders at the time the Realized Loss was allocated -- may receive distributions if the servicer subsequently makes an Unanticipated Recovery in respect of such mortgage loan as a result of events such as an unanticipated insurance settlement, tax refund or mortgagor bankruptcy distribution. In such event, and subject to the insurer's subrogation rights the trustee will distribute to the holders of each outstanding class to which such Realized Loss had previously been allocated its share of such Unanticipated Recovery in an amount not to exceed the amount of such loss previously allocated to such class. This distribution will be made on the distribution date in the calendar month following receipt of the Unanticipated Recovery. Any distributions of Unanticipated Recoveries will not reduce the principal balances of the class of certificates receiving such recoveries. No certificateholder will be entitled to receive any share of an Unanticipated Recovery following the distribution date on which the principal balance of its certificates has been reduced to zero, including following the termination of the trust.

                         DESCRIPTION OF THE CERTIFICATES

General

         The certificates will be issued pursuant to the pooling and servicing agreement. The following summaries of the material terms pursuant to which the certificates will be issued do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions, including definitions of terms, are incorporated by reference.

         The certificates will have the respective initial class certificate balances, subject to a variance of +/-5%, and pass-through rates set forth on page S-5.

         The class certificate balance of any class of certificates as of any distribution date is the initial class certificate balance of the class, as reduced by:

         (1) all amounts previously distributed to certificateholders of the class as payments of principal, and

         (2) the amount of Realized Losses, including Excess Losses, allocated to the class.

         In addition, the class certificate balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate of the class certificate balances of all classes of the certificates, following all distributions and the allocation of Realized Losses on a distribution date, exceeds the Pool Principal Balance as of the due date occurring in the month of the distribution date.

         The senior certificates will have an initial aggregate class certificate balance of approximately $411,275,500 and will evidence in the aggregate an initial beneficial ownership interest of approximately 96.75% in the trust fund. The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will each evidence in the aggregate an initial beneficial ownership interest of approximately 1.45%, 0.70%, 0.40%, 0.25%, 0.25% and 0.20%, respectively, in the trust fund.

         The Class A-R Certificates will be issued in fully registered certificated form. All of the other classes of offered certificates will be represented by book-entry certificates. The book-entry certificates will be issuable in book-entry form only. The Class A-R Certificates will each be issued as a single certificate in a denomination of $100.

Book-Entry Certificates

         Each class of book-entry certificates will be issued in one or more certificates which equal the aggregate initial class certificate balance of the class of certificates and which will be held by a depository, initially a nominee of The Depository Trust Company. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this prospectus supplement. Investors may hold beneficial interests in the book-entry certificates in the minimum denominations set forth on page S-6 and integral multiples of $1,000 in excess thereof. One investor of each class of book-entry certificates may hold a beneficial interest in a book entry certificate that is not an integral multiple of $1,000. The depositor has been informed by the depository that its nominee will be CEDE & Co. Accordingly, CEDE & Co. is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under "Description of the Securities -- Book-Entry Registration of Securities," no beneficial owner of a book-entry certificate will be entitled to receive a physical certificate.

         Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE & Co., as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the trust fund provided to CEDE & Co., as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

         For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Securities -- Book-entry Registration of Securities" in the prospectus.

Payments on Mortgage Loans; Accounts

         On or before the closing date, the master servicer will establish a Certificate Account, which will be maintained in trust for the benefit of the certificateholders. Funds credited to the Certificate Account may be invested for the benefit and at the risk of the master servicer in Permitted Investments, as defined in the pooling and servicing agreement, that are scheduled to mature on or before the business day preceding the next distribution date. On or before the business day before each distribution date, the master servicer will withdraw from the Certificate Account the amount of Available Funds and will deposit the Available Funds into the Distribution Account. The trustee will be entitled to withdraw its fee from the amounts on deposit in the Distribution Account each month immediately prior to making the distributions on the Certificates.

Distributions on the Certificates

Allocation of Available Funds

         Interest and principal on the certificates will be distributed monthly on the 25th day of each month or, if such 25th day is not a business day, on the succeeding business day, commencing in November 2001. These distributions will be in an aggregate amount equal to the Available Funds for the related distribution date. Distributions will be made to holders of record on the close of business on the last business day of the month prior to the month in which the related distribution date occurs.

         On each distribution date, the Available Funds will be distributed in the following order of priority among the certificates:

                  first, to the classes of senior certificates, the Accrued Certificate Interest on each such class for such distribution date, any shortfall in available amounts being allocated among such classes in proportion to the amount of Accrued Certificate Interest otherwise distributable thereon;

                  second, to the classes of senior certificates, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, to the extent of remaining Available Funds, any shortfall in available amounts being allocated among such classes in proportion to the amount of such Accrued Certificate Interest remaining undistributed for each such class for such distribution date;

                  third, to the classes of senior certificates, in reduction of the class certificate balances thereof, to the extent of remaining Available Funds, the Senior Optimal Principal Amount for such distribution date, in the order of priority set forth below;

                  fourth, to the Class B-1 Certificates, to the extent of remaining Available Funds, in the following order: (1) the Accrued Certificate Interest thereon for such distribution date, (2) any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates and (3) such class's Allocable Share for such distribution date;

                  fifth, to the Class B-2 Certificates, to the extent of remaining Available Funds, in the following order: (1) the Accrued Certificate Interest thereon for such distribution date, (2) any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates and (3) such class's Allocable Share for such distribution date;

                  sixth, to the Class B-3 Certificates, to the extent of remaining Available Funds, in the following order: (1) the Accrued Certificate Interest thereon for such distribution date, (2) any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates and (3) such class's Allocable Share for such distribution date; and

                  seventh, to the Class B-4, Class B-5 and Class B-6 Certificates, to the extent of remaining Available Funds: (1) the Accrued Certificate Interest thereon for such distribution date, (2) any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates and (3) such classes' Allocable Share for such distribution date.

         Amounts allocated to the senior certificates pursuant to priority third above will be distributed in the following order of priority:

         (a) to the Class A-R Certificates, until the class certificate balance thereof has been reduced to zero; and

         (b) to the Class A-1 Certificates, until the class certificate balance thereof has been reduced to zero.

         On each distribution date after the Cross-Over Date, distributions of principal on the outstanding senior certificates entitled to principal distributions will be made pro rata among all such certificates, regardless of the allocation, or sequential nature, of principal payments described above.

Interest

         Interest will accrue on the class certificate balances of the certificates offered hereby at the respective pass-through rates set forth in the table on page S-5 during each interest accrual period. With respect to each distribution date for all of the interest bearing certificates, the interest accrual period will be the calendar month preceding the month of the distribution date. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         As to any distribution date and any mortgage loan with respect to which a prepayment in full has occurred during the period from the sixteenth day of the month preceding the distribution date through the last day of such month, the resulting "Interest Shortfall" generally will equal the difference between
(a) one month's interest at the Net Mortgage Rate on the Stated Principal Balance of such mortgage loan, and (b) the amount of interest at the Net Mortgage Rate actually received with respect to such mortgage loan during such period. In the case of a partial prepayment, the resulting "Interest Shortfall" will equal the amount, if any, by which one month's interest at the related Net Mortgage Rate on such prepayment exceeds the amount of interest actually paid in connection with such prepayment.

         Any Net Interest Shortfall, (see "-- Allocation of Realized Losses on the Certificates" below) will, on each distribution date, be allocated among all the outstanding certificates in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfall and losses. See "Servicing of the Mortgage Loans -- Adjustment to Master Servicing Fee in Connection with Prepaid Mortgage Loans" herein.

         The interest portion of any Realized Losses (other than Excess Losses) occurring prior to the Cross-Over Date will not be allocated among any certificates, but will reduce the amount of Available Funds on the related distribution date. As a result of the subordination of the subordinated certificates in right of distribution, such losses will be borne first by the outstanding subordinated certificates in inverse order of priority.

         If Available Funds are insufficient on any distribution date to distribute the aggregate Accrued Certificate Interest on the senior certificates to their certificateholders, any shortfall in available amounts will be allocated among such classes of senior certificates in proportion to the amounts of Accrued Certificate Interest otherwise distributable thereon. The amount of any such undistributed Accrued Certificate Interest will be added to the amount of interest to be distributed on the senior certificates on subsequent distribution dates in accordance with priority second of the second paragraph under "-- Allocations of Available Funds" above. No interest will accrue on any Accrued Certificate Interest remaining undistributed from previous distribution dates.

Principal

         Distributions in reduction of the class certificate balance of each class of certificates will be made on each distribution date.

         Distributions in reduction of the class certificate balance of each class of senior certificates will be made on each distribution date as described under "-- Allocation of Available Funds" above. In accordance with priority third of the Available Funds Allocation, the Available Funds remaining after the distribution of interest will be allocated to such senior certificates in an aggregate amount not to exceed the Senior Optimal Principal Amount for such distribution date. Distributions in reduction of the class certificate balances of the Class B-1, Class B-2 and Class B-3 Certificates will be made pursuant to priorities fourth, fifth, and sixth, respectively, of the Available Funds Allocation. In accordance with each such priority, the Available Funds, if any, remaining after distributions of principal and interest on the senior certificates on such distribution date will be allocated to each class of the Class B Certificates in an amount equal to each such class's Allocable Share for such distribution date, provided that no distribution of principal will be madeon any such class until any class ranking prior thereto has received distributions of interest and principal, and such class has received distributions of interest, on such distribution date.

         If, on any distribution date, the class certificate balance of any class of Class B Certificates for which the related Class Prepayment Distribution Trigger was satisfied on such distribution date is reduced to zero, any amounts distributable to such class under clauses (2), (3) and (5) of the definition of Subordinated Optimal Principal Amount, to the extent of such class's remaining Allocable Share, will be distributed to the remaining classes of subordinated certificates in reduction of their respective class certificate balances in order of priority. If the Class Prepayment Distribution Trigger is not satisfied for any class of Class B Certificates (other than the subordinated certificate with the highest priority of distribution, to which it is not applicable) on any distribution date, this may have the effect of accelerating the amortization of more senior ranking classes of subordinated certificates because the amount otherwise distributable to such class under clauses (2), (3) and (5) of the definition of Subordinated Optimal Principal Amount will be distributable among the outstanding classes of the Class B Certificates as to which the related Class Prepayment Distribution Trigger has been satisfied on a pro rata basis subject to the priority of payments described herein.

Allocation of Realized Losses on the Certificates

Losses Allocable to the Certificates

         Prior to the Cross-Over Date (and on such date under certain circumstances), the principal portion of any Non-Excess Loss will be allocated among the outstanding classes of subordinated certificates, in inverse order of priority, until the class certificate balance of each such class has been reduced to zero (i.e., Non-Excess Losses will be allocated first to the Class B-6 Certificates while such certificates are outstanding, second to the Class B-5 Certificates, and so on). The principal portion of any Fraud Losses, Special Hazard Losses and Bankruptcy Losses occurring prior to the reduction of the Fraud Loss Coverage Amount, the Special Hazard Loss Coverage Amount and the Bankruptcy Loss Coverage Amount, respectively, to zero will also be allocated to the subordinated certificates in the manner described in the preceding sentence.

         Commencing on the Cross-Over Date, the principal portion of any Realized Loss will be allocated among the outstanding classes of senior certificates pro rata based upon their class certificate balances.

         As indicated above, Fraud Losses, Special Hazard Losses and Bankruptcy Losses occurring after the Fraud Loss Coverage Amount, Special Hazard Loss Coverage Amount and the Bankruptcy Loss Coverage Amount, respectively, have been reduced to zero will be Excess Losses. The principal portion of any Excess Loss on a mortgage loan for any distribution date (whether occurring before, on or after the Cross-Over Date) will be allocated pro rata among all outstanding classes of certificates based on their class certificate balances.

         Upon the initial issuance of the certificates, the Fraud Loss Coverage Amount will equal approximately $4,250,910 (approximately 1.00% of the aggregate Stated Principal Balances of the mortgage loans as of the Cut-off Date). As of any distribution date prior to the third anniversary of the Cut-off Date, the Fraud Loss Coverage Amount will equal approximately $4,250,910 minus the aggregate amount of Fraud Losses that would have been allocated to the subordinated certificates in the absence of the Loss Allocation Limitation since the Cut-off Date. As of any distribution date from the third to the fifth anniversaries of the Cut-off Date, the Fraud Loss Coverage Amount will equal (1) the lesser of (a) the Fraud Loss Coverage Amount as of the most recent anniversary of the Cut-off Date and (b) 0.50% of the aggregate outstanding principal balance of all of the mortgage loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses that would have been allocated to the subordinated certificates in the absence of the Loss Allocation Limitation since the most recent anniversary of the Cut-off Date. As of any distribution date on or after the earlier of the Cross-Over Date or the fifth anniversary of the Cut-off Date, the Fraud Loss Coverage Amount shall be zero.

         Upon the initial issuance of the certificates, the Special Hazard Loss Coverage Amount will equal approximately $4,250,910 (approximately 1.00% of the aggregate Stated Principal Balances of the mortgage loans as of the Cut-off
Date). As of any distribution date, the Special Hazard Loss Coverage Amount will equal the greater of

         . 1.0% (or if greater than 1.0%, the highest percentage of mortgage loans by principal balance secured by mortgaged properties in any single California zip code) of the outstanding principal balance of all the mortgage loans as of the related Determination Date, and

         . twice the outstanding principal balance of the mortgage loan which has the largest outstanding principal balance as of the related Determination Date,

less, in each case, the aggregate amount of Special Hazard Losses that would have been previously allocated to the subordinated certificates in the absence of the Loss Allocation Limitation.

         As of any distribution date on or after the Cross-Over Date, the Special Hazard Loss Coverage Amount will be zero.

         On each distribution date, the Bankruptcy Loss Coverage Amount will equal approximately $149,235 subject to reduction as described in the Agreement, minus the aggregate amount of previous Deficient Valuations and Debt Service Reductions. As of any distribution date on or after the Cross-Over Date, the Bankruptcy Loss Coverage Amount will be zero. The Bankruptcy Loss Coverage Amount and the manner of reduction thereof described in the Agreement may be reduced or modified upon written confirmation from each of the Rating Agencies that such reduction or modification will not adversely affect the then current ratings of the senior certificates. Such reduction may adversely affect the coverage provided by subordination with respect to Bankruptcy Losses.

Method of Allocating Realized Losses

         All allocations of Realized Losses to a class of certificates will be accomplished on a distribution date by reducing the class certificate balance thereof by the appropriate share of any such losses occurring during the month preceding the month of such distribution date and, accordingly, will be taken into account in determining the distributions of principal and interest on such certificates commencing on the following distribution date.

         The interest portion of all Realized Losses will be allocated among the outstanding classes of certificates to the extent described under "-- Distributions on the Certificates -- Interest" above.

         No reduction of the class certificate balance of any class will be made on any distribution date on account of any Realized Loss to the extent that such reduction would have the effect of reducing the aggregate class certificate balances of all classes of the certificates as of such distribution date to an amount less than the Pool Principal Balance as of the first day of the month of such distribution date, less any Deficient Valuations occurring before the Bankruptcy Loss Coverage Amount has been reduced to zero (such limitation being the "Loss Allocation Limitation").

         Debt Service Reductions are not treated as Realized Losses, and the principal portion thereof will not be allocated in reduction of the class certificate balance of any class of certificates. However, after the Bankruptcy Loss Coverage Amount has been reduced to zero, the amounts distributable under clause (1) of the definitions of Senior Optimal Principal Amount and Subordinated Optimal Principal Amount will be reduced by the amount of the principal portion of any Debt Service Reductions. Regardless of when they occur, Debt Service Reductions may reduce the amount of Available Funds otherwise available for distribution on a distribution date. As a result of the subordination of the subordinated certificates in right of distribution, the reduction in Available Funds resulting from any Debt Service Reductions before the Bankruptcy

Loss Coverage Amount has been reduced to zero will be borne by the subordinated certificates (to the extent then outstanding) in inverse order of priority.

Voting Rights

         There are actions specified in the prospectus that may be taken by holders of certificates evidencing a specified percentage of all undivided interests in the trust and may be taken by holders of certificates entitled in the aggregate to that percentage of the voting rights. 98% of all voting rights will be allocated among all holders of the certificates, other than the Class A-R Certificates, in proportion to their then outstanding class certificate balances. In addition, 2% of all voting rights will be allocated among the holders of the Class A-R Certificates. The pooling and servicing agreement may be amended without the consent of the certificateholders in specified circumstances.

Additional Rights of the Residual Certificateholders

         In addition to distributions of principal and interest the holders of the Residual Certificates will be entitled to receive:

         (a) the amount, if any, of Available Funds remaining in the REMIC on any distribution date after distributions of interest and principal are made on the certificates on such date; and

         (b) the amount of any Unanticipated Recoveries received by the Master Servicer in the calendar month preceding the month of a distribution date and not otherwise allocated to other classes of certificates as described in "Servicing of the Mortgage Loans -- Unanticipated Recoveries of Losses on the Mortgage Loans"; and

         (c) the proceeds, if any, of the assets of the trust remaining in the REMIC after the class certificate balances of all classes of the certificates have each been reduced to zero.

         It is not anticipated that any material assets will be remaining for such distributions on the Residual Certificates at any such time. See "Federal Income Tax Consequences -- Residual Certificates" herein.

Subordination

Priority of Senior Certificates

         As of the date of the initial issuance of the certificates, the aggregate class certificate balance of the classes of subordinated certificates will equal approximately 3.25% of the aggregate class principal balance of all the classes of certificates. The rights of the holders of the subordinated certificates to receive distributions with respect to the mortgage loans will be subordinate to such rights of the holders of the senior certificates, to the extent described above. The subordination of the subordinated certificates is intended:

         (a) to enhance the likelihood of timely receipt by the holders of the senior certificates (to the extent of the subordination of the subordinated certificates) of the full amount of the scheduled monthly distributions of principal and interest allocable to the senior certificates; and

         (b) to afford the holders of the senior certificates (to the extent of the subordination of the subordinated certificates) protection against Realized Losses, to the extent described above.

         If Realized Losses exceed the credit support provided to the senior certificates through subordination, or if Excess Losses occur, all or a portion of such losses will be borne by the senior certificates.

         The protection afforded to the holders of senior certificates by means of the subordination feature will be accomplished by:

                  (1) the preferential right of such holders to receive, prior to any distribution being made on a distribution date in respect of the subordinated certificates, in accordance with the paydown rules specified above under "-- Distributions on the Certificates -- Allocation of Available Funds," the amounts due to the senior certificateholders on each distribution date out of the Available Funds with respect to such date and, if necessary, by the right of such holders to receive future distributions on the mortgage loans that would otherwise have been payable to the holders of the subordinated certificates; and

                  (2) the allocation to the subordinated certificates of the principal portion of any Non-Excess Loss to the extent set forth herein.

         The allocation of the principal portion of Realized Losses (as set forth herein) to the subordinated certificates on any distribution date will decrease the protection provided to the senior certificates then outstanding on future distribution dates by reducing the aggregate class certificate balance of the classes of subordinated certificates then outstanding.

         In addition, in order to extend the period during which the subordinated certificates remain available as credit enhancement for the senior certificates, the entire amount of any prepayment or other unscheduled recovery of principal with respect to a mortgage loan will be allocated to the outstanding senior certificates as a group during the first five years after the date of initial issuance of the certificates, with such allocation being subject to reduction thereafter as described herein, except that such amounts will be allocated pro rata among all of the outstanding senior certificates on each distribution date after the Cross-Over Date. This allocation has the effect of accelerating the amortization of the outstanding senior certificates as a group while, in the absence of losses in respect of the mortgage loans, increasing the percentage interest in the principal balance of the mortgage loans evidenced by the subordinated certificates.

         After the payment of amounts distributable in respect of the senior certificates on each distribution date, the subordinated certificates will be entitled on such date to the remaining portion, if any, of the Available Funds in an aggregate amount equal to the Accrued Certificate Interest on the subordinated certificates for such date, any remaining undistributed Accrued Certificate Interest thereon from previous distribution dates and the sum of the Allocable Shares of the classes of subordinated certificates. Amounts so distributed to subordinated certificateholders will not be available to cover any delinquencies or any Realized Losses in respect of subsequent distribution dates.

Priority Among Subordinated Certificates

         As of the date of the initial issuance of the certificates, the aggregate class certificate balance of the Class B-4, Class B-5 and Class B-6 Certificates, all of which are subordinate in right of distribution to the subordinated certificates offered hereby, will equal approximately 0.70% of the initial aggregate class certificate balance of all of the classes of certificates and approximately 21.54% of the initial aggregate class certificate balance of all of the classes of subordinated certificates. On each distribution date, the holders of any particular class of subordinated certificates, other than the Class B-6 Certificates, will have a preferential right to receive the amounts due them on such distribution date out of Available Funds, prior to any distribution being made on such date on each class of certificates ranking subordinated to such class. In addition, except as described herein, the principal portion of any Non-Excess Loss with respect to a mortgage loan will be allocated, to the extent set forth herein, in reduction of the class certificate balances of the subordinated certificates in inverse order of priority of such certificates. The effect of the allocation of such Realized Losses to a class of subordinated certificates will be to reduce future distributions allocable to such class and increase the relative portion of distributions allocable to more senior classes of certificates.

         In order to maintain the relative levels of subordination among the subordinated certificates, prepayments and certain other unscheduled recoveries of principal in respect of the mortgage loans (which will not be distributable to such certificates for at least the first five years after the date of initial issuance of the certificates, except as otherwise described herein on or following the Senior Final Distribution Date) will not be distributable to the holders of the Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Certificates on any distribution date for which the related Class Prepayment Distribution Trigger is not satisfied, except as described above. See "-- Distributions on the Certificates -- Principal." If the Class Prepayment Distribution Trigger is not satisfied with respect to any such class of Class B Certificates, the amortization of more senior ranking classes of subordinated certificates may occur more rapidly than would otherwise have been the case and, in the absence of losses in respect of the mortgage loans, the percentage interest in the principal balance of the mortgage loans evidenced by such Class B Certificates may increase.

         As a result of the subordination of any class of certificates, such class of certificates will be more sensitive than more senior ranking classes of certificates to the rate of delinquencies and defaults on the mortgage loans, and under certain circumstances investors in such certificates may not recover their initial investment.

Structuring Assumptions

         Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following Structuring Assumptions:


        . the mortgage pool consists of one mortgage loan with the following characteristics:



                                                                            Original Term         Remaining Term
         Principal                                         Net               to Maturity           to Maturity
          Balance             Mortgage Rate           Mortgage Rate          (in Months)           (in Months)
         ---------            -------------           -------------          ----------            ----------
       $425,091,015             7.312042%                 6.750%                359                    358


         . the mortgage loans prepay at the specified constant percentages of PSA,

         . no defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced,

         . scheduled payments on the mortgage loans are received on the first day of each month commencing in the calendar month following the closing date and are computed before giving effect to prepayments received on the last day of the prior month,

         . prepayments are allocated without giving effect to loss and delinquency tests,

         . there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month of the closing date,

         . the scheduled monthly payment for each mortgage loan has been calculated so that each mortgage loan will amortize in amounts sufficient to repay the current balance of the mortgage loan by its respective remaining term to maturity,

         . the initial class certificate balance of each class of certificates is as set forth on pages S-5,

         . the approximate initial class certificate balances of the Class B-4, Class B-5 and Class B-6 Certificates are $1,063,000, $1,063,000 and $850,515, respectively,

         . interest accrues on each class of certificates during each interest accrual period at the applicable pass-through rate set forth on page S-5,

         . distributions in respect of the certificates are received in cash on the 25th day of each month commencing in the calendar month following the closing date,

         . the closing date of the sale of the certificates is October 30, 2001,

         . the seller is not required to repurchase or substitute for any mortgage loan, and

         . the master servicer does not exercise the option to repurchase the mortgage loans described under "-- Optional Purchase of Defaulted Loans" and "-- Optional Termination."

         While it is assumed that each of the mortgage loans prepays at the specified constant percentages of PSA, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans used in preparing the tables in this prospectus supplement.

         Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement is PSA, which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. PSA does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans. 100% PSA assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of the pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter (e.g., 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 275% PSA assumes prepayment rates will be 0.55% per annum in month one, 1.10% per annum in month two, and increasing by 0.55% in each succeeding month until reaching a rate of 16.50% per annum in month 30 and remaining constant at 16.50% per annum thereafter. 0% PSA assumes no prepayments. There is no assurance that prepayments will occur at any PSA rate or at any other constant rate.

Optional Purchase of Defaulted Loans

         The master servicer may, at its option, purchase from the trust fund any mortgage loan which is delinquent in payment by 91 days or more. Any purchase shall be at a price equal to 100% of the Stated Principal Balance of the mortgage loan plus accrued interest at the applicable mortgage rate from the date through which interest was last paid by the related mortgagor or advanced, and not reimbursed, to the first day of the month in which the amount is to be distributed.

Optional Termination

         The master servicer will have the right to repurchase all remaining mortgage loans and foreclosed or otherwise repossessed properties in the mortgage pool and thereby effect early retirement of the certificates, subject to the Pool Principal Balance of the mortgage loans and foreclosed or otherwise repossessed properties at the time of repurchase being less than 10% of the cut-off date pool principal balance. In the event the master servicer exercises its repurchase option, the purchase price distributed with respect to each class of certificates will be 100% of its then outstanding class certificate balance plus any unpaid accrued interest at the applicable pass-through rate, in each case subject to reduction as provided in the pooling and servicing agreement if the purchase price is based in part on the appraised value of any foreclosed or otherwise repossessed properties and the appraised value is less than the Stated Principal Balance of the related mortgage loans. Distributions on the certificates in respect of any optional termination will first be paid to the senior certificates and then to the subordinated certificates. The proceeds from any distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled if the purchase price is based in part on the appraised value of any foreclosed or otherwise repossessed property and the appraised value is less than the Stated Principal Balance of the related mortgage loan.

         No holder of any certificates will be entitled to any Unanticipated Recoveries received with respect to any mortgage loan after the termination of the trust. See "Servicing of the Mortgage Loans -- Unanticipated Recoveries of Losses on the Mortgage Loans."

The Trustee

         The Bank of New York will be the trustee under the pooling and servicing agreement. The depositor and the master servicer may maintain other banking relationships in the ordinary course of business with The Bank of New York. Offered certificates may be surrendered at the Corporate Trust Office of the trustee located at 5 Penn Plaza, 16th Floor, New York, New York 10001,
Attention: Corporate Trust Administration or at any other address the trustee designates.

Restrictions on Transfer of the Residual Certificates

         The Residual Certificates will be subject to the restrictions on transfer described in the prospectus under "Material Federal Income Tax Consequences -- Taxation of Holders of Residual Interest Securities -- Restrictions on Ownership and Transfer of Residual Securities" and "-- Tax Treatment of Foreign Investors." The pooling and servicing agreement provides that the Residual Certificates, in addition to certain other ERISA restricted classes of certificates, may not be acquired by an ERISA Plan. See "ERISA Considerations." Each Residual Certificate will contain a legend describing these restrictions.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

         The effective yield to the holders of each interest bearing class of certificates will be lower than the yield otherwise produced by the applicable pass-through rate and the purchase price of the certificates because monthly distributions will not be payable to the holders until the 25th day (or, if that day is not a business day, the following business day) of the month after the applicable interest accrual period without any additional distribution of interest or earnings to compensate for the delay.

         Delinquencies on the mortgage loans which are not advanced by or on behalf of the master servicer because such amounts, if advanced, would not be recoverable, will adversely affect the yield on the certificates. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first by the subordinated certificates, in the reverse order of their numerical class designations, and then by the senior certificates. If, as a result of shortfalls, the aggregate of the class certificate balances of all classes of the certificates exceeds the Pool Principal Balance, the class certificate balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced by the amount of the excess.

         In addition, although all losses (other than Excess Losses) initially will be borne by the subordinated certificates, in the reverse order of their numerical class designations, Excess Losses will be borne by all certificates on a pro rata basis. As a result, the yields on the offered certificates will depend on the rate and timing of Realized Losses, including Excess Losses. Excess Losses could occur at a time when one or more classes of subordinated certificates are still outstanding and otherwise available to absorb other types of Realized Losses.

General Prepayment Considerations and Risks

         The rate of principal payments on the offered certificates, the aggregate amount of distributions on the offered certificates and the yield to maturity of the offered certificates will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments, including for this purpose, prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases by the seller or master servicer. The mortgage loans may be prepaid by the mortgagors at any time without a prepayment penalty. The mortgage loans may also be subject to "due-on-sale" provisions. See "The Mortgage Pool."

         Prepayments, liquidations and purchases of the mortgage loans will result in distributions on the offered certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal of the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to the rate of payment of principal on the mortgage loans or the rate of principal prepayments. The extent to which the yield to maturity of a class of offered certificates may vary from the anticipated yield will depend upon the degree to which the class of offered certificates is purchased at a discount or premium, and the degree to which the timing of payments on the offered certificates is sensitive to prepayments, liquidations and purchases of the mortgage loans.

         You should consider the risk that,

         . if you purchase an offered certificate at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield on your certificates that is lower than the anticipated yield; and

         . if you purchase an offered certificate at a premium, a faster than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield on your certificates that is lower than the anticipated yield.

         The rate of principal payments, including prepayments, on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, servicing decisions, as well as the characteristics of the mortgage loans included in the mortgage pool as described under "The Mortgage Pool -- General". In addition, refinancing programs, including First Horizon's Streamlined Documentation Program, may affect the rate of prepayments on the mortgage loans. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the mortgage loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the mortgage loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments. Furthermore, with respect to up to 25% of the mortgage loans, the depositor may deliver all or a portion of each related mortgage file to the trustee not later than thirty days after the closing date, a delayed delivery. If the seller fails to deliver all or a portion of any mortgage file to the depositor or other designee of the depositor or, at the depositor's direction, to the trustee within the 30-day period, the seller will be required to use its best efforts to deliver a substitute mortgage loan for the related delayed delivery mortgage loan or repurchase the related delayed delivery mortgage loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the mortgage loans.

         Voluntary prepayments in full of principal on the mortgage loans received by the master servicer from the first day through the fifteenth day of each month (other than the month of the cut-off date) are passed through to the certificateholders in the month of receipt or payment. Voluntary prepayments of principal in full received from the sixteenth day (or, in the case of the month of the Cut-off Date, from the Cut-off Date) through the last day of each month, and all voluntary partial prepayments of principal on the mortgage loans are passed through to the certificateholders in the month following the month of receipt or payment. Any prepayment of a mortgage loan or liquidation of a mortgage loan (by foreclosure proceedings or by virtue of the purchase of a mortgage loan in advance of its stated maturity as required or permitted by the Agreement) will generally have the effect of passing through to the certificateholders principal amounts which would otherwise be passed through (or reduced) in amortized increments over the remaining term of such mortgage loan.

         The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease or increase in the rate of principal payments.

Prepayment Considerations and Risks for the Class B Certificates

         The rate of payment of principal, the aggregate amount of distributions and the yield to maturity of the Class B Certificates will be affected by the rate of prepayments on the mortgage loans, as well as the rate of mortgagor defaults resulting in Realized Losses, by the severity of those losses and by the timing thereof. See "Description of the Certificates -- Allocation of Realized Losses on the Certificates" herein for a description of the manner in which such losses are borne by the holders of the certificates. If the purchaser of a Class B Certificate calculates its anticipated yield based on an assumed rate of default and amount of Realized Losses that is lower than the default rate and the amount of losses actually incurred, its actual yield to maturity may be lower than that so calculated and could be negative. The timing of defaults and losses will also affect an investor's actual yield to maturity, even if the average rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity.

         The yields to maturity on the classes of Class B Certificates with higher numerical designations will be more sensitive to losses due to liquidations of defaulted mortgage loans than will the yields on such classes with lower numerical designations, and the yields to maturity on all of the Class B Certificates will be more sensitive to such losses than will the yields on the other classes of certificates. The Class B Certificates will be more sensitive to losses due to liquidations of defaulted mortgage loans because the entire amount of such losses will be allocable to such certificates in inverse order of priority, except as provided herein. To the extent not covered by the master servicer's advances of delinquent monthly payments of principal and interest, delinquencies on the mortgage loans may also have a relatively greater effect:

                  (1) on the yields to investors in the Class B Certificates with higher numerical designations than on the yields to investors in those Class B Certificates with lower numerical designations; and

                  (2) on the yields to investors in the Class B Certificates than on the yields to investors in the senior certificates.

         As described above under "Description of the Certificates -- Distributions on the Certificates -- Interest" and "-- Principal," "-- Allocation of Realized Losses on the Certificates" and "-- Subordination," amounts otherwise distributable to holders of any class of Class B Certificates will be made available to protect the holders of the more senior ranking classes of the certificates against interruptions in distributions due to certain mortgagor delinquencies. Such delinquencies, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of the Class B Certificates.

         To the extent that the Class B Certificates are being purchased at discounts from their initial class certificate balances, if the purchaser of such a certificate calculates its yield to maturity based on an assumed rate of payment of principal faster than that actually received on such certificate, its actual yield to maturity may be lower than that so calculated.

Additional Information

         The depositor intends to file certain additional yield tables and other computational materials with respect to one or more classes of offered certificates with the SEC in a report on Form 8-K. The tables and materials were prepared by Countrywide Securities Corporation and J.P. Morgan Securities Inc., at the request of one or more prospective investors, based on assumptions provided by, and satisfying the special requirements of, the prospective investors. The tables and assumptions may be based on assumptions that differ from the Structuring

Assumptions. Accordingly, the tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

Weighted Average Lives of the Offered Certificates

         The weighted average life of an offered certificate is determined by
(a) multiplying the amount of the net reduction, if any, of the class certificate balance of the certificate on each distribution date by the number of years from the date of issuance to the distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the net reductions in class certificate balance of the certificate referred to in clause (a).

         For a discussion of the factors which may influence the rate of payments, including prepayments, of the mortgage loans, see "--Prepayment Considerations and Risks" in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

         In general, the weighted average lives of the offered certificates will be shortened if the level of prepayments of principal of the mortgage loans increases. However, the weighted average lives of the offered certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments, the priority sequence of distributions of principal of the classes of certificates.

         The interaction of the foregoing factors may have different effects on various classes of offered certificates and the effects on any class may vary at different times during the life of the class. Accordingly, no assurance can be given as to the weighted average life of any class of offered certificates. Further, to the extent the prices of the offered certificates represent discounts or premiums to their respective original class certificate balances, variability in the weighted average lives of the classes of offered certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of offered certificates may be affected at various constant percentages of PSA, see the Decrement Tables below.

Decrement Tables

         The following tables indicate the percentages of the initial class certificate balances of the classes of offered certificates that would be outstanding after each of the distribution dates shown at various constant percentages of PSA and the corresponding weighted average lives of the classes. The tables have been prepared on the basis of the Structuring Assumptions. It is not likely that the mortgage loans will have the precise characteristics described in the Structuring Assumptions or that all of the mortgage loans will prepay at the constant percentages of PSA specified in the tables below or at any other constant rate. Moreover, the diverse remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the tables, which have been prepared using the specified constant percentages of PSA, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are consistent with the remaining term to maturity and weighted average mortgage rate specified in the Structuring Assumptions.

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
                 OF THE CLASS A-1 CERTIFICATES AT THE FOLLOWING
                           CONSTANT PERCENTAGES OF PSA

                                                                                          Class A-1 Certificates
Distribution Date                                                      0%           100%           300%           500%          750%
-----------------                                                    ----           ----           ----           ----          ----
Initial ..................................................           100%           100%           100%           100%          100%
October 2002 .............................................            99             97             94             91            87
October 2003 .............................................            98             93             82             72            60
October 2004 .............................................            97             86             66             49            32
October 2005 .............................................            96             80             53             33            16
October 2006 .............................................            94             74             42             22             7
October 2007 .............................................            93             68             34             15             3
October 2008 .............................................            91             63             27             10             1
October 2009 .............................................            90             58             22              6           *
October 2010 .............................................            88             53             17              4           *
October 2011 .............................................            86             49             14              3           *
October 2012 .............................................            84             45             11              2           *
October 2013 .............................................            82             41              9              1           *
October 2014 .............................................            80             38              7              1           *
October 2015 .............................................            77             34              6              1           *
October 2016 .............................................            75             31              4              *           *
October 2017 .............................................            72             28              4              *           *
October 2018 .............................................            69             25              3              *           *
October 2019 .............................................            65             23              2              *           *
October 2020 .............................................            62             20              2              *           *
October 2021 .............................................            58             18              1              *           *
October 2022 .............................................            54             15              1              *           *
October 2023 .............................................            49             13              1              *           *
October 2024 .............................................            44             11              1              *           *
October 2025 .............................................            39              9              *              *           *
October 2026 .............................................            34              8              *              *           *
October 2027 .............................................            28              6              *              *           *
October 2028 .............................................            21              4              *              *           *
October 2029 .............................................            14              3              *              *           *
October 2030 .............................................             7              1              *              *           *
October 2031 .............................................             0              0              0              0             0
Weighted Average Life (in years)** .......................          20.0           11.5            5.6            3.6           2.6

         *Indicates an amount above zero and less than 0.5% of the original class certificate balance is outstanding.

         **For purposes of the above tables, the percent of initial class certificate balance outstanding has been rounded to the nearest whole percentage and the weighted average life (in years) has been determined as specified under "--Weighted Average Lives of the Offered Certificates."

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING

                 OF THE CLASS A-R CERTIFICATES AT THE FOLLOWING

                           CONSTANT PERCENTAGES OF PSA


                                                                            Class A-R Certificates
Distribution Date                                             0%          100%        300%        500%         750%
-----------------                                            ----         ----        ----        ----         ----

Initial .................................................     100%         100%        100%        100%         100%
October 2002 ............................................       0            0           0           0            0
October 2003 ............................................       0            0           0           0            0
October 2004 ............................................       0            0           0           0            0
October 2005 ............................................       0            0           0           0            0
October 2006 ............................................       0            0           0           0            0
October 2007 ............................................       0            0           0           0            0
October 2008 ............................................       0            0           0           0            0
October 2009 ............................................       0            0           0           0            0
October 2010 ............................................       0            0           0           0            0
October 2011 ............................................       0            0           0           0            0
October 2012 ............................................       0            0           0           0            0
October 2013 ............................................       0            0           0           0            0
October 2014 ............................................       0            0           0           0            0
October 2015 ............................................       0            0           0           0            0
October 2016 ............................................       0            0           0           0            0
October 2017 ............................................       0            0           0           0            0
October 2018 ............................................       0            0           0           0            0
October 2019 ............................................       0            0           0           0            0
October 2020 ............................................       0            0           0           0            0
October 2021 ............................................       0            0           0           0            0
October 2022 ............................................       0            0           0           0            0
October 2023 ............................................       0            0           0           0            0
October 2024 ............................................       0            0           0           0            0
October 2025 ............................................       0            0           0           0            0
October 2026 ............................................       0            0           0           0            0
October 2027 ............................................       0            0           0           0            0
October 2028 ............................................       0            0           0           0            0
October 2029 ............................................       0            0           0           0            0
October 2030 ............................................       0            0           0           0            0
October 2031 ............................................       0            0           0           0            0
Weighted Average Life (in years)* .......................     0.1          0.1         0.1         0.1          0.1


   *For purposes of the above tables, the percent of initial class certificate balance outstanding has been rounded to the nearest whole percentage and the weighted average life (in years) has been determined as specified under "-- Weighted Average Lives of the Offered Certificates."

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING OF THE CLASS B-1, CLASS B-2 AND CLASS B-3 CERTIFICATES
                  AT THE FOLLOWING CONSTANT PERCENTAGES OF PSA


                                                                                    Class B-1, Class B-2 and Class B-3 Certificates
Distribution Date                                                                   0%        100%       300%       500%       750%
-----------------                                                                  ----       ----       ----       ----       ----
Initial ........................................................................   100%       100%       100%       100%       100%
October 2002 ...................................................................    99         99         99         99         99
October 2003 ...................................................................    98         98         98         98         98
October 2004 ...................................................................    97         97         97         97         97
October 2005 ...................................................................    96         96         96         96         96
October 2006 ...................................................................    94         94         94         94         94
October 2007 ...................................................................    93         91         88         84         78
October 2008 ...................................................................    91         88         80         71         61
October 2009 ...................................................................    90         83         69         57         42
October 2010 ...................................................................    88         77         58         42         25
October 2011 ...................................................................    86         71         47         29         14
October 2012 ...................................................................    84         65         37         20          7
October 2013 ...................................................................    82         60         30         13          4
October 2014 ...................................................................    80         55         24          9          2
October 2015 ...................................................................    77         50         19          6          1
October 2016 ...................................................................    75         45         15          4          1
October 2017 ...................................................................    72         41         12          3          *
October 2018 ...................................................................    69         37          9          2          *
October 2019 ...................................................................    65         33          7          1          *
October 2020 ...................................................................    62         29          6          1          *
October 2021 ...................................................................    58         26          4          1          *
October 2022 ...................................................................    54         22          3          *          *
October 2023 ...................................................................    49         19          2          *          *
October 2024 ...................................................................    44         16          2          *          *
October 2025 ...................................................................    39         14          1          *          *
October 2026 ...................................................................    34         11          1          *          *
October 2027 ...................................................................    28          8          1          *          *
October 2028 ...................................................................    21          6          *          *          *
October 2029 ...................................................................    14          4          *          *          *
October 2030 ...................................................................     7          2          *          *          *
October 2031 ...................................................................     0          0          0          0          0
Weighted Average Life (in years)** .............................................  20.0       14.9       10.5        8.8        7.7

         *Indicates an amount above zero and less than 0.5% of the original class certificate balance is outstanding.

         **For purposes of the above tables, the percent of initial class certificate balance outstanding has been rounded to the nearest whole percentage and the weighted average life (in years) has been determined as specified under "-- Weighted Average Lives of the Offered Certificates."

Last Scheduled Distribution Date

         The last scheduled distribution date for each class of offered certificates is the distribution date in November 2031, which is the distribution date in the month following the month of the latest scheduled maturity date for any of the mortgage loans. Since the rate of distributions in reduction of the class certificate balance of each class of offered certificates will depend on the rate of payment, including prepayments, of the mortgage loans, the class certificate balance of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date. The rate of payments on the mortgage loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans. See "-- Prepayment Considerations and Risks" and "-- Weighted Average Lives of the Offered Certificates" in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

                                 USE OF PROCEEDS

         The depositor will apply the net proceeds of the sale of the certificates against the purchase price of the mortgage loans.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         For federal income tax purposes, an election will be made to treat the trust fund as a REMIC. The Regular Certificates and the Residual Certificates will represent the entire beneficial ownership interest in the trust fund. The Regular Certificates will represent regular interests in the REMIC and the Residual Certificates will represent the sole class of residual interests in the REMIC.

         The Regular Certificates generally will be treated as debt instruments issued by the REMIC for federal income tax purposes. Income on the Regular Certificates must be reported under an accrual method of accounting. Under the accrual method of accounting, interest income may be required to be included in a holder's gross income in advance of the holder's actual receipt of that interest income.

         The classes of Regular Certificates, depending on their respective issue prices (as described in the prospectus under "Material Federal Income Tax Consequences"), may be treated as having been issued with OID in an amount equal to the excess of their initial respective class certificate balance (plus accrued interest from the last day preceding the issue date corresponding to a distribution date through the issue date), over their respective issue prices (including all accrued interest). The prepayment assumption that is to be used in determining the rate of accrual of original issue discount and whether the original issue discount is considered de minimis, and that may be used by a holder of a Regular Certificate to amortize premium, will be 300% of the PSA. No representation is made as to whether the mortgage loans will prepay at the foregoing rate or any other rate. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Material Federal Income Tax Consequences" in the prospectus. Computing accruals of OID in the manner described in the prospectus and this prospectus supplement may, depending on the actual rate of prepayments during the accrual period, result in the accrual of negative amounts of OID on the certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accrual on their certificates.

         If the holders of any Regular Certificates are treated as holding their certificates at a premium, they are encouraged to consult their tax advisors regarding the election to amortize bond premium and the method to be employed. See "Material Federal Income Tax Consequences -- Taxation of Debt Securities" in the prospectus.

         The offered certificates will represent "real estate assets" under
Section 856(c)(5)(B) of the Code and qualifying assets under Section 7701(a)(19)(C) in the same proportion that the assets of the trust fund would be so treated, and income on the offered certificates will represent "interests on obligations secured by mortgages on real property" in the same proportion that the income on the assets of the trust fund would be so treated. Moreover, if 95% or more of the assets of the trust fund are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code at all times during a calendar year, then all of an offered certificate will represent "real estate assets" and all of the income on the offered certificate will qualify as "interest on obligations secured by mortgages on real property" for that calendar year. Similarly, if 95% or more of the assets of the trust fund are qualifying assets under Section 7701(a)(19)(C) of the Code at all times during the calendar year, then all of an offered certificate will represent assets qualifying under
Section 7701(a)(19)(C) for that calendar year.

         The Regular Certificates will represent qualifying assets under Section 860G(a)(3) if acquired by a REMIC within the prescribed time periods of the Code.

         The holders of the Residual Certificates must include the taxable income of the REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to them during certain periods. All or a portion of the taxable income from a Residual Certificate recognized by a holder may be treated as "excess inclusion" income, which with limited exceptions, is subject to U.S. federal income tax.

         In computing alternative minimum taxable income, the special rule providing that taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year does not apply. However, a taxpayer's alternative minimum taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year. In addition, the amount of any alternative minimum tax net operating loss is determined without regard to any excess inclusions.

         Purchasers of a Residual Certificate are encouraged to consider carefully the tax consequences of an investment in residual certificates discussed in the prospectus and consult their own tax advisors with respect to those consequences. See "Material Federal Income Tax Consequences -- Taxation of Holders of Residual Interest Securities" in the prospectus. Specifically, prospective holders of a Residual Certificate should consult their tax advisors regarding whether, at the time of acquisition, a Residual Certificate will be treated as a "noneconomic" residual interest. See "Material Federal Income Tax Consequences -- Taxation of Holders of Residual Interest Securities -- Restrictions on Ownership and Transfer of Residual Interest Securities" and "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" in the prospectus.

         As described in the prospectus under "Material Federal Income Tax Consequences -- Taxation of Holders of Residual Interest Securities -- Restrictions on Ownership and Transfer of Residual Interest Securities," the Internal Revenue Service has issued proposed Treasury regulations that would add to the conditions necessary to ensure that a transfer of a noneconomic residual interest would be respected for federal income tax purposes. On December 8, 2000, the IRS issued Rev. Proc. 2001-12, which creates an additional safe harbor for transfers of non-economic residual interests to purchasers that are domestic, taxable C corporations (other than real estate investment trusts, regulated investment companies or REMICs). A transfer generally satisfies the new safe harbor if (1) at the time of the transfer, and at the close of each of the purchaser's two fiscal years preceding the year of transfer, the purchaser's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million, (2) the purchaser makes a written agreement that any subsequent transfer of the interest will be to another taxable, domestic C corporation in a transaction that satisfies the safe harbor, and (3) the facts and circumstances known to the transferor on or before the date of the transfer do not reasonably indicate that the taxes associated with the residual interest will not be paid. In addition, the transfer must meet the other conditions, described in the prospectus, requiring the transferor to investigate the financial condition of the purchaser and get a statement from the purchaser that it understands the tax nature of a noneconomic residual interest and intends to pay the taxes associated with holding the interest. Investors should consult their own tax advisors before transferring any residual interest.

                              ERISA CONSIDERATIONS

         Any fiduciary of a Plan that proposes to cause the Plan to acquire any of the offered certificates is encouraged to consult with its counsel with respect to the potential consequences of the Plan's acquisition and ownership of the certificates under ERISA and Section 4975 of the Code. See "ERISA Considerations" in the prospectus. Section 406 of ERISA prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in various different types of transactions involving the plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes on prohibited transactions involving "disqualified persons" and Plans described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

         Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any of those plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

         Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments, including prepayments, on the mortgage loans.

         The U.S. Department of Labor has granted to Countrywide Securities Corporation an individual administrative exemption, Prohibited Transaction Exemption 2000-55, as amended (65 Fed. Reg. 67,774, 2000) from some of the prohibited transaction rules of ERISA and the related excise tax provisions of
Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the exemption. PTE 2000-55 applies to mortgage loans such as the mortgage loans in the trust fund.

         The U.S. Department of Labor has granted to J.P. Morgan Securities Inc. (formerly Chase Securities, Inc.) an individual administrative exemption, Prohibited Transaction Exemption 1990-30, as amended (55 Fed. Reg. 23,151, June 6, 1990) from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the exemption. PTE 1990-30 applies to mortgage loans such as the mortgage loans in the trust fund.

         For a general description of PTE 2000-55 and PTE 1990-33 and the conditions that must be satisfied for them to apply, see "ERISA Considerations" in the prospectus.

         On November 13, 2000, the U.S. Department of Labor published Prohibited Transaction Exemption 2000-58 (65 Fed. Reg. 67765, November 13, 2000) which amended, effective August 23, 2000, the Underwriter Exemptions, including PTE 2000-55 and PTE 1990-33. Among other changes, the amended exemption generally provides that in the case of "designated transactions" a Plan would be permitted to purchase subordinate certificates rated in any of the four highest generic ratings categories (provided that all other requirements are met). The designated transactions include residential mortgages. Because the ratings of a class of certificates are subject to change in the future by the rating agencies, classes of certificates eligible for purchase by Plans and pursuant to PTE 2000-55, PTE 1990-33 and PTE 2000-58 on the closing date may not be eligible for purchase by Plans in the future if their rating is reduced to below any of the four highest generic ratings categories. However, any Plan holding such a certificate would not be required to dispose of it solely because its rating had been lowered.

         It is expected that PTE 2000-55 and PTE 1990-33 as amended by PTE 2000-58 will apply to the acquisition and holding by Plans of the senior certificates, excluding the Residual Certificates, and the Class B-1, Class B-2 and Class B-3 Certificates, and that all applicable conditions of PTE 2000-55 and PTE 1990-33 and PTE 2000-58 other than those within the control of the investors will be met. In addition, as of the date hereof, no single mortgagor is the obligor on five percent (5%) of the mortgage loans included in the trust fund by aggregate unamortized principal balance of the assets of the trust fund.

         Because the characteristics of the Residual Certificates may not meet the requirements of PTE 2000-55 and PTE 1990-33 or any other issued exemption under ERISA, a Plan or an individual retirement account or other plan subject to
Section 4975 of the Code may engage in a prohibited transaction or incur excise taxes or civil penalties if it purchases and holds the Residual Certificates. Consequently, transfers of the Residual Certificates will not be registered by the trustee unless the trustee receives:

         . a representation from the transferee of the certificate, acceptable to and in form and substance satisfactory to the trustee, that the transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of any plan or arrangement or using the assets of any plan or arrangement to effect the transfer, or

         . an opinion of counsel satisfactory to the trustee that the purchase or holding of the certificate by a plan, or any person acting on behalf of a plan or using the plan's assets, will not result in the assets of the trust fund being considered to be "plan assets" and subject to the prohibited transaction requirements of ERISA and the Code and will not subject the trustee to any obligation in addition to those undertaken in the agreement.

         Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the exemptions described above and PTE 83-1 described in the prospectus, and the potential consequences in their specific circumstances, before making an investment in any of the offered certificates. Moreover, each Plan fiduciary is encouraged to determine whether under the general fiduciary standards of investment prudence and diversification, an investment in any of the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the Underwriting Agreement, the depositor has agreed to sell the senior certificates to Countrywide Securities Corporation and the Class B-1, Class B-2 and Class B-3 Certificates to J.P. Morgan Securities Inc. Distribution of the Underwritten Certificates will be made by Countrywide Securities Corporation, J.P. Morgan Securities Inc. and First Tennessee Securities Corporation, as a dealer, from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Underwritten Certificates, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

         After the initial distribution of the certificates offered hereby, each of Countrywide Securities Corporation, J.P. Morgan Securities Inc. and First Tennessee Securities Corporation intends to make a secondary market in the Underwritten Certificates, but none has any obligation to do so. There can be no assurance that a secondary market for the Underwritten Certificates will develop or, if it does develop, that it will continue or that it will provide certificateholders with a sufficient level of liquidity of investment.

         The depositor and the master servicer have agreed to indemnify the underwriters against, or make contributions to Countrywide Securities Corporation, J.P. Morgan Securities Inc. and First Tennessee Securities Corporation with respect to, liabilities customarily indemnified against, including liabilities under the Securities Act of 1933, as amended.

         After the initial distribution of the certificates offered hereby, this prospectus and prospectus supplement may be used by First Tennessee Securities Corporation, an affiliate of the depositor, the seller and the master servicer, in connection with market making transactions in such certificates. First Tennessee Securities Corporation may act as principal or agent in these transactions. These transactions will be at market prices at the time of sale and not at the prices of the initial offering. Certain information in this prospectus supplement may be updated from time to time in connection with transactions in which First Tennessee Securities Corporation acts as a market maker.

                                  LEGAL MATTERS

         The validity of the certificates, including their material federal income tax consequences, will be passed upon for the depositor by Andrews & Kurth L.L.P., Dallas, Texas. McKee Nelson L.L.P., Washington, DC, will pass upon certain legal matters on behalf of the underwriters.

                                     RATINGS

         It is a condition to the issuance of the senior certificates that they be rated "AAA" by each of Fitch and S&P. It is a condition to the issuance of the Class B-1, Class B-2 and Class B-3 Certificates that they be rated at least "AA," "A" and "BBB" by S&P, respectively.

         The ratings assigned by S&P to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which certificateholders are entitled. S&P's ratings address the structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. S&P's ratings on mortgage pass-through certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield.

         Fitch's ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of payments required under the operative agreements. Fitch's ratings take into consideration the credit quality of the mortgage pool including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream of the mortgage pool is adequate to make payment required under the certificates. Fitch's ratings on the certificates do not, however, constitute a statement regarding the frequency of prepayments on the mortgage loans. Fitch's rating does not address the possibility that investors may suffer a lower than anticipated yield.

         The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies.

         The depositor has not requested a rating of the offered certificates by any rating agency other than S&P and Fitch; there can be no assurance, however, as to whether any other rating agency will rate the offered certificates or, if it does, what rating would be assigned by the other rating agency. The rating assigned by the other rating agency to the offered certificates could be lower than the respective ratings assigned by either, or both, of S&P and Fitch.

                                GLOSSARY OF TERMS

         Accrued Certificate Interest -- For any class of certificates for any distribution date will equal the interest accrued during the related interest accrual period at the applicable pass-through rate on the class certificate balance of such class of certificates immediately prior to such distribution date, less such class' share of any Net Interest Shortfall.

         Allocable Share -- With respect to any class of subordinated certificates on any distribution date, such class's pro rata share (based on the class certificate balance of each class entitled thereto) of each of the components of the Subordinated Optimal Principal Amount described herein; provided, that, except as provided in the pooling and servicing agreement, no Class B Certificates (other than the subordinated certificate with the highest priority of distribution) shall be entitled on any distribution date to receive distributions pursuant to clauses (2), (3) and (5) of the definition of Subordinated Optimal Principal Amount unless the Class Prepayment Distribution Trigger for the related class is satisfied for such distribution date.

         Available Funds -- With respect to any distribution date, an amount equal to the sum of:

         . all scheduled installments of interest, net of the master servicing fee, the trustee fee and any amounts due to First Horizon in respect of excess interest as described in the second paragraph under the heading "Servicing of the Mortgage Loans -- Servicing Compensation and Payment of Expenses," and all scheduled installments of principal due on the due date in the month in which the distribution date occurs and received before the related determination date, together with any advances in respect thereof;

         . all Insurance Proceeds and all Liquidation Proceeds received during the calendar month before the distribution date, which in each case is the net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any;

         . all partial or full prepayments received during the related Prepayment Period, net of any Prepayment Interest Excess;

         . any Compensating Interest in respect of full prepayments received during the period from the sixteenth day of the month prior to the month of such distribution date through the last day of such month; and

         . any Substitution Adjustment Amount or the purchase price for any deleted mortgage loan or a mortgage loan repurchased by the seller or the master servicer as of such distribution date, reduced by amounts in reimbursement for advances previously made and other amounts that the master servicer is entitled to be reimbursed for out of the Certificate Account pursuant to the pooling and servicing agreement.

         Available Funds Allocation -- The allocation of Available Funds as described under "Distributions on the Certificates -- Allocation of Available Funds" in the prospectus supplement.

         Bankruptcy Loss Coverage Amount -- The aggregate amount of Realized Losses which may be allocated in connection with Deficient Valuations.

         Bankruptcy Losses-- Deficient Valuations or Debt Service Reductions.

         Certificate Account -- An account established and maintained by the master servicer, in the name of the trustee for the benefit of the holders of each series of certificates, for the disbursement of payments on the mortgage loans evidenced by each series of certificates.

         Class B Certificates -- The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, collectively.

         Class Prepayment Distribution Trigger -- For a class of Class B Certificates (other than the subordinated certificate with the highest priority of distribution), any distribution date on which a fraction (expressed as a percentage), the numerator of which is the aggregate class certificate balance of such class and each class subordinate thereto, if any, and the denominator of which is the Pool Principal Balance with respect to such distribution date, equals or exceeds such percentage calculated as of the closing date.

         Code -- The Internal Revenue Code of 1986, as amended.

         Compensating Interest -- As to any distribution date and any principal prepayment in respect of a mortgage loan that is received during the period from the sixteenth day of the month prior to the month of such distribution date through the last day of such month, an additional payment made by the master servicer, to the extent funds are available from the master servicing fee, equal to the amount of interest at the Net Mortgage Rate, for that mortgage loan from the date of the prepayment to the related due date; provided that such payment shall not exceed 0.0083% of the Pool Principal Balance as of the related determination date.

         Cross-over Date -- The distribution date on which the respective class certificate balances of the subordinated certificates have been reduced to zero.

         Debt Service Reduction -- With respect to any mortgage loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the scheduled payment for such mortgage loan which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

         Deficient Valuation -- With respect to any mortgage loan, a valuation by a court of competent jurisdiction of the related mortgaged property in an amount less than the then-outstanding indebtedness under the mortgage loan, or any reduction in the amount of principal to be paid in connection with any scheduled payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.

         Determination Date -- As to any distribution date, the earlier of (i) the third business day after the 15th day of each month, and (ii) the second business day prior to the related distribution date.

         Distribution Account -- An account established and maintained with the trustee on behalf of the certificateholders, into which the master servicer will deposit the Available Funds withdrawn from the Certificate Account.

         DTC-- The Depository Trust Company.

         Excess Losses -- Any Deficient Valuation, Fraud Loss or Special Hazard Losses (each a type of Realized Loss), or any part thereof, occurring after the Bankruptcy Loss Coverage Amount, Fraud Loss Coverage Amount or Special Hazard Loss Coverage Amount, respectively, has been reduced to zero.

         Fraud Loss Coverage Amount -- The aggregate amount of Realized Losses which may be allocated in connection with Fraud Losses.

         Fraud Losses -- Realized Losses incurred on defaulted mortgage loans as to which there was fraud, dishonesty or misrepresentation in the origination of the mortgage loans.

         First Horizon-- First Horizon Home Loan Corporation, a Kansas corporation and an indirect wholly owned subsidiary of First Tennessee National Corporation, a Tennessee corporation.

         Fitch-- Fitch, Inc. and its successors and/or assigns.

         Insurance Proceeds -- All proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures.

         Liquidated mortgage loan -- A defaulted mortgage loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

         Liquidation Proceeds -- All cash amounts, other than Insurance Proceeds, received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise during the calendar month before the distribution date.

         Net Interest Shortfall -- For any distribution date, the sum of:

         . the amount of interest which would otherwise have been received for any mortgage loan that was the subject of (x) a Relief Act Reduction or (y) a Special Hazard Loss, Fraud Loss, or Bankruptcy Loss, after the exhaustion of the respective amounts of coverage provided by the Subordinate Certificates for those types of losses; and

         .     any Net Prepayment Interest Shortfalls.

         Net Interest Shortfalls on any distribution date will be allocated pro rata among all classes of certificates entitled to receive distributions of interest on that distribution date, based on the amount of interest each of those classes of certificates would otherwise be entitled to receive on that distribution date before taking into account any reduction in that amounts resulting from that Net Interest Shortfalls.

         Net Mortgage Rate or "NMR" -- With respect to a mortgage loan, the mortgage rate thereof, less the master servicing fee rate and the trustee fee rate with respect to the mortgage loan, expressed as a per annum percentage of its Stated Principal Balance.

         Net Prepayment Interest Shortfall -- For any distribution date, the amount by which the aggregate of Prepayment Interest Shortfalls during the applicable prepayment period applicable to that distribution date exceeds the available Compensating Interest, if any, for that period.

         Non-Excess Loss -- Any Realized Loss other than an Excess Loss.

         OID -- Original issue discount.

         Original Subordinated Principal Balance -- The aggregate class certificate balance of the subordinated certificates as of the date of issuance of the certificates.

         Plan -- An employee benefit plan or arrangement (such as an individual retirement plan or Keogh plan) that is subject to ERISA or Section 4975 of the Code.

         Pool Principal Balance -- With respect to any distribution date, the aggregate of the Stated Principal Balances of the mortgage loans outstanding on the due date in the month before the distribution date.

         Prepayment Interest Excess -- As to any principal prepayment in full received by the master servicer from the first day through the fifteenth day of any calendar month (other than the calendar month in which the cut-off date occurs), all amounts paid by the related mortgagor in respect of interest on such principal prepayment. All Prepayment Interest Excess shall be paid to the Master Servicer as additional master servicing compensation.

         Prepayment Interest Shortfall -- As to any distribution date, mortgage loan and principal prepayment received (a) during the period from the sixteenth day of the month preceding the month of such distribution date through the last day of such month, in the case of a principal prepayment in full, or (b) during the month preceding the month of such distribution date, in the case of a partial principal prepayment, the amount, if any, by which one month's interest at the related Net Mortgage Rate (exclusive of the trustee fee) on such principal prepayment exceeds the amount of interest actually paid by the borrower in connection with such principal prepayment.

         Prepayment Period -- (a) With respect to any mortgage loan that was the subject of a voluntary prepayment in full and any distribution date, the period from the sixteenth day of the month preceding the month of such distribution date (or, in the case of the first distribution date, from the Cut-off Date) through the fifteenth day of the month of such distribution date, and (b) with respect to any other unscheduled prepayment of principal of any mortgage loan and any distribution date, the calendar month preceding the month of such distribution date.

         PSA -- The prepayment standard assumption, a prepayment standard or model which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans.

         PTE-- A prohibited transaction exemption issued by the U.S. Department of Labor.

         Realized Loss -- (a) for a Liquidated mortgage loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the Net Mortgage Rate through the last day of the month of liquidation, less the net proceeds from the liquidation of, and any insurance proceeds from, such mortgage loan and the related mortgaged property; and (b) for any mortgage loan, a Deficient Valuation.

         Regular Certificates -- All classes of certificates, other than the Residual Certificates.

         Residual Certificates-- The Class A-R Certificates.

         Relief Act Reduction -- A reduction in the amount of monthly interest payment on a mortgage loan pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940.

         S&P-- Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and its successors and/or assigns.

         Senior Final Distribution Date -- For any class of senior certificates, the distribution date on which the class certificate balance of such class of senior certificates has been reduced to zero.

         Senior Optimal Principal Amount -- With respect to each distribution date, an amount equal to the sum of:

                  (1) the Senior Percentage of all scheduled payments of principal due on each mortgage loan on the first day of the month in which the distribution date occurs, as specified in the amortization schedule at the time applicable thereto after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions after the Bankruptcy Loss Coverage Amount has been reduced to zero, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period;

                  (2) the Senior Prepayment Percentage of the Stated Principal Balance of each mortgage loan which was the subject of a prepayment in full received by the master servicer during the applicable Prepayment Period;

                  (3) the Senior Prepayment Percentage of all partial prepayments of principal received during the applicable Prepayment Period;

                  (4) the lesser of:

                           (a) the Senior Prepayment Percentage of the sum of
                  (x) the net liquidation proceeds allocable to principal on each mortgage loan which became a Liquidated Mortgage Loan during the related Prepayment Period, other than mortgage loans described in clause (y), and (y) the principal balance of each mortgage loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related mortgage insurance policy; and

                           (b) (i) the Senior Percentage of the sum of (x) the
                  Stated Principal Balance of each mortgage loan which became a Liquidated Mortgage Loan during the related Prepayment Period, other than mortgage loans described in clause (y), and (y) the Stated Principal Balance of each mortgage loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy minus (ii) the Senior Percentage of the principal portion of Excess Losses (other than Debt Service Reductions) during the related Prepayment Period; and

                  (5) the Senior Prepayment Percentage of the sum of (a) the Stated Principal Balance of each mortgage loan which was repurchased by the seller in connection with such distribution date and (b) the difference, if any, between the Stated Principal Balance of a mortgage loan that has been replaced by the seller with a substitute mortgage loan pursuant to the Agreement in connection with such distribution date and the Stated Principal Balance of such substitute mortgage loan.

         Senior Percentage -- On any distribution date, the lesser of 100% and the percentage (carried to six places rounded up) obtained by dividing the aggregate class certificate balances of all classes of senior certificates immediately preceding such distribution date by the aggregate class certificate balances of all classes of the certificates immediately preceding such distribution date.

         Senior Prepayment Percentage -- On any distribution date occurring during the periods set forth below, the Senior Prepayment Percentages described below:

-----------------------------------------------------------------------------------------------------
 Period (Dates Inclusive)                            Senior Prepayment Percentage
-----------------------------------------------------------------------------------------------------
November 2001 - October 2006            100%
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November 2006 - October 2007            Senior Percentage plus 70% of the Subordinated Percentage
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November 2007 - October 2008            Senior Percentage plus 60% of the Subordinated Percentage
-----------------------------------------------------------------------------------------------------
November 2008 - October 2009            Senior Percentage plus 40% of the Subordinated Percentage
-----------------------------------------------------------------------------------------------------
November 2009 - October 2010            Senior Percentage plus 20% of the Subordinated Percentage
-----------------------------------------------------------------------------------------------------
November 2010 and thereafter            Senior Percentage
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         Notwithstanding the foregoing, if the Senior Percentage on any distribution date exceeds the initial Senior Percentage, the Senior Prepayment Percentage for such distribution date will equal 100%.

         In addition, no reduction of the Senior Prepayment Percentage below the level in effect for the most recent prior period specified in the table above shall be effective on any distribution date unless, as of the last day of the month preceding such distribution date, either:

                  (A)(1) the aggregate Stated Principal Balance of mortgage loans delinquent 60 days or more (including for this purpose any mortgage loans in foreclosure and mortgage loans with respect to which the related mortgaged property has been acquired by the trust) does not exceed 50% of the aggregate class certificate balance of the subordinated certificates as of such date; and

          (2) cumulative Realized Losses do not exceed:

               (a) 30% of the Original Subordinated Principal Balance if such distribution date occurs between and including November 2006 and October 2007;

               (b) 35% of the Original Subordinated Principal Balance if such distribution date occurs between and including November 2007 and October 2008;

               (c) 40% of the Original Subordinated Principal Balance if such distribution date occurs between and including November 2008 and October 2009;

               (d) 45% of the Original Subordinated Principal Balance if such distribution date occurs between and including November 2009 and October 2010; and

               (e) 50% of the Original Subordinated Principal Balance if such distribution date occurs during or after November 2010; or

          (B)(1) the aggregate Stated Principal Balance of mortgage loans delinquent 60 days or more (including for this purpose any mortgage loans in foreclosure and mortgage loans with respect to which the related mortgaged property has been acquired by the trust), averaged over the last three months, as a percentage of the aggregate Stated Principal Balance of all mortgage loans averaged over the last three months, does not exceed 4%; and

          (2)  cumulative Realized Losses do not exceed:

               (a) 10% of the Original Subordinated Principal Balance if such distribution date occurs between and including November 2006 and October 2007;

               (b) 15% of the Original Subordinated Principal Balance if such distribution date occurs between and including November 2007 and October 2008;

               (c) 20% of the Original Subordinated Principal Balance if such distribution date occurs between and including November 2008 and October 2009;

               (d) 25% of the Original Subordinated Principal Balance if such distribution date occurs between and including November 2009 and October 2010; and

               (e) 30% of the Original Subordinated Principal Balance if such distribution date occurs during or after November 2010.

     Special Hazard Loss Coverage Amount -- The aggregate amount of Realized Losses which may be allocated in connection with Special Hazard Losses.

     Special Hazard Losses -- A Realized Loss incurred, to the extent that the loss was attributable to direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable; and any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies. The amount of the Special Hazard Loss is limited to the lesser of the cost of repair or replacement of the mortgaged property; any loss above that amount would be a Defaulted Mortgage Loss or other applicable type of loss. Special Hazard Losses do not include losses occasioned by war, civil insurrection, various governmental actions, errors in design, faulty workmanship or materials, except under some circumstances, nuclear reaction, chemical contamination or waste by the mortgagor.

         Stated Principal Balance -- For any mortgage loan and due date, the unpaid principal balance of the mortgage loan as of the due date, as specified in its amortization schedule at the time, before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period, after giving effect to any previous partial prepayments and liquidation proceeds received and to the payment of principal due on the due date and irrespective of any delinquency in payment by the related mortgagor.

         Structuring Assumptions -- The assumed characteristics of the mortgage loans used for purposes of estimating the weighted average lives of the certificates, as listed on page S-36.

         Subordinated Certificate Writedown Amount -- As of any distribution date, the amount by which (a) the sum of the class certificate balances of all of the certificates, after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the class certificate balances of all of the certificates on such distribution date, exceeds (b) the Pool Principal Balance on the first day of the month of such distribution date less any Deficient Valuations occurring before the Bankruptcy Loss Coverage Amount has been reduced to zero.

         Subordinated Optimal Principal Amount -- With respect to each distribution date, an amount equal to the sum of the following (but in no event greater than the aggregate class certificate balances of the subordinated certificates immediately prior to such distribution date):

                  (1) the Subordinated Percentage of all scheduled payments of principal due on each outstanding mortgage loan on the first day of the month in which the distribution date occurs, as specified in the amortization schedule at the time applicable thereto, after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions after the Bankruptcy Loss Coverage Amount has been reduced to zero, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period;

                  (2) the Subordinated Prepayment Percentage of the Stated Principal Balance of each mortgage loan which was the subject of a prepayment in full received by the master servicer during the related Prepayment Period;

                  (3) the Subordinated Prepayment Percentage of all partial prepayments of principal received during the related Prepayment Period, plus, on the Senior Final Distribution Date, 100% of any Senior Optimal Principal Amount remaining undistributed on such date;

                  (4) the amount, if any, by which the sum of (a) the net liquidation proceeds allocable to principal received during the related Prepayment Period in respect of each Liquidated Mortgage Loan, other than mortgage loans described in clause (b) and (b) the principal balance of each mortgage loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related mortgage insurance policy exceeds (c) the sum of the amounts distributable to the senior certificateholders under clause (4) of the definition of Senior Optimal Principal Amount on such distribution date; and

                  (5) the Subordinated Prepayment Percentage of the sum of (a) the Stated Principal Balance of each mortgage loan which was repurchased by the seller in connection with such distribution date and
         (b) the difference, if any, between the Stated Principal Balance of a mortgage loan that has been replaced by the seller with a substitute mortgage loan pursuant to the Agreement in connection with such distribution date and the Stated Principal Balance of such substitute mortgage loan.

         Subordinated Percentage -- For any distribution date, 100% minus the Senior Percentage.

         Subordinated Prepayment Percentage -- For any distribution date, 100% minus the Senior Prepayment Percentage.

         Substitution Adjustment Amount -- The amount by which the principal balance of a substituted mortgage loan exceeds the principal balance of a replacement mortgage loan.

         Unanticipated Recovery -- Any amount recovered by the Master Servicer in respect of principal of a mortgage loan which had previously been allocated as a Realized Loss to one or more classes of certificates.

         Underwriter Exemptions -- Administrative exemptions, granted by the U.S. Department of Labor to certain underwriters, from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of such exemptions.

         Underwriting Agreements-- The underwriting agreement by and among First Horizon Asset Securities Inc., First Horizon Home Loan Corporation and Countrywide Securities Corporation and the underwriting agreement by and among First Horizon Asset Securities Inc., First Horizon Home Loan Corporation and J.P. Morgan Securities Inc.

         Underwritten Certificates -- The senior certificates and the Class B-1, Class B-2 and Class B-3 Certificates.

PROSPECTUS

                       First Horizon Asset Securities Inc.
                                    Depositor

                      Mortgage and Asset Backed Securities
                              (Issuable in Series)

     -------------------------       The Trusts
     You should carefully            Each trust will be established to hold
     consider the risk factors       assets in its trust fund transferred to it
     beginning on page 6 of          by First Horizon Asset Securities Inc. The
     this prospectus.                assets in each trust fund will be specified
     -------------------------       in the  prospectus supplement for the
                                     particular trust and will generally consist of:

          . first lien mortgage loans secured by one- to four-family residential properties or participations in that type of loan,

          . mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac, or

          . private mortgage-backed securities backed by first lien mortgage loans secured by one- to four-family residential properties or participations in that type of loan.

          . closed-end and/or revolving home equity loans, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties or participations in that type of loan, or

          . home improvement installment sale contracts and installment loan agreements that are secured by first or subordinate liens on one- to four-family residential properties or participations in those types of contracts.

The Securities

The securities of a series will consist of certificates which evidence beneficial ownership of a trust established by the depositor, and/or notes secured by the assets of a trust fund. The depositor or a trust established by the depositor will sell the securities pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series of securities will be issued in one or more classes and each class will evidence the right to receive a specified portion of future payments on the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

Offers of Securities

The securities may be offered to the public through several different methods, including offerings through underwriters.

The SEC and state securities regulators have not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                 August 24, 2001

                               TABLE OF CONTENTS

                                                                                              PAGE
RISK FACTORS.................................................................................    6

THE TRUST FUND...............................................................................   21
         General.............................................................................   21
         The Loans...........................................................................   23
         Agency Securities...................................................................   28
         Private Mortgage-Backed Securities..................................................   30
         Substitution of Trust Fund Assets...................................................   32

AVAILABLE INFORMATION........................................................................   33

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..............................................   33

REPORTS TO SECURITYHOLDERS...................................................................   34

USE OF PROCEEDS..............................................................................   34

THE DEPOSITOR................................................................................   34

LOAN PROGRAM.................................................................................   34
         Underwriting Standards..............................................................   35
         Qualifications of Sellers...........................................................   40
         Representations by Sellers; Repurchases.............................................   41

DESCRIPTION OF THE SECURITIES................................................................   43
         General.............................................................................   44
         Distributions on Securities.........................................................   46
         Advances............................................................................   48
         Reports to Securityholders..........................................................   49
         Categories of Classes of Securities.................................................   51
         Indices Applicable to Floating Rate and Inverse Floating Rate Classes ..............   55
         Book-entry Registration of Securities...............................................   60

CREDIT ENHANCEMENT...........................................................................   65
         General.............................................................................   65
         Subordination.......................................................................   66
         Letter of Credit....................................................................   67
         Insurance Policies, Surety Bonds and Guaranties.....................................   67

         Over-collateralization..........................................................   68
         Reserve Accounts................................................................   68
         Pool Insurance Policies.........................................................   70
         Special Hazard Insurance Policies...............................................   72
         Bankruptcy Bonds................................................................   73
         Cross Support...................................................................   74

YIELD AND PREPAYMENT CONSIDERATIONS......................................................   74

THE AGREEMENTS...........................................................................   77
         Assignment of the Trust Fund Assets.............................................   78
         Payments on Loans; Deposits to Security Account.................................   81
         Pre-Funding Account.............................................................   84
         Sub-servicing by Sellers........................................................   85
         Collection Procedures...........................................................   85
         Hazard Insurance................................................................   87
         Realization upon Defaulted Loans................................................   89
         Servicing and Other Compensation and Payment of Expenses........................   90
         Evidence as to Compliance.......................................................   91
         Certain Matters Regarding the Master Servicer and the Depositor ................   91
         Events of Default; Rights upon Event of Default.................................   93
         Amendment.......................................................................   96
         Termination; Optional Termination...............................................   97
         The Trustee.....................................................................   99

LEGAL ASPECTS OF THE LOANS...............................................................   99
         General.........................................................................   99
         Foreclosure.....................................................................  100
         Environmental Risks.............................................................  103
         Rights of Redemption............................................................  105
         Anti-deficiency Legislation and Other Limitations on Lenders ...................  105
         Due-on-sale Clauses.............................................................  106
         Enforceability of Prepayment and Late Payment Fees..............................  107
         Applicability of Usury Laws.....................................................  108
         Home Improvement Contracts......................................................  108
         Installment Contracts...........................................................  110
         Soldiers' and Sailors' Civil Relief Act.........................................  111
         Junior Mortgages and Rights of Senior Mortgagees................................  111
         The Title I Program.............................................................  112
         Consumer Protection Laws........................................................  117

MATERIAL FEDERAL INCOME TAX CONSEQUENCES ................................................  117
         General.........................................................................  117

         Taxation of Debt Securities....................................................  118
         Taxation of the REMIC and its Holders..........................................  124
         REMIC Expenses; Single Class REMICs............................................  125
         Taxation of the REMIC..........................................................  126
         Taxation of Holders of Residual Interest Securities............................  127
         Administrative Matters.........................................................  132
         Tax Status as a Grantor Trust..................................................  132
         Sale or Exchange...............................................................  135
         Miscellaneous Tax Aspects......................................................  136
         Tax Treatment of Foreign Investors.............................................  137
         Tax Characterization of the Trust Fund as a Partnership........................  138
         Tax Consequences to Holders of the Notes.......................................  138
         Tax Consequences to Holders of the Certificates for a Trust Fund
                                 Treated as a Partnership...............................  141

STATE TAX CONSIDERATIONS................................................................  146

ERISA CONSIDERATIONS....................................................................  146

LEGAL INVESTMENT........................................................................  153

METHOD OF DISTRIBUTION..................................................................  155

LEGAL MATTERS...........................................................................  156

FINANCIAL INFORMATION...................................................................  156

RATING..................................................................................  156

INITIAL SETTLEMENT......................................................................  158

INDEX TO DEFINED TERMS..................................................................  163

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

         Information about each series of securities is contained in two separate documents:

         .    this prospectus, which provides general information, some of which may not apply to a particular series; and


         .    the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

         You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

                      -------------------------------------

         If you require additional information, the mailing address of our principal executive offices is First Horizon Asset Securities Inc., 4000 Horizon Way, Irving, Texas 75063 and the telephone number is (214) 441-4000. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Documents by Reference" beginning on page 34.

                                  RISK FACTORS

         You should carefully consider the following information since it identifies significant risks associated with an investment in the securities.

Limited Source of Payments --
 No Recourse  To Sellers,
 Depositor or Servicer.................   The applicable prospectus supplement
                                          may provide that securities will be
                                          payable from other trust funds in
                                          addition to their associated trust
                                          fund, but if it does not, they will be
                                          payable solely from their associated
                                          trust fund. If the trust fund does not
                                          have sufficient assets to distribute
                                          the full amount due to you as a
                                          securityholder, your yield will be
                                          impaired, and perhaps even the return
                                          of your principal may be impaired,
                                          without your having recourse to anyone
                                          else.

                                          Furthermore, at the times specified in
                                          the applicable prospectus supplement,
                                          some assets of the trust fund may be
                                          released and paid out to other people,
                                          such as the depositor, a servicer, a
                                          credit enhancement provider, or any
                                          other person entitled to payments from
                                          the trust fund. Those assets will no
                                          longer be available to make payments
                                          to you. Those payments are generally
                                          made after other specified payments
                                          that may be set forth in the
                                          applicable prospectus supplement have
                                          been made.

                                          You will not have any recourse against
                                          the depositor or any servicer if you
                                          do not receive a required distribution
                                          on the securities. Nor will you have
                                          recourse against the assets of the
                                          trust fund of any other series of
                                          securities.

                                          The securities will not represent an
                                          interest in the depositor, any
                                          servicer, any seller to the depositor,
                                          or anyone else except the trust fund.
                                          The only obligation of the depositor
                                          to a trust fund comes from certain
                                          representations and warranties made by
                                          it about assets transferred to the
                                          trust fund. If these representations
                                          and warranties turn out to be untrue,
                                          the depositor may be required to
                                          repurchase some of
                                          the transferred assets. First Horizon
                                          Asset Securities Inc., which is the
                                          depositor, does not have significant
                                          assets and is unlikely to have
                                          significant assets in the future. So
                                          if the depositor were required to
                                          repurchase a loan because of a breach
                                          of a representation, its only sources
                                          of funds for the repurchase would be:

                                          .      funds obtained from enforcing a
                                                 corresponding obligation of a
                                                 seller or originator of the
                                                 loan, or

                                          .      funds from a reserve fund or
                                                 similar credit enhancement
                                                 established to pay for loan
                                                 repurchases.

                                          The only obligations of the master
                                          servicer to a trust fund (other than
                                          its master servicing obligations) come
                                          from certain representations and
                                          warranties made by it in connection
                                          with its loan servicing activities. If
                                          these representations and warranties
                                          turn out to be untrue, the master
                                          servicer may be required to repurchase
                                          or substitute for some of the loans.
                                          However, the master servicer may not
                                          have the financial ability to make the
                                          required repurchase or substitution.

                                          The only obligations to a trust fund
                                          of a seller of loans to the depositor
                                          comes from certain representations and
                                          warranties made by it in connection
                                          with its sale of the loans and certain
                                          document delivery requirements. If
                                          these representations and warranties
                                          turn out to be untrue, or the seller
                                          fails to deliver required documents,
                                          it may be required to repurchase or
                                          substitute for some of the loans.
                                          However, the seller may not have the
                                          financial ability to make the required
                                          repurchase or substitution.

Credit Enhancement May Not
 Be Sufficient To Protect
 You from Losses.......................   Credit enhancement is intended to
                                          reduce the effect of loan losses. But
                                          credit enhancements may benefit only
                                          some classes of a series of securities
                                          and the amount of any credit
                                          enhancement will be limited as
                                          described in the applicable prospectus
                                          supplement.

                                          Furthermore, the amount of a credit
                                          enhancement may decline over time
                                          pursuant to a schedule or formula or
                                          otherwise, and could be depleted from
                                          payments or for other reasons before
                                          the securities covered by the credit
                                          enhancement are paid in full. In
                                          addition, a credit enhancement may not
                                          cover all potential sources of loss.
                                          For example, a credit enhancement may
                                          or may not cover fraud or negligence
                                          by a loan originator or other parties.
                                          Also, the trustee may be permitted to
                                          reduce, substitute for, or even
                                          eliminate all or a portion of a credit
                                          enhancement so long as the rating
                                          agencies that have rated the
                                          securities at the request of the
                                          depositor indicate that the reduction
                                          would not cause them to change
                                          adversely their rating of the
                                          securities. Consequently,
                                          securityholders may suffer losses even
                                          though a credit enhancement exists and
                                          its provider does not default.

Nature of Mortgages

 Junior Status of Liens Securing
  Home Equity Loans Could
  Adversely Affect You.................   The mortgages and deeds of trust
                                          securing the home equity loans will be
                                          primarily junior liens subordinate to
                                          the rights of the mortgagee under the
                                          related senior mortgage(s) or deed(s)
                                          of trust. Accordingly, the proceeds
                                          from any liquidation, insurance or
                                          condemnation proceeds will be
                                          available to satisfy the outstanding
                                          balance of the junior lien only to the
                                          extent that the claims of the related
                                          senior mortgagees have been satisfied
                                          in full, including any related
                                          foreclosure costs. In addition, if a
                                          junior mortgagee forecloses on the
                                          property securing a junior mortgage,
                                          it forecloses subject to
                                          any senior mortgage and must take one
                                          of the following steps to protect its
                                          interest in the property:

                                          .      pay the senior mortgage in full
                                                 at or prior to the foreclosure
                                                 sale, or

                                          .      assume the payments on the
                                                 senior mortgage in the event
                                                 the mortgagor is in default
                                                 under the senior mortgage.

                                          The trust fund may effectively be
                                          prevented from foreclosing on the
                                          related property since it will have no
                                          funds to satisfy any senior mortgages
                                          or make payments due to any senior
                                          mortgagees.

                                          Some states have imposed legal limits
                                          on the remedies of a secured lender in
                                          the event that the proceeds of any
                                          sale under a deed of trust or other
                                          foreclosure proceedings are
                                          insufficient to pay amounts owed to
                                          that secured lender. In some states,
                                          including California, if a lender
                                          simultaneously originates a loan
                                          secured by a senior lien on a
                                          particular property and a loan secured
                                          by a junior lien on the same property,
                                          that lender as the holder of the
                                          junior lien may be precluded from
                                          obtaining a deficiency judgment with
                                          respect to the excess of:

                                          .      the aggregate amount owed under
                                                 both the senior and junior
                                                 loans over

                                          .      the proceeds of any sale under
                                                 a deed of trust or other
                                                 foreclosure proceedings.

                                          See "Legal Aspects of the Loans --
                                          Anti-Deficiency Legislation;
                                          Bankruptcy Laws; Tax Liens."

  Declines in Property Values May
   Adversely...........................   Affect You The value of the properties
                                          underlying the loans held in the trust
                                          fund may decline over time. Among the
                                          factors that could adversely affect
                                          the value of the properties are:

                                          .      an overall decline in the
                                                 residential real estate market
                                                 in the areas in which they are
                                                 located,

                                          .      a decline in their general
                                                 condition from the failure of
                                                 borrowers to maintain their
                                                 property adequately, and

                                          .      natural disasters that are not
                                                 covered by insurance, such as
                                                 earthquakes and floods.

                                          In the case of home equity loans,
                                          declining property values could
                                          diminish or extinguish the value of a
                                          junior mortgage before reducing the
                                          value of a senior mortgage on the same
                                          property.

                                          If property values decline, the actual
                                          rates of delinquencies, foreclosures,
                                          and losses on all underlying loans
                                          could be higher than those currently
                                          experienced in the mortgage lending
                                          industry in general. These losses, to
                                          the extent not otherwise covered by a
                                          credit enhancement, will be borne by
                                          the holder of one or more classes of
                                          securities.

  Delays In Liquidation May
   Adversely Affect You................   Even if the properties underlying the
                                          loans held in the trust fund provide
                                          adequate security for the loans,
                                          substantial delays could occur before
                                          defaulted loans are liquidated and
                                          their proceeds are forwarded to
                                          investors. Property foreclosure
                                          actions are regulated by state
                                          statutes and rules and are subject to
                                          many of the delays and expenses of
                                          other lawsuits if defenses or
                                          counterclaims are made, sometimes
                                          requiring several years to complete.
                                          Furthermore, in some states if the
                                          proceeds of the foreclosure are
                                          insufficient to repay the loan, the
                                          borrower is not liable for the
                                          deficit. Thus, if a borrower defaults,
                                          these restrictions may impede the
                                          trust's ability to dispose of the
                                          property and obtain sufficient
                                          proceeds to repay the loan in full.

                                          In addition, the servicer will be
                                          entitled to deduct from liquidation
                                          proceeds all expenses reasonably
                                          incurred in attempting to recover on
                                          the defaulted loan, including legal
                                          fees and costs, real estate taxes, and
                                          property maintenance and preservation
                                          expenses.

  Disproportionate Effect of
   Liquidation Expenses May
   Adversely Affect You.................  Liquidation expenses of defaulted loans generally do not vary directly
                                          with the outstanding principal balance
                                          of the loan at the time of default.
                                          Therefore, if a servicer takes the
                                          same steps for a defaulted loan having
                                          a small remaining principal balance as
                                          it does for a defaulted loan having a
                                          large remaining principal balance, the
                                          amount realized after expenses is
                                          smaller as a percentage of the
                                          outstanding principal balance of the
                                          small loan than it is for the
                                          defaulted loan having a large
                                          remaining principal balance.

  Consumer Protection Laws
   May Adversely Affect You.............  State laws generally regulate interest rates and other charges, require
                                          specific disclosures, and require
                                          licensing of mortgage loan originators
                                          and servicers. In addition, most
                                          states have other laws and public
                                          policies for the protection of
                                          consumers that prohibit unfair and
                                          deceptive practices in the
                                          origination, servicing, and collection
                                          of mortgage loans. Depending on the
                                          particular law and the specific facts
                                          involved, violations may limit the
                                          ability to collect all or part of the
                                          principal or interest on the
                                          underlying loans held in the trust
                                          fund.

                                          In some cases, the borrower may even
                                          be entitled to a refund of amounts
                                          previously paid.

                                          The loans held in the trust fund may
                                          also be subject to certain federal
                                          laws, including:

                                          .      the Federal Truth in Lending
                                                 Act and its regulations, which
                                                 require disclosures to the
                                                 borrowers regarding the terms
                                                 of any mortgage loan;

                                          .      the Equal Credit Opportunity
                                                 Act and its regulations, which
                                                 prohibit discrimination in the
                                                 extension of credit on the
                                                 basis of age, race, color, sex,
                                                 religion, marital status,
                                                 national origin, receipt of
                                                 publicassistance, or the
                                                 exercise of any right under the
                                                 Consumer Credit Protection Act;
                                                 and

                                          .      the Fair Credit Reporting Act,
                                                 which regulates the use and
                                                 reporting of information
                                                 related to the borrower's
                                                 credit experience.

                                          Home Equity Loan Consumer Protection
                                          ------------------------------------
                                          Act. For loans that were originated or
                                          ---
                                          closed after November 7, 1989, the
                                          Home Equity Loan Consumer Protection
                                          Act of 1988, which requires additional
                                          application disclosures, limits
                                          changes that may be made to the loan
                                          documents without the borrower's
                                          consent and restricts a lender's
                                          ability to declare a default or to
                                          suspend or reduce a borrower's credit
                                          limit to certain enumerated events.

                                          The Riegle Act. Certain mortgage loans
                                          --------------
                                          may be subject to the Riegle Community
                                          Development and Regulatory Improvement
                                          Act of 1994, known as the Riegle Act,
                                          which incorporates the Home Ownership
                                          and Equity Protection Act of 1994.
                                          These provisions impose additional
                                          disclosure and other requirements on
                                          creditors with respect to non-purchase
                                          money mortgage loans with high
                                          interest rates or high up-front fees
                                          and charges. The provisions of the
                                          Riegle Act apply on a mandatory basis
                                          to all mortgage loans originated on or
                                          after October 1, 1995. These
                                          provisions can impose specific
                                          statutory liabilities upon creditors
                                          who fail to comply with their
                                          provisions and may affect the
                                          enforceability of the related loans.
                                          In addition, any assignee of the
                                          creditor would generally be subject to
                                          all claims and defenses that the
                                          consumer could
                                                 assert against the creditor,
                                                 including the right to rescind
                                                 the mortgage loan.

                                                 Holder in Due Course Rules. The
                                                 --------------------------
                                                 home improvement contracts are
                                                 also subject to the so-called
                                                 holder in due course rules
                                                 which comprise the Preservation
                                                 of Consumers' Claims and
                                                 Defenses regulations of the
                                                 Federal Trade Commission and
                                                 other similar federal and state
                                                 statutes and regulations. The
                                                 holder in due course rules have
                                                 the effect of subjecting any
                                                 assignee of the seller in a
                                                 consumer credit transaction to
                                                 all claims and defenses which
                                                 the obligor in the credit sale
                                                 transaction could assert
                                                 against the seller of the
                                                 goods.

                                                 Some violations of these
                                                 federal laws may limit the
                                                 ability to collect the
                                                 principal or interest on the
                                                 loans held in the trust fund,
                                                 and in addition could subject
                                                 the trust fund to damages and
                                                 administrative enforcement.
                                                 Losses on loans from the
                                                 application of those laws that
                                                 are not otherwise covered by a
                                                 credit enhancement will be
                                                 borne by the holders of one or
                                                 more classes of securities.

  Losses on Balloon Payment
   Mortgages Are Borne by You..................  Some of the mortgage loans held in the trust fund may not be
                                                 fully amortizing over their
                                                 terms to maturity and, thus,
                                                 will require substantial
                                                 principal payments (that is,
                                                 balloon payments) at their
                                                 stated maturity. Loans with
                                                 balloon payments involve a
                                                 greater degree of risk than
                                                 fully amortizing loans because
                                                 typically the borrower must be
                                                 able to refinance the loan or
                                                 sell the property to make the
                                                 balloon payment at maturity.
                                                 The ability of a borrower to do
                                                 this will depend on factors
                                                 such as mortgage rates at the
                                                 time of sale or refinancing,
                                                 the borrower's equity in the
                                                 property, the relative strength
                                                 of the local housing market,
                                                 the financial condition of the
                                                 borrower, and tax laws. Losses
                                                 on these loans that are not
                                                 otherwise covered by a credit
                                                 enhancement will be borne by
                                                 the holders of one or more
                                                 classes of certificates.

Your Risk of Loss May Be
 Higher than You Expect If
 Your Securities Are Backed
 by Loans that Were Underwritten
 to Standards which do not Conform
 to the Standards of Freddie Mac or
 Fannie Mae....................................  The trust fund may also include loans that were originated
                                                 under standards that were less
                                                 stringent than the standards
                                                 generally acceptable to Freddie
                                                 Mac and Fannie Mae with regard
                                                 to the borrower's credit
                                                 standing and repayment ability.
                                                 The related borrowers may have
                                                 payment histories and
                                                 debt-to-income ratios which
                                                 would not satisfy Freddie Mac
                                                 and Fannie Mae underwriting
                                                 guidelines and may have a
                                                 record of major derogatory
                                                 credit items such as
                                                 outstanding judgments or prior
                                                 bankruptcies. On a case by case
                                                 basis, the related seller may
                                                 determine that, based upon
                                                 compensating factors, a
                                                 prospective borrower not
                                                 strictly qualifying under its
                                                 applicable underwriting risk
                                                 category guidelines warrants an
                                                 underwriting exception.

                                                 As a result of the application
                                                 of less stringent underwriting
                                                 standards, certain mortgage
                                                 loans in a mortgage pool may
                                                 experience rates of
                                                 delinquency, foreclosure and
                                                 bankruptcy that are higher, and
                                                 that may be substantially
                                                 higher, than those experienced
                                                 by mortgage loans underwritten
                                                 in a more traditional manner.
                                                 Furthermore, changes in the
                                                 values of the related mortgaged
                                                 properties may have a greater
                                                 effect on the delinquency,
                                                 foreclosure, bankruptcy and
                                                 loss experience of these
                                                 mortgage loans than on mortgage
                                                 loans originated in a more
                                                 traditional manner. No
                                                 assurance can be given that the
                                                 values of the related mortgage
                                                 properties have remained or
                                                 will remain at the levels in
                                                 effect on the dates of
                                                 origination of the related
                                                 mortgage loans.

Your Risk of Loss May Be
 Higher than You Expect If
 Your Securities Are Backed
 by Partially Unsecured
 Home Equity Loans.............................  The trust fund may also include home equity loans that were
                                                 originated with loan-to-value
                                                 ratios or
                                                 combined loan-to-value ratios
                                                 in excess of the value of the
                                                 related mortgaged property.
                                                 Under these circumstances, the
                                                 trust fund could be treated as
                                                 a general unsecured creditor as
                                                 to any unsecured portion of any
                                                 related loan. In the event of a
                                                 default under a loan that is
                                                 unsecured in part, the trust
                                                 fund will have recourse only
                                                 against the borrower's assets
                                                 generally for the unsecured
                                                 portion of the loan, along with
                                                 all other general unsecured
                                                 creditors of the borrower.

You Could Be Adversely
 Affected by Violations of
 Environmental Laws...........................   Federal, state, and local laws
                                                 and regulations impose a wide
                                                 range of requirements on
                                                 activities that may affect the
                                                 environment, health, and
                                                 safety. In some circumstances,
                                                 these laws and regulations
                                                 impose obligations on owners or
                                                 operators of residential
                                                 properties such as those that
                                                 secure the loans held in the
                                                 trust fund. Failure to comply
                                                 with these laws and regulations
                                                 can result in fines and
                                                 penalties that could be
                                                 assessed against the trust as
                                                 owner of the related property.

                                                 In some states, a lien on the
                                                 property due to contamination
                                                 has priority over the lien of
                                                 an existing mortgage. Also, a
                                                 mortgage lender may be held
                                                 liable as an "owner" or
                                                 "operator" for costs associated
                                                 with the release of petroleum
                                                 from an underground storage
                                                 tank under some circumstances.
                                                 If the trust is considered the
                                                 owner or operator of a
                                                 property, it will suffer losses
                                                 as a result of any liability
                                                 imposed for environmental
                                                 hazards on the property.

Ratings of the Securities Do
 Not Assure Their Payment.....................   Any class of securities issued
                                                 under this prospectus and the
                                                 accompanying prospectus
                                                 supplement may be rated by one
                                                 or more nationally recognized
                                                 rating agencies. A rating is
                                                 based on the adequacy of the
                                                 value of the trust assets and
                                                 any credit enhancement for that
                                                 class, and reflects the rating
                                                 agency's assessment of how
                                                 likely it is that holders of
                                                 the
                    class of securities will receive the payments to which they are entitled. A rating does not likely it constitute an assessment of how is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the securities will be redeemed early. A rating is not a recommendation to purchase, hold, or sell securities because it does not address the market price of the securities or the suitability of the securities for any particular investor.

                    A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating entirely in the future. For example, the rating agency could lower or withdraw its rating due to:

                    . a decrease in the adequacy of the value of the trust assets or any related credit enhancement,

                    . an adverse change in the financial or other condition of a credit enhancement provider, or

                    . a change in the rating of the credit enhancement provider's long-term debt.


                    The amount, type, and nature of credit enhancement established for a class of securities will be determined on the basis of criteria established by each rating agency rating classes of the securities. These criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. That analysis is often the basis upon which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any particular pool of mortgage loans. Mortgaged properties may not
                                        retain their values. If residential real estate markets experience an overall decline in property values such that the outstanding principal balances of the loans held in a particular trust fund and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures, and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions may affect timely payment by mortgagors on their loans whether or not the conditions affect real property values and, accordingly, the rates of delinquencies, foreclosures, and losses in any trust fund. Losses from this that are not covered by a credit enhancement will be borne, at least in part, by the holders of one or more classes of securities.

You May Have Difficulty Reselling
 Your Securities Due to a Lack of
 a Secondary Market, Fluctuating
 Market Values or Periods of
  Illiquidity .......................   No market for any of the securities will
                                        exist before they are issued. We cannot
                                        assure you that a secondary market will
                                        develop or, if it develops, that it will continue. Consequently, you may not be able to sell your securities readily or at prices that will enable you to realize your desired return or yield to maturity. The market values of the securities are likely to fluctuate;
                                        these fluctuations may be significant
                                        and could result in significant losses
                                        to you. The secondary markets for
                                        mortgage and asset backed securities
                                        have experienced periods of illiquidity
                                        and can be expected to do so in the
                                        future.

                                        Illiquidity can have a severely adverse
                                        effect on the prices of securities that
                                        are especially sensitive to prepayment,
                                        credit, or interest rate risk.
                                        Illiquidity can also have an adverse
                                        effect on the price of securities that
                                        have been structured to support other
                                        classes of certificates or that have
                                        been structured to
                                        meet the investment requirements of
                                        limited categories of investors. For
                                        example, a particular investor may
                                        require a security with a specified
                                        maturity date, a call protection
                                        feature, or a specific type of
                                        amortization feature. The unique nature
                                        of the security may inhibit its
                                        marketability to other investors.

Book-entry Registration

 Limited Liquidity .................    Securities issued in book-entry form may
                                        have only limited liquidity in the
                                        resale market, since investors may be
                                        unwilling to purchase securities for
                                        which they cannot obtain physical
                                        instruments.

Limit on Ability to Transfer
or Pledge ..........................    Transactions in book-entry securities
                                        can be effected only through The
                                        Depository Trust Company, its
                                        participating organizations, its
                                        indirect participants, and some banks.
                                        Therefore, your ability to transfer or
                                        pledge securities issued in book-entry
                                        form may be limited.

Delays in Distributions ............    You may experience some delay in the
                                        receipt of distributions on book-entry
                                        securities since the distributions will
                                        be forwarded by the trustee to The
                                        Depository Trust Company for it to
                                        credit the accounts of its participants.
                                        In turn, these participants will then
                                        credit the distributions to your account either directly or indirectly through indirect participants.

Bankruptcy or Insolvency
  May Affect the Timing and
  Amount of Distributions on
  The Securities ...................    The seller and the depositor will treat
                                        the transfer of the loans held in the
                                        trust fund by the seller to the
                                        depositor as a sale for accounting
                                        purposes. The depositor and the trust
                                        fund will treat the transfer of the
                                        loans from the depositor to the trust
                                        fund as a sale for accounting purposes.
                                        If these characterizations are correct,
                                        then if the seller were to become
                                        bankrupt, the loans would not be part of the seller's bankruptcy estate and would not be available to the seller's creditors. On the other hand, if the seller becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the seller, secured by a pledge of the loans.
                                        Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities. Similarly, if the characterizations of the transfers as sales are correct, then if the depositor were to become bankrupt, the loans would not be part of the depositor's bankruptcy estate and would not be available to the depositor's creditors. On the other hand, if the depositor becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities.

                                        If the master servicer becomes bankrupt, the bankruptcy trustee may have the power to prevent the appointment of a successor master servicer. The period during which cash collections may be commingled with the master servicer's own funds before each distribution date for securities will be specified in the applicable prospectus supplement. If the master servicer becomes bankrupt and cash collections have been commingled with the master servicer's own funds for at least ten days, the trust fund will likely not have a perfected interest in those collections. In this case the trust might be an unsecured creditor of the master servicer as to the commingled funds and could recover only its share as a general creditor, which might be nothing. Collections commingled less than ten days but still in an account of the master servicer might also be included in the bankruptcy estate of the master servicer even though the trust may have a perfected security interest in them. Their inclusion in the bankruptcy estate of the master servicer may result in delays in payment and failure to pay amounts due on the securities.

                                        Federal and state statutory provisions
                                        affording protection or relief to
                                        distressed borrowers may affect the
                                        ability of the secured mortgage lender
                                        to realize upon its security in other
                                        situations as well. For example, in a
                                        proceeding under the federal Bankruptcy
                                        Code, a lender may not foreclose on a
                                        mortgaged property without the
                                        permission of the bankruptcy court. And
                                        in some instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying securities and even to reduce the aggregate amount of payments on the loans underlying securities.

The Principal Amount of
  Securities May Exceed
  the Market Value of the
  Trust Fund Assets .................   The market value of the assets relating
                                        to a series of securities at any time
                                        may be less than the principal amount of the securities of that series then outstanding, plus accrued interest.
                                        After an event of default and a sale of
                                        the assets relating to a series of
                                        securities, the trustee, the master
                                        servicer, the credit enhancer, if any,
                                        and any other service provider specified in the related prospectus supplement generally will be entitled to receive the proceeds of that sale to the extent of unpaid fees and other amounts owing to them under the related transaction document prior to distributions to securityholders. Upon any such sale, the proceeds may be insufficient to pay in full the principal of and interest on the securities of the related series.

     Some capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index to Defined Terms" beginning on page 159.

                                 THE TRUST FUND

General

     The securities of each series will represent interests in the assets of the related trust fund, and the notes of each series will be secured by the pledge of the assets of the related trust fund. The trust fund for each series will be held by the trustee for the benefit of the related securityholders. Each trust fund will consist of the trust fund assets (the "Trust Fund Assets") consisting of a pool comprised of loans as specified in the related prospectus supplement, together with payments relating to those loans as specified in the related prospectus supplement./1/ The pool will be created on the first day of the month of the issuance of the related series of securities or another date as may be specified in the related prospectus supplement. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.

     The Trust Fund Assets will be acquired by the depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the depositor (the "Sellers"), and conveyed without recourse by the depositor to the related trust fund. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Loan Program -- Underwriting Standards" or as otherwise described in the related prospectus supplement. See "Loan Program -- Underwriting Standards".

     The depositor will cause the Trust Fund Assets to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The master servicer named in the related prospectus supplement will service the Trust Fund Assets, either directly or through other servicing institutions called sub-servicers, pursuant to a Pooling and Servicing Agreement among the depositor, the master servicer and the trustee with respect to a series consisting of certificates, or a sale and servicing agreement (each, a "Sale and Servicing Agreement") among the trustee, the seller, the issuer, the depositor and the master servicer with respect to a series consisting of certificates and notes, and will receive a fee for those services. See "Loan Program" and "The Agreements". With respect to loans serviced by

--------

     /1/ Whenever the terms pool, certificates, notes and securities are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific pool and the securities of one series including the certificates representing undivided interests in, and/or notes secured by the assets of, a single trust fund consisting primarily of the loans in that pool. Similarly, the term "Pass-Through Rate" will refer to the pass- through rate borne by the certificates and the term interest rate will refer to the interest rate borne by the notes of one specific series, as applicable, and the term trust fund will refer to one specific trust fund.

the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related Agreement as if the master servicer alone were servicing the loans.

     As used in this prospectus, "Agreement" means, with respect to a series consisting of certificates, the Pooling and Servicing Agreement, and with respect to a series consisting of certificates and notes, the Trust Agreement, the Indenture and the Sale and Servicing Agreement, as the context requires.

     If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement (each, a "Trust Agreement") between the depositor and the trustee of the trust fund.

     With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding of the related Trust Fund Assets and other assets contemplated in this prospectus and in the related prospectus supplement and the proceeds thereof, issuing securities and making payments and distributions thereon and certain related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

     The applicable prospectus supplement may provide for additional obligations of the depositor, but if it does not, the only obligations of the depositor with respect to a series of securities will be to obtain certain representations and warranties from the sellers and to assign to the trustee for that series of securities the depositor's rights with respect to those representations and warranties. See "The Agreements -- Assignment of the Trust Fund Assets". The obligations of the master servicer with respect to the loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described in this prospectus under "Loan Program -- Representations by Sellers; Repurchases" and "The Agreements -- Sub-Servicing By Sellers" and " -- Assignment of the Trust Fund Assets") and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the loans in the amounts described in this prospectus under "Description of the Securities -- Advances". The obligations of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement.

     The following is a brief description of the assets expected to be included in the trust funds. If specific information respecting the Trust Fund Assets is not known at the time the related series of securities initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission after the initial issuance of the securities (the "Detailed Description"). A copy of the Agreement with respect to each series of securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the loans relating to the series will be attached to the Agreement delivered to the trustee upon delivery of the securities.

The Loans

     General. Loans will consist of single family mortgage loans, home equity loans or home improvement contracts. For purposes hereof, "home equity loans" includes "closed-end loans" and "revolving credit line loans". If so specified, the loans may include cooperative apartment loans ("cooperative loans") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. As more fully described in the related prospectus supplement, the loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency such as the Federal Housing Administration (the "FHA") or the Department of Veterans' Affairs (the "VA"). In addition, the loans may have been underwritten to standards that are less stringent than the standards generally acceptable to Freddie Mac and Fannie Mae with regard to the borrower's credit standing and repayment ability because the standards focus more on the value of the mortgaged property.

     The applicable prospectus supplement may specify the day on which monthly payments on the loans in a pool will be due, but if it does not, all of the mortgage loans in a pool will have monthly payments due on the first day of each month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

     . Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by the loan (the "Loan Rate") for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the Property or another source.


     . Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity, called balloon payments. Principal may include interest that has been deferred and added to the principal balance of the loan.

     . Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. The terms of a loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

     . The loans generally may be prepaid at any time. Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods, which are called lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses that permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related Property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

     A trust fund may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the loans during the early years of the loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable loan upon receipt by the master servicer of the mortgagor's portion of the monthly payment on the loan. The master servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

     The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of home equity loans, the liens generally will be subordinated to one or more senior liens on the related mortgaged properties as described in the related prospectus supplement. In addition to being secured by mortgages on real estate the home improvement contracts may also be secured by purchase money security interests in the home improvements financed thereby. If so specified in the related prospectus supplement, the home equity loans may include loans (primarily for home improvement or debt consolidation purposes) that are in amounts in excess of the value of the related mortgaged properties at the time of origination. The mortgaged properties and the home improvements are collectively referred to in this prospectus as the "Properties". The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

     Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Mortgage Insurance Policy"). The existence, extent and duration of coverage under a Primary Mortgage Insurance Policy will be described in the applicable prospectus supplement.

     The aggregate principal balance of loans secured by Properties that are owner-occupied will be disclosed in the related prospectus supplement. The applicable prospectus supplement may provide for the basis for representations relating to Single Family Properties, but if it does not, the sole basis for a representation that a given percentage of the loans is secured by Single Family Properties that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower's mailing address.

     Single Family Loans. The mortgaged properties relating to single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, and certain other dwelling units ("Single Family Properties"). Single Family Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the applicable prospectus supplement may provide for the leasehold term, but if it does not, the term of the leasehold will exceed the scheduled maturity of the loan by at least five years.

     Home Equity Loans. The mortgaged properties relating to home equity loans will consist of Single Family Properties. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on a revolving credit line loan may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date. The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments of an amount to fully amortize the loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Under some circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

     Home Improvement Contracts. The Trust Fund Assets for a series of securities may consist, in whole or in part, of home improvement contracts originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The home improvement contracts will be secured by mortgages on Single Family Properties which are generally subordinate to other mortgages on the same Property. In general, the home improvement contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement. The initial Loan-to-Value Ratio of a home improvement contract is computed in the manner described in the related prospectus supplement.

     Additional Information. Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including

     . the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the first day of the month of issuance of the related series of certificates or another date specified in the related prospectus supplement called a cut-off date,

     . the type of property securing the loans (e.g., single-family residences, individual units in condominium apartment buildings or in buildings owned by cooperatives other real property or home improvements),

     .    the original terms to maturity of the loans,

     . the largest principal balance and the smallest principal balance of any of the loans,

     . the earliest origination date and latest maturity date of any of the loans,

     . the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, of the loans,

     . the Loan Rates or annual percentage rates ("APR") or range of Loan Rates or APR's borne by the loans,

     .    the maximum and minimum per annum Loan Rates and

     .    the geographical distribution of the loans.

     If specific information respecting the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the detailed description of Trust Assets.

     The "Loan-to-Value Ratio" of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related loan and the denominator of which is the Collateral Value of the related Property. The "Combined Loan-to-Value Ratio" of a loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the loan (or, in the case of a revolving credit line loan, the maximum amount thereof available) and (b) the outstanding principal balance at the date of origination of the loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to the mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the loan, to
(ii) the Collateral Value of the related Property. The "Collateral Value" of the Property, other than for loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance Loan"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) the sales price for the Property. In the case of Refinance Loans, the "Collateral Value" of the related Property is generally the appraised value thereof determined in an appraisal obtained at the time of refinancing.

     No assurance can be given that values of the Properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the loans, and any secondary financing on the Properties, in a particular pool become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the securities of the related series.

     The Trust Fund Assets may include participation certificates evidencing interests in loans or contracts. If those participation certificates were issued by an issuer that is not affiliated with the depositor, the depositor must have acquired them in a bona fide secondary market transaction or they must either have been previously registered under the Securities Act or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act.

Agency Securities

     Agency securities are mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac. All of the agency securities will be registered in the name of the trustee or its nominee or, in the case of agency securities issued only in book-entry form, a financial intermediary that is a member of the Federal Reserve System or of a clearing corporation on the books of which the security is held. The financial intermediary may be the same entity as the trustee for a series of certificates. Each agency security will evidence an interest in a pool of mortgage loans or cooperative loans and in principal distributions and interest distributions on those loans.

     The descriptions of Ginnie Mae, Freddie Mac and Fannie Mae Certificates that are set forth below are descriptions of certificates representing proportionate interests in a pool of mortgage loans and in the payments of principal and interest thereon. Ginnie Mae, Freddie Mac or Fannie Mae may also issue mortgage-backed securities representing a right to receive distributions of interest only or principal only or disproportionate distributions of principal or interest or to receive distributions of principal or interest prior or subsequent to distributions on other certificates representing interests in the same pool of mortgage loans.

     In addition, any of the issuers may issue certificates representing interests in mortgage loans having characteristics that are different from the types of mortgage loans described below. The terms of any certificates to be included in a trust fund and of the underlying mortgage loans will be described in the related prospectus supplement, and the descriptions that follow are subject to modification as appropriate to reflect the terms of any certificates that are actually included in a trust fund.

     Ginnie Mae. Ginnie Mae is a wholly-owned corporate instrumentality of the United States within HUD. Section 306(g) of the Housing Act authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates representing interests in a pool of mortgages insured by the FHA, under the Housing Act or under Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or under Chapter 37 of Title 38, United States Code.

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under this guarantee, Ginnie Mae may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

     Ginnie Mae Certificates. Each Ginnie Mae Certificate relating to a series, which may be a "Ginnie Mae I Certificate" or a "Ginnie Mae II Certificate" as referred to by Ginnie Mae, will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae, except with respect to any stripped mortgage-backed securities guaranteed by Ginnie Mae or any REMIC securities issued by Ginnie Mae. The characteristics of any Ginnie Mae Certificates included in the trust fund for a series of certificates will be set forth in the related prospectus supplement.

     Freddie Mac. Freddie Mac is a corporate instrumentality of the United States created pursuant to the Freddie Mac Act. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. The principal activity of Freddie Mac currently consists of purchasing first-lien, conventional, residential mortgage loans or participation interests in mortgage loans and reselling the mortgage loans so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac Certificates. In 1981, Freddie Mac initiated its Home Mortgage Guaranty Program under which it purchases mortgage loans from sellers with Freddie Mac Certificates representing interests in the mortgage loans so purchased. All mortgage loans purchased by Freddie Mac must meet specific standards set forth in the Freddie Mac Act. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality and type as to meet generally the purchase standards imposed by private institutional mortgage investors. Neither the United States nor any agency thereof is obligated to finance Freddie Mac's operations or to assist Freddie Mac in any other manner.

     Freddie Mac Certificates. Each Freddie Mac Certificate relating to a series will represent an undivided interest in a pool of mortgage loans that typically consists of conventional loans, FHA Loans or VA Loans purchased by Freddie Mac, except with respect to any stripped mortgage-backed securities issued by Freddie Mac. Each pool will consist of mortgage loans, substantially all of which are secured by one- to four-family residential properties or, if specified in the related prospectus supplement, are secured by five or more family residential properties. The characteristics of any Freddie Mac Certificates included in the trust fund for a series of certificates will be set forth in the related prospectus supplement.

     Fannie Mae. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (12 U.S.C. (S)1716 et. seq.). It is the nation's largest supplier of residential mortgage funds. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968. Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. Although the Secretary of the Treasury of the United States has authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner.

     Fannie Mae Certificates. Each Fannie Mae Certificate relating to a series will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae, except with respect to any stripped mortgage-backed securities issued by Fannie Mae. Mortgage loans underlying Fannie Mae Certificates will consist of fixed, variable or adjustable rate conventional mortgage loans or fixed-rate FHA Loans or VA Loans. Those mortgage loans may be secured by either one- to four-family or multi-family residential properties. The characteristics of any Fannie Mae Certificates included in the trust fund for a series of certificates will be set forth in the related prospectus supplement.

Private Mortgage-Backed Securities

     Private mortgage-backed securities may consist of mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of mortgage loans or collateralized mortgage obligations secured by mortgage loans. Private mortgage-backed securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all the distributions) on some mortgage loans. Private mortgage-backed securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The applicable prospectus supplement may provide that the seller/servicer of the underlying mortgage loans will not have entered into a pooling and servicing agreement with a private trustee, but if it does not, the seller/servicer of the underlying mortgage loans will have entered into the pooling and servicing agreement with a private trustee. The private trustee or its agent, or a custodian, will possess the mortgage loans underlying the private mortgage-backed security. Mortgage loans underlying a private mortgage-backed security will be serviced by a private servicer directly or by one or more subservicers who may be subject to the supervision of the private servicer.

     The issuer of the private mortgage-backed securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of establishing trusts and acquiring and selling housing loans to the trusts and selling beneficial interests in the trusts. If so specified in the related prospectus supplement, the issuer of private mortgage-backed securities may be an affiliate of the depositor. The obligations of the issuer of private mortgage-backed securities will generally be limited to its representations and warranties with respect to the assets conveyed by it to the related trust fund. The issuer of private mortgage-backed securities will not have guaranteed any of the assets conveyed to the related trust fund or any of the private mortgage-backed securities issued under the pooling and servicing agreement. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

         Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private mortgage-backed securities by the private trustee or the private servicer. The issuer of private mortgage-backed securities or the private servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a specific date or under other circumstances specified in the related prospectus supplement.

         The mortgage loans underlying the private mortgage-backed securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans or loans having balloon or other special payment features. The mortgage loans may be secured by single family property or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative.

         The prospectus supplement for a series for which the trust fund includes private mortgage-backed securities will specify the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund and specific characteristics of the mortgage loans that comprise the underlying assets for the private mortgage-backed securities, including:

        .   the payment features of the mortgage loans,

        . the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity,

        . the servicing fee or range of servicing fees with respect to the mortgage loans and

        . the minimum and maximum stated maturities of the underlying mortgage loans at origination;

        . the maximum original term-to-stated maturity of the private mortgage-backed securities;

        . the weighted average term-to stated maturity of the private mortgage-backed securities;

        . the pass-through or certificate rate of the private mortgage-backed securities;

        . the weighted average pass-through or certificate rate of the private mortgage-backed securities;

        . the issuer, the servicer and the trustee of the private mortgage-backed securities;

        . certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the private mortgage-backed securities or to the private mortgage-backed securities themselves;

        . the terms on which the underlying mortgage loans for the private mortgage-backed securities may, or are required to, be purchased before their stated maturity or the stated maturity of the private mortgage-backed securities; and

        . the terms on which mortgage loans may be substituted for those originally underlying the private mortgage-backed securities.

        Private mortgage-backed securities included in the trust fund for a series of securities that were issued by an issuer of private mortgage-backed securities that is not affiliated with the depositor must be acquired in bona fide secondary market transactions or either have been previously registered under the Securities Act or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act.

Substitution of Trust Fund Assets

        Substitution of Trust Fund Assets will be permitted in the event of breaches of representations and warranties with respect to any original Trust Fund Asset or in the event the documentation with respect to any Trust Fund Asset is determined by the trustee to be incomplete. The period during which substitution will be permitted generally will be indicated in the related prospectus supplement.

                              AVAILABLE INFORMATION

         The depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, covering the securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of certificates contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet Web site that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that Internet Web site is http://www.sec.gov.

         This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents filed for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus. Neither the depositor nor the master servicer intends to file with the Securities and Exchange Commission periodic reports with respect to the trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934.

         The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the person's written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

                           REPORTS TO SECURITYHOLDERS

         Periodic and annual reports concerning the trust fund will be forwarded to securityholders. However, these reports will neither be examined nor reported on by an independent public accountant. See "Description of the Securities -- Reports to Securityholders."

                                 USE OF PROCEEDS

         The net proceeds to be received from the sale of the securities will be applied by the depositor to the purchase of Trust Fund Assets or will be used by the depositor for general corporate purposes. The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of Trust Fund Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                  THE DEPOSITOR

         First Horizon Asset Securities Inc., a Delaware corporation, the depositor, was incorporated in March 9, 1999 for the limited purpose of acquiring, owning and transferring mortgage collateral and selling interests in mortgage collateral or bonds secured by mortgage collateral. The depositor is a wholly owned limited purpose finance subsidiary of First Horizon Home Loan Corporation, a Kansas corporation ("First Horizon"). The depositor maintains its principal office at 4000 Horizon Way, Irving, Texas 75063. Its telephone number is (214) 441-4000.

         Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.

                                  LOAN PROGRAM

         The loans will have been purchased by the depositor, either directly or through affiliates, from sellers. The applicable prospectus supplement may provide for the underwriting criteria used in originating the loans, but if it does not, the loans so acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards."

Underwriting Standards

         General Standards for First Lien Mortgage Loans. First Horizon's underwriting standards with respect to first lien mortgage loans will generally conform to those published in the Guide. The underwriting standards as set forth in the Guide are continuously revised based on opportunities and prevailing conditions in the residential mortgage market and the market for the depositor's mortgage pass-through certificates. The mortgage loans may be underwritten by First Horizon or by a designated third party. See " -- Qualifications of Sellers." First Horizon may perform only sample quality assurance reviews to determine whether the mortgage loans in any mortgage pool were underwritten in accordance with applicable standards.

         First Horizon's underwriting standards, as well as any other underwriting standards that may be applicable to any first lien mortgage loans, generally include a set of specific criteria pursuant to which the underwriting evaluation is made. However, the application of those underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan substantially complies with the underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.

         The level of review by First Horizon, if any, of any mortgage loan for conformity with the applicable underwriting standards will vary depending on any one of a number of factors, including

         .   factors relating to the experience and status of the seller,

         . characteristics of the specific mortgage loan, including the principal balance, the loan-to-value ratio, the loan type or loan program, and

         . the applicable credit score of the related mortgagor used in connection with the origination of the mortgage loan, as determined based on a credit scoring model acceptable to First Horizon.

         Generally, credit scoring models provide a means for evaluating the information about a prospective borrower that is available from a credit reporting agency. The underwriting criteria applicable to any program under which the Mortgage Loans may be originated and reviewed may provide that qualification for the loan, or the availability of specific loan features, such as maximum loan amount, maximum loan-to-value ratio, property type and use, and documentation level, may depend on the borrower's credit score.

          First Horizon's underwriting standards for first lien mortgage loans are generally intended to provide an underwriter with information to evaluate the borrower's repayment ability and the adequacy of the Property as collateral. Due to the variety of underwriting standards and review procedures that may be applicable to the mortgage loans included in any mortgage pool, the related prospectus supplement generally will not distinguish among the various underwriting standards applicable to the mortgage loans nor describe any review for compliance with applicable underwriting standards performed by First Horizon. Moreover, there can be no assurance that every mortgage loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of mortgage loans underwritten pursuant to varying standards as described above will be equivalent under all circumstances.

         Guide Standards. The following is a brief description of the underwriting standards set forth in the guide for First Horizon's alternative documentation programs for first lien mortgage loans (the "Guide"). Initially, a prospective borrower is required to fill out a detailed application providing pertinent credit information. As part of the application, the borrower is required to provide a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with merchants and lenders and any record of bankruptcy. Salaried prospective borrowers generally are required to submit pay stubs covering a consecutive 30-day period and their W-2 form for the most recent year. In addition, First Horizon generally obtains a verbal verification of employment from the prospective borrower's employer. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns or provide bank statements. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has accounts. In the case of a mortgage loan secured by a Property owned by a trust, the foregoing procedures may be waived where the mortgage note is executed on behalf of the trust.

         In determining the adequacy of the Property as collateral, an appraisal is made of each Property considered for financing. The appraiser is required to verify that the Property is in good condition and that construction, if new, has been completed. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements.

         Information with respect to the credit scores for the mortgage loans underlying a series of certificates may be supplied in the related prospectus supplement. Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. In addition, credit scores may be obtained by First Horizon after the origination of a mortgage loan if the seller does not provide a credit score to First Horizon. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.

         The credit score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender. For example, a borrower with a higher credit score is statistically expected to be less likely to default in payment than a borrower with a lower credit score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, such as the loan-to-value ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor's credit score would not be lower if obtained as of the date of the related prospectus supplement.

         Once all applicable employment, credit and Property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet its monthly obligations on the proposed mortgage loan and other expenses related to the home, including property taxes and hazard insurance, and its other financial obligations and monthly living expenses. First Horizon will generally underwrite adjustable rate mortgage loans, buy-down mortgage loans, graduated payment mortgage loans and certain other mortgage loans on the basis of the borrower's ability to make monthly payments as determined by reference to the mortgage rates in effect at origination or the reduced initial monthly payments, as the case may be, and on the basis of an assumption that the borrowers will likely be able to pay the higher monthly payments that may result from later increases in the mortgage rates or from later increases in the monthly payments, as the case may be, at the time of the increase, even though the borrowers may not be able to make the higher payments at the time of origination. The mortgage rate in effect from the origination date of an ARM Loan or certain other types of loans to the first adjustment date generally will be lower, and may be significantly lower, than the sum of the then applicable index and note margin. Similarly, the amount of the monthly payment on buy-down mortgage loans and graduated payment mortgage loans will increase periodically. If the borrowers' incomes do not increase in an amount commensurate with the increases in monthly payments, the likelihood of default will increase. In addition, in the case of either adjustable rate mortgage loans or graduated payment mortgage loans that are subject to negative amortization, due to the addition of deferred interest the principal balances of the mortgage loans are more likely to equal or exceed the value of the underlying mortgaged properties, thereby increasing the likelihood of defaults and losses.

With respect to balloon loans, payment of the balloon amount will generally depend on the borrower's ability to obtain refinancing or to sell the Property before the maturity of the balloon loan, and there can be no assurance that the borrower will be able to refinance or sell the Property before the balloon loan matures.

          If so specified in the related prospectus supplement, a mortgage pool may include mortgage loans that have been underwritten pursuant to a streamlined documentation refinancing program, as set forth in the Guide. These programs permit certain mortgage loans to be refinanced with only limited verification or updating of the underwriting information that was obtained at the time that the original mortgage loan was originated. For example, a new appraisal of the Property may not be required if the refinanced mortgage loan was originated up to approximately 24 months before the refinancing. In addition, the mortgagor's income may not be verified, although continued employment is required to be verified. In certain circumstances, the mortgagor may be permitted to borrow up to 105% of the outstanding principal amount of the original mortgage loan. Each mortgage loan underwritten pursuant to this program will be treated as having been underwritten pursuant to the same underwriting documentation program as the mortgage loan that it refinanced, including for purposes of the disclosure in the related prospectus supplement.

         The underwriting standards set forth in the Guide will be varied in appropriate cases, including limited or reduced documentation programs. Certain limited documentation programs, for example, do not require income, employment or asset verifications. Generally, in order to be eligible for a limited documentation program, the loan-to-value ratio must meet applicable guidelines, the borrower must have a good credit history and the borrower's eligibility for this type of program may be determined by use of a credit scoring model.

         To the extent the seller fails or is unable to repurchase any mortgage loan due to a breach of a representation and warranty, neither the depositor, First Horizon nor any other entity will be so obligated. Furthermore, to the extent that the appraised value of a Property has declined, the actual loan-to-value ratio with respect to the related mortgage loan will be higher than the loan-to-value ratio referenced in the related prospectus supplement.

         In its evaluation of mortgage loans which have more than twelve months of payment experience, First Horizon generally places greater weight on payment history and may take into account market and other economic trends while placing less weight on underwriting factors generally applied to newly originated mortgage loans. Mortgage loans seasoned for over twelve months may be underwritten for purchase by First Horizon based on the borrower's credit score and payment history, with no current income verification, and under an alternative property valuation method.

         The mortgaged properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the mortgagor but rather must look solely to the Property for repayment in the event of foreclosure. See

"Certain Legal Aspects of the Mortgage Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders." First Horizon's underwriting standards applicable to all states, including anti-deficiency states, require that the value of the Property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, although there can be no assurance that the value of the Property will continue to support the loan balance in the future.

         General Standards for Home Equity and Home Improvement Loans. The applicable prospectus supplement may provide for the seller's representations and warranties relating to the home equity/home improvement loans, but if it does not, each seller will represent and warrant that all home equity/home improvement loans originated and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans.

         Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related Property as collateral. In general, a prospective borrower applying for a home equity/home improvement loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history with respect to any senior mortgage, if any. The applicable prospectus supplement may specify whether that credit information will be verified by the seller, but if it does not, the credit information supplied by the borrower will be verified by the related seller. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports, among other things, the length of employment with that organization and the borrower's current salary. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

         In determining the adequacy of the Property to be used as collateral, an appraisal will generally be made of each Property considered for financing. The appraiser is generally required to inspect the Property, issue a report on its condition and, if applicable, verify construction, if new, has been completed. The appraisal is generally based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. The value of the Property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

         The maximum loan amount will vary depending upon a borrower's credit grade and loan program but will not generally exceed $1,000,000. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, to the extent specified in the related prospectus supplement, low loan-to-value ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

         Each seller's underwriting standards will generally permit home equity/home improvement loans with loan-to-value ratios at origination of up to 125% depending on the loan program, type and use of the Property, creditworthiness of the borrower and debt-to-income ratio. If so specified in the related prospectus supplement, a seller's underwriting criteria may permit home equity/home improvement loans with loan-to-value ratios at origination in excess of 125%, such as for debt consolidation or home improvement purposes. Loan-to-value ratios may not be evaluated in the case of Title I loans.

         After obtaining all applicable employment, credit and Property information, the related seller will use a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to other monthly credit obligations. The "debt-to-income ratio" is the ratio of the borrower's total monthly payments to the borrower's gross monthly income. The maximum monthly debt-to-income ratio will vary depending upon a borrower's credit grade and loan program but will not generally exceed 55%. Variations in the monthly debt-to-income ratio limit will be permitted based on compensating factors to the extent specified in the related prospectus supplement.

         In the case of a home equity/home improvement loan secured by a leasehold interest in Property, the title to which is held by a third party lessor, the applicable prospectus supplement may provide for the related representations and warranties of the seller, but if it does not, the related seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the home equity/home improvement loan.

         Certain of the types of home equity/home improvement loans that may be included in a trust fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of the loans may provide for escalating or variable payments by the borrower. These types of home equity/home improvement loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, a borrower's income may not be sufficient to permit continued loan payments as those payments increase. These types of loans may also be underwritten primarily upon the basis of Loan-to-Value Ratios or other favorable credit factors.

Qualifications of Sellers

         Each seller will be required to satisfy the following qualifications. Each seller must be an institution experienced in originating and servicing loans of the type contained in the related pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Each seller must be a seller/servicer approved by either Fannie Mae or Freddie Mac. Each seller must be a mortgagee approved by the FHA or an institution the deposit accounts of which are insured by the FDIC.

Representations by Sellers; Repurchases

     Each seller will have made representations and warranties in respect of the loans sold by that seller and evidenced by all, or a part, of a series of securities. These representations and warranties may include, among other things:

     . that title insurance (or in the case of Properties located in areas where title insurance policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy were effective at origination of each loan, other than cooperative loans and certain home equity loans, and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the loan from the seller by or on behalf of the depositor;

     . that the seller had good title to each loan and the loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

     . that each loan constituted a valid lien on, or a perfected security interest with respect to, the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the Property was free from damage and was in acceptable condition;

     . that there were no delinquent tax or assessment liens against the Property;

     . that no required payment on a loan was delinquent more than the number of days specified in the related prospectus supplement; and

     . that each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

     In addition, if any required payment on a mortgage loan was more than 31 days delinquent at any time during the twelve months before the cut-off date, the related prospectus supplement shall so indicate.

     As to any mortgage loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

     If so specified in the related prospectus supplement, the representations and warranties of a seller in respect of a loan will be made not as of the cut-off date but as of the date on which the seller sold the loan to the depositor or one of its affiliates. Under those circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in the loan. Since the representations and warranties of a seller do not address events that may occur following the sale of a loan by the seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a loan occurs after the date of sale of the loan by the seller to the depositor or its affiliates or after the origination of the mortgage loan, as the case may be. In addition, certain representations, including the condition of the related Property, will be limited to the extent the seller has knowledge and the seller will be under no obligation to investigate the substance of the representation. However, the depositor will not include any loan in the trust fund for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller will not be accurate and complete in all material respects in respect of the loan as of the date of initial issuance of the related series of securities. If the master servicer is also a seller of loans with respect to a particular series of securities, the representations will be in addition to the representations and warranties made by the master servicer in its capacity as a master servicer.

     The master servicer or the trustee, if the master servicer is the seller, will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in the loan. If the seller cannot cure the breach within 90 days following notice from the master servicer or the trustee, as the case may be, the applicable prospectus supplement may provide for the seller's obligations under those circumstances, but if it does not, then the seller will be obligated either

     . to repurchase the loan from the trust fund at a price (the "Purchase Price") equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Loan Rate (less any Advances or amount payable as related servicing compensation if the seller is the master servicer) or

     . substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement.


     If a REMIC election is to be made with respect to a trust fund, the applicable prospectus supplement may provide for the obligations of the master servicer or residual certificateholder, but if it does not, the master servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that the repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax. The master servicer may be entitled to reimbursement for these tax payments from the assets of the related trust fund or from any holder of the related residual certificates. See "Description of the Securities -- General". Except in those cases in which the master servicer is the seller, the master servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller.

     Neither the depositor nor the master servicer (unless the master servicer is the seller) will be obligated to purchase or substitute a loan if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase or substitution obligations with respect to loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described below under "The Agreements -- Assignment of Trust Fund Assets".

                          DESCRIPTION OF THE SECURITIES

     Each series of certificates will be issued pursuant to separate agreements (each, a "Pooling and Servicing Agreement" or a "Trust Agreement") among the depositor, the master servicer and the trustee. A form of Pooling and Servicing Agreement and Trust Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. Each series of notes will be issued pursuant to an indenture (the "Indenture") between the related trust fund and the entity named in the related prospectus supplement as trustee with respect to the series, and the related loans will be serviced by the master servicer pursuant to a Sale and Servicing Agreement. A form of Indenture and Sale and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. Each Agreement, dated as of the related cut-off date, will be among the depositor, the master servicer and the trustee for the benefit of the holders of the securities of the series. The provisions of each Agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust fund. The following are descriptions of the material provisions which may appear in each Agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each series of securities and the applicable prospectus supplement. The depositor will provide a copy of the Agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a security of the series addressed to First Horizon Asset Securities Inc., 4000 Horizon Way, Irving, Texas 75063, Attention:
Secretary.

General

     The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement, will, in the case of certificates, evidence specified beneficial ownership interests in, and in the case of notes, be secured by, the assets of the related trust fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. The applicable prospectus supplement may provide for guarantees or insurance obtained from a governmental entity or other person, but if it does not, the Trust Fund Assets will not be guaranteed or insured by any governmental entity or other person. Each trust fund will consist of, to the extent provided in the related Agreement,

     . the Trust Fund Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related prospectus supplement ("Retained Interest")), including all payments of interest and principal received with respect to the loans after the cut-off date (to the extent not applied in computing the principal balance of the loans as of the cut-off date (the "Cut-off Date Principal Balance"));

     . the assets required to be deposited in the related Security Account from time to time;

     . Property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure and any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement.

     If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

     Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, and each class of notes of a series will be secured by, the related Trust Fund Assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" in this prospectus and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets, in each case as specified in the related prospectus supplement. The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

     Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related securities will be made by the trustee on each distribution date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the related prospectus supplement) in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the dates specified in the related prospectus supplement (each, a "Record Date"). Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled thereto at the address appearing in the register maintained for holders of securities (the "Security Register"); provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

     The securities will be freely transferable and exchangeable at the Corporate Trust Office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

     Under current law the purchase and holding of a class of securities entitled only to a specified percentage of payments of either interest or principal or a notional amount of either interest or principal on the related loans or a class of securities entitled to receive payments of interest and principal on the loans only after payments to other classes or after the occurrence of certain specified events by or on behalf of any employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested) subject to provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or the Internal Revenue Code of 1986, as amended (the "Code"), may result in prohibited transactions, within the meaning of ERISA and the Code. See "ERISA Considerations". The applicable prospectus supplement may provide for the conditions for transferring a security of that type of class, but if it does not, the transfer of securities of that class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of securities of that class by or on behalf of a plan, account or arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the Agreements.

     As to each series, an election may be made to treat the related trust fund or designated portions thereof as a "real estate mortgage investment conduit" or REMIC as defined in the

Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may only be made if certain conditions are satisfied. As to any series for which a REMIC election will be made, the terms and provisions applicable to the making of the REMIC election will be set forth in the related prospectus supplement. If a REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of securities in the series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each series with respect to which a REMIC election is to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The master servicer, unless otherwise provided in the related prospectus supplement, will be entitled to reimbursement for these payments from the assets of the trust fund or from any holder of the related residual certificate.

Distributions on Securities

     General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to the series. See "Credit Enhancement". Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of the series.

     Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any reserve fund. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The prospectus supplement will also describe the method for allocating distributions among securities of a particular class.

     Available Funds. All distributions on the securities of each series on each distribution date will be made from the Available Funds described below, in accordance with the terms described in the related prospectus supplement and specified in the Agreement. "Available Funds" for each distribution date will generally equal the amount on deposit in the related Security Account on the distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held in the Security Account for distribution on future distribution dates.

     Distributions of Interest. Interest will accrue on the aggregate principal balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the "Class Security Balance") entitled to interest from the date, at the Pass-Through Rate or interest rate, as applicable (which in either case may be a fixed rate or rate adjustable as specified in the prospectus supplement), and for the periods specified in the prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate Class Security Balance of the securities of the class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of the securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original Class Security Balance of each security will equal the aggregate distributions allocable to principal to which the security is entitled. Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of the security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding the distribution date, and the effective yield (at par) to securityholders will be less than the indicated coupon rate.

     With respect to any class of accrual securities, if specified in the related prospectus supplement, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate Class Security Balance of the class of securities on that distribution date. Distributions of interest on any class of accrual securities will commence only after the occurrence of the events specified in the prospectus supplement. Prior to that time, the beneficial ownership interest in the trust fund or the principal balance, as applicable, of the class of accrued securities, as reflected in the aggregate Class Security Balance of the class of accrual securities, will increase on each distribution date by the amount of interest that accrued on the class of accrual securities during the preceding interest accrual period but that was not required to be distributed to that class on the distribution date. The class of accrual securities will thereafter accrue interest on its outstanding Class Security Balance as so adjusted.

     Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which the amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate Class Security Balance of any class of securities entitled to distributions of principal generally will be the aggregate original Class Security Balance of the class of securities specified in the prospectus supplement, reduced by all distributions reported to the holders of the securities as allocable to principal and,

     .    in the case of accrual securities, in general, increased by all interest accrued but not then distributable on the accrual securities; and

     .    in the case of adjustable rate securities, subject to the effect of negative amortization, if applicable.

     If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of the payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in the prospectus supplement. The allocation of Principal Prepayments to a class or classes of securities will have the effect of accelerating the amortization of those securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of the other classes of securities relative to that of certain securities is intended to preserve the availability of the subordination provided by the other securities. See "Credit Enhancement -- Subordination".

     Unscheduled Distributions. If specified in the related prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled distribution date under the circumstances and in the manner described below and in the prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the securities on that distribution date. The applicable prospectus supplement may provide for limits on the amount of an unscheduled distribution, but if it does not, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. The applicable prospectus supplement may specify whether the unscheduled distribution will include interest, but if it does not, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

Advances

     To the extent provided in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in the Security Account for future distributions to the holders of securities of the related series), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date (as that term is defined in the related prospectus supplement) and were not advanced by any sub-servicer, subject to the master servicer's determination that those advances may be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of cooperative loans, the master servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

     In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable Security Account on the future distribution date would be less than the amount required to be available for distributions to securityholders on that distribution date. Any master servicer funds advanced will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which those advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any loan purchased by the depositor, a sub- servicer or a seller pursuant to the related Agreement). advances by the master servicer (and any advances by a sub-servicer) also will be reimbursable to the master servicer (or sub-servicer) from cash otherwise distributable to securityholders (including the holders of Senior securities) to the extent that the master servicer determines that the advances previously made are not ultimately recoverable as described above. To the extent provided in the related prospectus supplement, the master servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related Agreement. The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described in this prospectus under "Credit Enhancement", in each case as described in the related prospectus supplement.

     In the event the master servicer or a sub-servicer fails to make a required advance, the applicable prospectus supplement may specify whether another party will have advancing obligations, but if it does not, the trustee will be obligated to make the advance in its capacity as successor servicer. If the trustee makes an advance, it will be entitled to be reimbursed for the advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances. See "Description of the Securities -- Distributions on Securities".

Reports to Securityholders

     Prior to or concurrently with each distribution on a distribution date the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to the related series of securities, among other things:

     . the amount of the distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related prospectus supplement, any applicable prepayment penalties included in the distribution;

     .    the amount of the distribution allocable to interest;

     .    the amount of any advance;

     . the aggregate amount (a) otherwise allocable to the Subordinated Securityholders on the distribution date, and (b) withdrawn from the reserve fund, if any, that is included in the amounts distributed to the Senior Securityholders;

     . the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on the distribution date;

     . the percentage of principal payments on the loans (excluding prepayments), if any, which each class will be entitled to receive on the following distribution date;

     . the percentage of Principal Prepayments on the loans, if any, which each class will be entitled to receive on the following distribution date;

     . the related amount of the servicing compensation retained or withdrawn from the Security Account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

     . the number and aggregate principal balances of loans (A) delinquent (exclusive of loans in foreclosure) 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days and (B) in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, as of the close of business on the last day of the calendar month preceding the distribution date;

     . the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

     . the Pass-Through Rate or interest rate, as applicable, if adjusted from the date of the last statement, of any class expected to be applicable to the next distribution to that class;

     . if applicable, the amount remaining in any reserve fund at the close of business on the distribution date;

     . the Pass-Through Rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date;

    CATEGORIES OF CLASSES                      DEFINITION
    ---------------------                      ----------

     . any amounts remaining under letters of credit, pool policies or other forms of credit enhancement; and

     . the servicing fee payable to the master servicer and any subservicer, if applicable.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during that calendar year a report as to
(a) the aggregate of amounts reported pursuant to (i) and (ii) above for that calendar year or, in the event the person was a securityholder of record during a portion of that calendar year, for the applicable portion of that calendar year and (b) such other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

Categories of Classes of Securities

     The securities of any series may be comprised of one or more classes. These classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise the series by reference to the following categories.

     CATEGORIES OF CLASSES                      DEFINITION
     ---------------------                      ----------

Principal Types

Accretion Directed .................    A class that receives principal payments
                                        from the accreted interest from
                                        specified Accrual classes. An accretion
                                        directed class also may receive
                                        principal payments from principal paid
                                        on the underlying Trust Fund Assets for
                                        the related series.


Component Securities ...............    A class consisting of "components." The
                                        components of a class of component
                                        securities may have different principal
                                        and/or interest payment characteristics
                                        but together constitute a single class.
                                        Each component of a class of

    CATEGORIES OF CLASSES                      DEFINITION
    ---------------------                      ----------

                                        component securities may be identified
                                        as falling into one or more of the
                                        categories in this chart.

Notional Amount Securities .........    A class having no principal balance and
                                        bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Planned Principal Class
  or PACs ..........................    A class that is designed to receive
                                        principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Trust Fund Assets.
                                        These two rates are the endpoints for
                                        the "structuring range" for the planned
                                        principal class. The planned principal
                                        classes in any series of certificates
                                        may be subdivided into different
                                        categories (e.g., primary planned
                                        principal classes, secondary planned
                                        principal classes and so forth) having
                                        different effective structuring ranges
                                        and different principal payment
                                        priorities. The structuring range for
                                        the secondary planned principal class of a series of certificates will be narrower than that for the primary planned principal class of the series.

Scheduled Principal Class ..........    A class that is designed to receive
                                        principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or Targeted Principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Trust Fund Assets.
                                        These two rates are the endpoints for
                                        the "structuring range" for the
                                        scheduled principal class.

Sequential Pay .....................    Classes that receive principal payments
                                        in a prescribed sequence, that do not
                                        have predetermined principal balance
                                        schedules and that under all
                                        circumstances receive payments of
                                        principal continuously from the first
                                        distribution

    CATEGORIES OF CLASSES                      DEFINITION
    ---------------------                      ----------


                                        date on which they receive principal
                                        until they are retired. A single class
                                        that receives principal payments before
                                        or after all other classes in the same
                                        series of securities may be identified
                                        as a sequential pay class.

Strip ..............................    A class that receives a constant
                                        proportion, or "strip," of the principal payments on the underlying Trust Fund
                                        Assets.

Support Class (also sometimes
  referred to as "companion
  classes") ........................    A class that receives principal payments
                                        on any distribution date only if
                                        scheduled payments have been made on
                                        specified planned principal classes,
                                        targeted principal classes and/or
                                        Scheduled Principal Classes.

Targeted Principal Class
  or TACs ..........................    A class that is designed to receive
                                        principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Trust Fund
                                        Assets.


Interest Types

Fixed Rate .........................    A class with an interest rate that is
                                        fixed throughout the life of the class.

Floating Rate ......................    A class with an interest rate that
                                        resets periodically based upon a
                                        designated index and that varies
                                        directly with changes in the index.

Inverse Floating Rate ..............    A class with an interest rate that
                                        resets periodically based upon a
                                        designated index and that varies
                                        inversely with changes in the index.

Variable Rate ......................    A class with an interest rate that
                                        resets periodically and is calculated by reference to the rate or rates of interest applicable to specified

    CATEGORIES OF CLASSES                      DEFINITION
    ---------------------                      ----------


                                        assets or instruments (e.g., the Loan
                                        Rates borne by the underlying loans).

Interest Only ......................    A class that receives some or all of the
                                        interest payments made on the underlying
                                        Trust Fund Assets and little or no
                                        principal. Interest Only classes have
                                        either a nominal principal balance or a
                                        notional amount. A nominal principal
                                        balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an Interest
                                        Only class that is not entitled to any
                                        distributions in respect of principal.

Principal ..........................    Only A class that does not bear interest
                                        and is entitled to receive only
                                        distributions in respect of principal.

Partial Accrual ....................    A class that accretes a portion of the
                                        amount of accrued interest thereon,
                                        which amount will be added to the
                                        principal balance of that class on each
                                        applicable distribution date, with the
                                        remainder of the accrued interest to be
                                        distributed currently as interest on
                                        that class. This accretion may continue
                                        until a specified event has occurred or
                                        until the Partial Accrual class is
                                        retired.

Accrual ............................    A class that accretes the amount of
                                        accrued interest otherwise distributable on that class, which amount will be added as principal to the principal balance of that class on each applicable distribution date. The accretion may continue until some specified event has occurred or until the Accrual class is retired.

Indices Applicable to Floating Rate and Inverse Floating Rate Classes

LIBOR

     The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related pooling and servicing agreement as the calculation agent will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related prospectus supplement):

LIBO Method

     If using this method to calculate LIBOR, the calculation agent will determine LIBOR by reference to the quotations, as set forth on the Reuters Screen LIBO Page, offered by the principal London office of each of the designated reference banks meeting the criteria set forth in this prospectus for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on the LIBOR determination date. In lieu of relying on the quotations for those reference banks that appear at the time on the Reuters Screen LIBO Page, the calculation agent will request each of the reference banks to provide the offered quotations at the time.

     Under this method LIBOR will be established by the calculation agent on each LIBOR determination date as follows:

     (a) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

     (b) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

     .    LIBOR as determined on the previous LIBOR determination date, or

     .    the reserve interest rate.

     The reserve interest rate shall be the rate per annum which the calculation agent determines to be either

     . the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which the quotations are, in the opinion of the calculation agent being so made, or

         . if the calculation agent cannot determine the arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

         (c) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be considered to be the per annum rate specified as such in the related prospectus supplement.

         Each reference bank shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; shall not control, be controlled by, or be under common control with the calculation agent; and shall have an established place of business in London. If a reference bank should be unwilling or unable to act as such or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

BBA Method

         If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers' Association "Interest Settlement Rate" for one-month deposits in United States dollars as found on Telerate page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers' Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The

         Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

         If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the LIBOR method described under "LIBO Method."

         The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

COFI

         The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the "Eleventh District"). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ("FHLBSF") to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

         A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it its due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

         The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

         The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. So long as the index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as COFI (each, a class of "COFI securities") for the Interest Accrual Period commencing in the second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

         The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI certificates the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the "National Cost of Funds Index") published by the Office of Thrift Supervision (the "OTS") for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the Agreement relating to the series of certificates. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

         The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Treasury Index

         The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the "constant maturity" specified in the prospectus supplement or if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

         Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The Calculation Agent's determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Prime Rate

         The applicable prospectus supplement may specify the party responsible for determining the Prime Rate, but if it does not, on the Prime Rate Determination Date (as that term is defined in the related prospectus supplement) for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as the Prime Rate, the calculation agent will ascertain the Prime Rate for the related interest accrual period. The applicable prospectus supplement may provide for the means of determining the Prime Rate, but if it does not, the Prime Rate for an interest accrual period will be the "Prime Rate" as published in the "Money Rates" section of The Wall Street Journal (or if not so published, the "Prime Rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion) on the related Prime Rate Determination Date. If a prime rate range is given, then the average of the range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The calculation agent's determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Book-entry Registration of Securities

         As described in the related prospectus supplement, if not issued in fully registered form, each class of securities will be registered as book-entry securities. Persons acquiring beneficial ownership interests in the securities ("Security Owners") will hold their securities through the Depository Trust Company ("DTC") in the United States, or Clearstream, Luxembourg or Euroclear (in Europe) if they are participants of those systems, or indirectly through organizations which are participants in those systems. The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear (in those capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Except as described below, no person acquiring a book-entry security (each, a "beneficial owner") will be entitled to receive a physical certificate representing the security (a "Definitive Security"). Unless and until Definitive Securities are issued, it is anticipated that the only "securityholders" of the securities will be Cede & Co., as nominee of DTC. Security Owners are only permitted to exercise their rights indirectly through the participating organizations that use the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations and DTC.

         A Security Owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of the book-entry security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant, and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

         Security Owners will receive all distributions of principal of, and interest on, the securities from the applicable trustee through DTC and DTC participants. While the securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC must make book-entry transfers among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities. Participants and organizations that have indirect access to the DTC system, such as banks, brokers, dealers, trust companies and other indirect participants that clear through or maintain a custodial relationship with a participant, with whom Security Owners have accounts for securities are similarly required to make book-entry transfers and receive and transmit those distributions on behalf of their respective Security Owners. Accordingly, although Security

Owners will not possess physical certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

         Security Owners will not receive or be entitled to receive certificates representing their respective interests in the book-entry securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not participants may transfer ownership of securities only through participants and indirect participants by instructing them to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of the securities, which account is maintained with their respective participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

         Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on the business day following the DTC settlement date. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Notes, see "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" and " -- Tax Consequences to Holders of the Notes -- Backup Withholding" in this prospectus and "Global Clearance, Settlement And Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I attached to this prospectus.

         Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the European Depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

         Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Cedel S.A," a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG. The merger involved the transfer by Cedel International of substantially all of its assets and liabilities to a new Luxembourg company, New Cedel International, societe anonyme, which is 50% owned by Cedel International and 50% owned by Deutsche Borse Clearing AG's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

         Further to the merger, the Board of Directors of New Cedel International decided to re-name the companies in the group to give them a cohesive brand name. The new brand name that was chosen is "Clearstream." With effect from January 14, 2000 New Cedel International has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme," and Cedel Global Services was renamed "Clearstream Services, societe anonyme."

         On 17 January 2000 Deutsche Borse Clearing AG was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Brse Clearing AG."

         Clearstream, Luxembourg holds securities for its pustomers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream, Luxembourg in any of 36 currencies, including United States dollars. Clearstream, Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream, Luxembourg's participants are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. participants are limited to securities brokers and dealers and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream, Luxembourg is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the operator of the Euroclear System ("MGT/EOC") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and deals with domestic securities markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by MGT/EOC under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by MGT/EOC, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance Systems, S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         MGT/EOC is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with MGT/EOC are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. MGT/EOC acts under the Terms and

Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since those payments will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" and " -- Tax Consequences to Holders of the Notes -- Backup Withholding" in this prospectus and "Global Clearance, Settlement And Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I attached to this prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Security Owner to pledge book-entry securities to persons or entities that do not participate in the depository system may be limited due to the lack of physical certificates for the book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of those securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

         Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Security Owners upon request, in accordance with the Rules, and to the Financial Intermediaries to whose DTC accounts the book-entry securities of those Security Owners are credited.

         DTC has advised the depositor and the trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that the actions are taken on behalf of Financial Intermediaries whose holdings include the book-entry securities. Clearstream, Luxembourg or MGT/EOC, as the case may be, will take any other action permitted to be taken by a securityholder under the Agreement on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

         The applicable prospectus supplement may specify when and for what reasons Definitive Securities may be issued, but if it does not, Definitive Securities will be issued to Security Owners or their nominees, rather than to DTC, only if

         . DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities and the depositor or the trustee is unable to locate a qualified successor;

         . the depositor, at its sole option, elects to terminate the book-entry system through DTC; or

         . after the occurrence of an event of default under the applicable Agreement, beneficial owners of securities representing not less than 51% of the aggregate percentage interests evidenced by each class of securities of the related series issued as book-entry securities advise the trustee and the DTC through the financial intermediaries in writing that the continuation of a book-entry system through DTC, or a successor to it, is no longer in the best interests of the beneficial owners.

         Upon the availability of Definitive Securities, the applicable trustee will be required to notify all Security Owners of the occurrence of the event resulting in their availability and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the book-entry securities and instructions for re-registration, the applicable trustee will issue Definitive Securities, and thereafter the applicable trustee will recognize the holders of Definitive Securities as securityholders under the applicable Agreement.

         Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

         The foregoing information with respect to DTC, Clearstream, Luxembourg and Euroclear has been provided for informational purposes only and is not a representation, warranty or contract modification of any kind by DTC, Clearstream, Luxembourg or Euroclear.

         None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

                               CREDIT ENHANCEMENT

General

         Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related Trust Fund Assets. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the securities of the series, the establishment of one or more reserve funds, the use of a cross-collateralization feature, use of a mortgage pool insurance policy, FHA Insurance, VA Guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, or another method of credit enhancement contemplated in this prospectus and described in the related prospectus supplement, or any combination of the foregoing. The applicable prospectus supplement may provide for credit enhancement which covers all the classes of securities, but if it does not, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

Subordination

     If so specified in the related prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of the series (the "Senior Securities") to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of subordinated securities under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of Senior Securities of a series by: (i) reducing the ownership interest (if applicable) of the related subordinated securities; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related prospectus supplement. If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans and losses on defaulted loans may be borne first by the various classes of subordinated securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in the prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the Subordinated Securities by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Securityholders that will be distributable to Senior Securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of the loans were to exceed an amount specified in the related prospectus supplement, holders of Senior Securities would experience losses on the securities.

     In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of Subordinated Securities on any distribution date may instead be deposited into one or more reserve funds established with the trustee or distributed to holders of Senior Securities. Those deposits may be made on each distribution date, for specified periods or until the balance in the reserve fund has reached a specified amount and, following payments from the reserve fund to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the reserve fund to required levels, in each case as specified in the related prospectus supplement. Amounts on deposit in the reserve fund may be released to the holders of certain classes of securities at the times and under the circumstances specified in the prospectus supplement.

     If specified in the related prospectus supplement, various classes of Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Securities, respectively, through a cross-collateralization mechanism or otherwise.

     As between classes of Senior Securities and as between classes of Subordinated Securities, distributions may be allocated among those classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the related prospectus supplement. As between classes of Subordinated Securities, payments to holders of Senior Securities on account of delinquencies or losses and payments to any reserve fund will be allocated as specified in the related prospectus supplement.

Letter of Credit

     The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more Classes of securities (the "L/C Percentage"). If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See "The Agreements -- Termination: Optional Termination." A copy of the letter of credit for a series, if any, will be filed with the Securities and Exchange Commission (the "SEC") as an exhibit to a Current Report on Form 8-K to be filed after the issuance of the securities of the related series.

Insurance Policies, Surety Bonds and Guaranties

     If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in the trust fund,
(ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of those assets or a principal payment rate on those assets. These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the prospectus supplement. A copy of any related instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC after the issuance of the securities of the related series.

Over-collateralization

     If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying Trust Fund Assets will result in over-collateralization.

Reserve Accounts

     If specified in the related prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for the series of securities, in trust, of one or more reserve funds for the series. The related prospectus supplement will specify whether or not any reserve funds will be included in the trust fund for a series.

     The reserve fund for a series will be funded (i) by the deposit of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related prospectus supplement, (ii) by the deposit from time to time of certain amounts, as specified in the related prospectus supplement to which the Subordinate Securityholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related prospectus supplement.

     Any amounts on deposit in the reserve fund and the proceeds of any other instrument upon maturity will be held in cash or will be invested in "Permitted Investments" which may include

     (i) obligations of the United States or any agency thereof, provided those obligations are backed by the full faith and credit of the United States;

     (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the related series of securities, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each Rating Agency;

     (iii) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each Rating Agency;

     (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of the depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's Investors Service, Inc. ("Moody's") is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for the securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the securities by any Rating Agency;

     (v) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

     (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of the agreements, terms and conditions that will not result in the downgrading or withdrawal of the rating then assigned to the securities by any Rating Agency;

     (vii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above;

     (viii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of the investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the securities by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

     (ix) interests in any money market fund which at the date of acquisition of the interests in the fund and throughout the time the interests are held in the fund has the highest applicable rating by each Rating Agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each Rating Agency;

     (x) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each Rating Agency; and

     (xi) other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency that will not result in the downgrading or withdrawal of the rating then assigned to the securities by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency; provided that no instrument shall be a Permitted Investment if the instrument evidences the right to receive interest only payments with respect to the obligations underlying the instrument; and provided, further, that no investment specified in clause (ix) or clause (x) above shall be a Permitted Investment for any pre-funding account or any related Capitalized Interest Account.

     If a letter of credit is deposited with the trustee, that letter of credit will be irrevocable and will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the securities of the related series. Additional information with respect to the instruments deposited in the reserve funds will be set forth in the related prospectus supplement.

     Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

Pool Insurance Policies

     If specified in the related prospectus supplement, a separate pool insurance policy ("Pool Insurance Policy") will be obtained for the pool and issued by the insurer (the "Pool Insurer") named in the prospectus supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on loans in the pool in an amount equal to a percentage specified in the prospectus supplement of the aggregate principal balance of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the master servicer will present claims thereunder to the Pool Insurer on behalf of itself, the trustee and the holders of the securities of the related series. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted loans and only upon satisfaction of certain conditions precedent described below. The applicable prospectus supplement may provide for the extent of coverage provided by the related Pool Insurance Policy, but if it does not, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

     The applicable prospectus supplement may provide for the conditions for the presentation of claims under a Pool Insurance Policy, but if it does not, the Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the Property securing the defaulted loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of purchase and certain expenses incurred by the master servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the master servicer will not be required to expend its own funds to restore the damaged Property unless it determines that (i) the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) the expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

     The applicable prospectus supplement may provide for a Pool Insurance Policy covering losses resulting from defaults, but if it does not, the Pool Insurance Policy will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things,

     . fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or

     . failure to construct a Property in accordance with plans and specifications.

A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller's representations described above and might give rise to an obligation on the part of the related seller to repurchase the defaulted loan if the breach cannot be cured by the related seller. No Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted loan occurring when the servicer of the loan, at the time of default or thereafter, was not approved by the applicable insurer.

     The applicable prospectus supplement may provide for a Pool Insurance Policy featuring a fixed amount of coverage over the life of the policy, but if it does not, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide for the exclusion of specified expenses from the coverage of the Pool Insurance Policy, but if it does not, the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the related securityholders.

Special Hazard Insurance Policies

     If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the mortgage pool and will be issued by the insurer named in the prospectus supplement. Each special hazard insurance policy will, subject to policy limitations, protect holders of the related securities from loss caused by the application of the coinsurance clause contained in hazard insurance policies and loss from damage to mortgaged properties caused by certain hazards not insured against under the standard form of hazard insurance policy in the states where the mortgaged properties are located or under a flood insurance policy if the Property is located in a federally designated flood area. Some of the losses covered include earthquakes and, to a limited extent, tidal waves and related water damage and other losses that may be specified in the related prospectus supplement. See "The Agreements -- Hazard Insurance." No special hazard insurance policy will cover losses from fraud or conversion by the trustee or master servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the Property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the Property securing the mortgage loan have been kept in force and other protection and preservation expenses have been paid.

     The applicable prospectus supplement may provide for other payment coverage, but if it does not, each special hazard policy will insure against damage to mortgaged properties caused by special hazard losses in an amount equal to the lesser of:

     .    the cost of repair to or replacement of the damaged Property, or

     . upon transfer of the Property to the special hazard insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the master servicer with respect to the Property.

If the unpaid principal balance of a mortgage loan, plus accrued interest and expenses, is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the Property. In adddition, any amount paid to repair or replace the Property will further reduce special hazard coverage by that amount.

     No special hazard policy will insure against damage that is covered by a hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer.

     So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

     To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit, or any other instrument acceptable to each rating agency rating the securities of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by a rating agency rating securities at the request of the depositor.

Bankruptcy Bonds

     If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a mortgage loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the principal amount of a mortgage loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be canceled or reduced by the master servicer if the cancellation or reduction would not adversely affect the then current rating or ratings of the related securities. See "Legal Aspects of the Mortgage Loans -- Anti-deficiency Legislation and Other Limitations on Lenders."

     To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the certificates of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the certificates may be reduced so long as the reduction will not result in a downgrading of the rating of the certificates by a rating agency rating certificates at the request of the depositor.

Cross Support

     If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross support feature that requires that distributions be made on securities evidencing a beneficial ownership interest in other asset groups within the same trust fund. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

     If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified trust funds.

                       YIELD AND PREPAYMENT CONSIDERATIONS

     The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included the pool. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The related prospectus supplement will specify the circumstances, if any, under which the related loans will be subject to prepayment penalties. The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

     The rate of prepayment on the loans cannot be predicted. Home equity loans and home improvement contracts have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of prepayment of these types of loans. Generally, home equity loans and home improvement contracts are not viewed by borrowers as permanent financing. Accordingly, home equity loans and home improvement loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, these loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related loan. See "Legal Aspects of the Loans -- Due-on-Sale Clauses". The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by the investor at the time the securities were purchased.

     Collections on revolving credit line loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for that month or, during the interest-only period for certain revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for that month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

     Generally, all conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower of the related Property. Loans insured by the FHA, and single family loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on those types of loans may be lower than that of conventional loans bearing comparable interest rates. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements -- Collection Procedures" and "Legal Aspects of the Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the loans.

     The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Loan Rates borne by the loans, the loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the loans, the loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below the Loan Rates. However, there can be no assurance that this will be the case.

     When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or in the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in the month of receipt. The applicable prospectus supplement may specify when prepayments are passed through to securityholders, but if it does not, neither full nor partial prepayments will be passed through or paid until the month following receipt.

     Even assuming that the Properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a Property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Liquidation expenses with respect to defaulted mortgage loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

     Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the master servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the master servicer to damages and administrative sanctions.

     If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different Loan Rates will affect the yield on those securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price, because while interest will generally accrue on each loan from the first day of the month, the distribution of the interest will not be made earlier than the month following the month of accrual.

     Under certain circumstances, the master servicer, the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund thereby effecting earlier retirement of the related series of securities. See "The Agreements -- Termination; Optional Termination".

     The relative contribution of the various factors affecting prepayment may vary from time to time. There can be no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the securities.

     The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.

                                 THE AGREEMENTS

     Set forth below is a description of the material provisions of each Agreement which are not described elsewhere in this prospectus. The description is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, the provisions or terms are as specified in the Agreements.

Assignment of the Trust Fund Assets

     Assignment of the Loans. At the time of issuance of the securities of a series, the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to the loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any Retained Interest specified in the related prospectus supplement. The trustee will, concurrently with the assignment, deliver the securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related Agreement. This schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the Loan Rate or APR, the maturity of the loan, the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, at origination and certain other information.

     In addition, the depositor will also deliver or cause to be delivered to the trustee (or to the custodian) for each single family loan or home equity loan,

     . the mortgage note or contract endorsed without recourse in blank or to the order of the trustee, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost,

     . the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the Mortgage together with a certificate that the original of the Mortgage was delivered to the recording office),

     . an assignment of the Mortgage in blank, which assignment will be in recordable form in the case of a Mortgage assignment, and any other security documents, including those relating to any senior interests in the Property, as may be specified in the related prospectus supplement or the related Agreement.

     The applicable prospectus supplement may provide other arrangements for assuring the priority of assignments, but if it does not, the depositor will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in those states designated by the Rating Agencies where recording is not required to protect the trustee's interest in those loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the related loans.

     With respect to any loans that are cooperative loans, the depositor will cause to be delivered to the trustee (or to the custodian) for each cooperative loan,

     . the related original cooperative note endorsed without recourse in blank or to the order of the trustee or, to the extent the related Agreement so provides, a lost note affidavit,

     .    the original security agreement,

     .    the proprietary lease or occupancy agreement,

     .    the recognition agreement,

     . an executed financing agreement and the relevant stock certificate, together with the related blank stock powers, and

     .    any other document specified in the related prospectus supplement.

     The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

     The applicable prospectus supplement may provide for the depositor's delivery obligations in connection with home improvement contracts, but if it does not, the depositor will as to each home improvement contract, deliver or cause to be delivered to the trustee (or to the custodian) the original home improvement contract and copies of documents and instruments related to each home improvement contract and the security interest in the Property securing the home improvement contract. In general, it is expected that the home improvement contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the home improvement contracts without notice of the assignment, the interest of securityholders in the home improvement contracts could be defeated. See "Legal Aspects of the Loans -- The Home Improvement Contracts."

     The trustee (or the custodian) will review the loan documents within the time period specified in the related prospectus supplement after receipt thereof, and the trustee will hold the loan documents in trust for the benefit of the related securityholders. Generally, if the document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer and the depositor, and the master servicer will notify the related seller. If the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of notice, the seller will be obligated to either purchase the related loan from the trust fund at the Purchase Price or if so specified in the related prospectus supplement, remove the loan from the trust fund and substitute in its place one or more other loans that meets certain requirements set forth in the related prospectus supplement. There can be no assurance that a seller will fulfill this purchase or substitution obligation. Although the master servicer may be obligated to enforce the obligation to the extent described above under "Loan Program -- Representations by Sellers; Repurchases," neither the master servicer nor the depositor will be obligated to purchase or replace a loan if the seller defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

     The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

     The master servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement. Upon a breach of a representation of the master servicer which materially and adversely affects the interests of the securityholders in a loan, the master servicer will be obligated either to cure the breach in all material respects or to purchase (at the Purchase Price) or if so specified in the related prospectus supplement, replace the loan. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for a breach of representation by the master servicer.

     Assignment of Agency Securities. The depositor will cause the agency securities to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the certificates. Each agency security will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement, which will specify as to each agency security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate and the maturity date.

     Assignment of Private Mortgage-Backed Securities. The depositor will cause the private mortgage-backed securities to be registered in the name of the trustee. The trustee or the custodian will have possession of any certificated private mortgage-backed securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a private mortgage-backed security. See "The Trust Fund -- Private Mortgage-Backed Securities." Each private mortgage-backed security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date and other specified pertinent information for each private mortgage-backed security conveyed to the trustee.

         Conveyance of Subsequent Loans. With respect to a series of securities for which a Pre-Funding Arrangement is provided, in connection with any conveyance of Subsequent loans to the trust fund after the issuance of the related securities, the related Agreement will require the seller and the depositor to satisfy the following conditions, among others:

         . each Subsequent loan purchased after the applicable closing date must satisfy the representations and warranties contained in the subsequent transfer agreement to be entered into by the depositor, the seller and the trustee and in the related Agreement;

         . the seller will not select the Subsequent loans in a manner that it believes is adverse to the interests of the securityholders;

         . as of the related cut-off date, all of the loans in the loan pool at that time, including the Subsequent loans purchased after the closing date, will satisfy the criteria set forth in the related Agreement;

         . the Subsequent loans will have been approved by any third party provider of credit enhancement, if applicable; and

         . before the purchase of each Subsequent loan the trustee will perform an initial review of certain related loan file documentation for the loan and issue an initial certification for which the required documentation in the loan file has been received with respect to each Subsequent loan.

         The Subsequent loans, on an aggregate basis, will have characteristics similar to the characteristics of the initial pool of loans as described in the related prospectus supplement. Each acquisition of any Subsequent loans will be subject to the review by any third party provider of credit enhancement, if applicable, the rating agencies and the seller's accountants of the aggregate statistical characteristics of the related loan pool for compliance with the applicable statistical criteria set forth in the related Agreement.

         Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Code.

Payments on Loans; Deposits to Security Account

         The master servicer will establish and maintain or cause to be established and maintained with respect to the related trust fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the trust fund (the "Security Account"). The applicable prospectus supplement may provide for other requirements for the Security Account, but if it does not, the Security Account must be either (i) maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the Rating Agency or Rating Agencies that rated one or more classes of the related series of securities, (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF") of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation ("SAIF")), (iii) an account or accounts the deposits in which are insured by the BIF or SAIF (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained, or
(iv) an account or accounts otherwise acceptable to each Rating Agency. The collateral eligible to secure amounts in the Security Account is limited to Permitted Investments. A Security Account may be maintained as an interest bearing account or the funds held in a Security Account may be invested pending each succeeding distribution date in Permitted Investments. To the extent provided in the related prospectus supplement, the master servicer or its designee will be entitled to receive any interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The

         Security Account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

         The master servicer will deposit or cause to be deposited in the Security Account for each trust fund, to the extent applicable and unless otherwise specified in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing Retained Interest):

         . all payments on account of principal, including Principal Prepayments and, if specified in the related prospectus supplement, any applicable prepayment penalties, on the loans;

         . all payments on account of interest on the loans, net of applicable servicing compensation;


         . all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, by the master servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent those proceeds are not applied to the restoration of the Property or released to the Mortgagor in accordance with the master servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed advances made, by the master servicer, if any) received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

         . all proceeds of any loan or Property in respect thereof purchased by the master servicer, the depositor or any seller as described under "Loan Program -- Representations by Sellers; Repurchases" or " -- Assignment of Trust Fund Assets" above and all proceeds of any loan repurchased as described under " -- Termination; Optional Termination" below;

         . all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under " -- Hazard Insurance" below;

         . any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the Security Account and, to the extent specified in the related prospectus supplement, any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

         . all other amounts required to be deposited in the Security Account pursuant to the Agreement.

         The master servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

         . to pay to the master servicer the servicing fees described in the related prospectus supplement, the master servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security Account credited thereto;

         . to reimburse the master servicer for advances, this right of reimbursement with respect to any loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on the loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which the advance was made;

         . to reimburse the master servicer for any advances previously made which the master servicer has determined to be nonrecoverable;

         . to reimburse the master servicer from Insurance Proceeds for expenses incurred by the master servicer and covered by the related insurance policies;

         . to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, this right of reimbursement being limited to amounts received representing late recoveries of the payments for which the advances were made;

         . to pay to the master servicer, with respect to each loan or Property acquired in respect thereof that has been purchased by the master servicer pursuant to the Agreement, all amounts received thereon and not taken into account in determining the principal balance of the repurchased loan;

         . to reimburse the master servicer or the depositor for expenses incurred and reimbursable pursuant to the Agreement;

         . to withdraw any amount deposited in the Security Account and not required to be deposited therein; and

         . to clear and terminate the Security Account upon termination of the Agreement.

         In addition, the Agreement will generally provide that, on or prior to the business day immediately preceding each distribution date, the master servicer shall withdraw from the Security Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

Pre-Funding Account

         If so provided in the related prospectus supplement, the master servicer will establish and maintain an account (the "Pre-Funding Account"), in the name of the related trustee on behalf of the related securityholders, into which the depositor will deposit cash in an amount specified in the prospectus supplement (the "Pre-Funded Amount") on the related Closing Date. The Pre-Funding Account will be maintained with the trustee for the related series of securities and is designed solely to hold funds to be applied by the trustee during the period from the closing date to a date not more than a year after the closing date (the "Funding Period") to pay to the depositor the purchase price for loans purchased during the Funding Period (the "Subsequent Loans"). Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related loans. The Pre-Funded Amount will not exceed 50% of the initial aggregate principal amount of the certificates and notes of the related series. The Pre-Funded Amount will be used by the related trustee to purchase Subsequent Loans from the depositor from time to time during the Funding Period. The Funding Period, if any, for a trust fund will begin on the related Closing Date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the related Closing Date. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments under the circumstances and in the manner described in the related Agreement. Earnings on investment of funds in the Pre-Funding Account will be deposited into the related Security Account or such other trust account as is specified in the related prospectus supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities.

     1. In addition, if so provided in the related prospectus supplement, on the related Closing Date the depositor will deposit in an account (the "Capitalized Interest Account") cash in such amount as is necessary to cover shortfalls in interest on the related series of securities that may arise as a result of utilization of the Pre-Funding Account as described above. The Capitalized Interest Account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the related loans. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related series of securities by the end of the Funding Period, any amounts remaining in the Capitalized Interest Account will be paid to the depositor.

Sub-servicing by Sellers

         Each seller of a loan or any other servicing entity may act as the sub-servicer for the loan pursuant to a sub-servicing agreement, which will not contain any terms inconsistent with the related Agreement. While each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the Agreement pursuant to which a series of securities is issued will provide that, if for any reason the master servicer for the series of securities is no longer the master servicer of the related loans, the trustee or any successor master servicer must recognize the sub-servicer's rights and obligations under the sub-servicing agreement. Notwithstanding any subservicing arrangement, unless otherwise provided in the related prospectus supplement, the master servicer will remain liable for its servicing duties and obligations under the Sale and Servicing Agreement as if the master servicer alone were servicing the loans.

Collection Procedures

         The master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, follow those collection procedures as are customary with respect to loans that are comparable to the loans. Consistent with the above, the master servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a loan and to the extent not inconsistent with the coverage of the loan by a Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment.

         In any case in which Property securing a loan has been, or is about to be, conveyed by the mortgagor or obligor, the master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the loan under any due-on-sale clause applicable thereto, but only if the exercise of those rights is permitted by applicable law and will not impair or threaten to impair any recovery under any Primary Mortgage Insurance Policy. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause or if the loan is a mortgage loan insured by the FHA or partially guaranteed by the VA, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the Property has been or is about to be conveyed, pursuant to which the person becomes liable for repayment of the loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal Aspects of the Loans -- Due-on-Sale Clauses". In connection with the assumption of any loan, the terms of the related loan may not be changed.

         With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Legal Aspects of the Loans". This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring the approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

         In general a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which those items are allowable as a deduction to the corporation, that Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code
Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the cooperative loans will qualify under that Section for any particular year. In the event that a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that a failure would be permitted to continue over a period of years appears remote.

Hazard Insurance

         In general, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which the Property is located. This coverage will be in an amount that is at least equal to the lesser of

         .    the maximum insurable value of the improvements securing the loan or the greater of

         (1) the outstanding principal balance of the loan, and

         (2) an amount such that the proceeds of the policy shall be sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer.

All amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the master servicer's normal servicing procedures) will be deposited in the related Security Account. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. This blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited in the Security Account but for that clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of those policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and hurricanes. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

         The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage of a specified percentage (generally 80% to 90%) of the full replacement value of the insured Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of

         . the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or

         . such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

         Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged Property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement".

         The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the Property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain hazard insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged Property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing the related cooperative loan to the extent not covered by other credit support.

         If the Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the master servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) that the related expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

         If recovery on a defaulted loan under any related Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by an Insurance Policy, the master servicer will be obligated to follow or cause to be followed those normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the Property securing the defaulted loan are less than the principal balance of the related loan plus interest accrued thereon that is payable to securityholders, the trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the master servicer in connection with the liquidation proceedings and which are reimbursable under the Agreement. In the unlikely event that any liquidation proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan and amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

         If the master servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan. In the event that the master servicer has expended its own funds to restore the damaged Property and those funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to those expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no such payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest thereon. See "Credit Enhancement".

         The proceeds from any liquidation of a loan will be applied in the following order of priority: first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the master servicer with respect to the loan; second, to reimburse the master servicer for any unreimbursed advances with respect to the loan; third, to accrued and unpaid interest (to the extent no advance has been made for that amount) on the loan; and fourth, as a recovery of principal of the loan.

Realization upon Defaulted Loans

         Primary Mortgage Insurance Policies. If so specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each loan for which this type of coverage is required. Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. The master servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of the series that have been rated.

         FHA Insurance; VA Guaranties. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I Program of the FHA, see "Legal Aspects of the Loans -- Title I Program", certain loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the loan.

         Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a "VA Guaranty"). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for the loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.

Servicing and Other Compensation and Payment of Expenses

         The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each loan, and this compensation will be retained by it from collections of interest on the loan in the related trust fund (the "Master Servicing Fee"). As compensation for its servicing duties, a sub-servicer or, if there is no sub-servicer, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, generally, the master servicer or sub-servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account.

         The master servicer will pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under certain limited circumstances. In addition, the master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted mortgage loan as to which it has determined that all recoverable liquidation proceeds and insurance proceeds have been received, and in connection with the restoration of mortgaged properties, the right of reimbursement being before the rights of certificateholders to receive any related liquidation proceeds, including insurance proceeds.

Evidence as to Compliance

         Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans or private asset backed securities, or under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for FHLMC, or the Uniform Single Attestation Program for Mortgage Bankers, it is required to report. In rendering its statement the firm may rely, as to matters relating to the direct servicing of loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of the statement) of firms of independent public accountants with respect to the related sub-servicer.

         Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding year.

         Copies of the annual accountants' statement and the statement of officers of the master servicer may be obtained by securityholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

Certain Matters Regarding the Master Servicer and the Depositor

         The applicable prospectus supplement may provide that another entity will act as the master servicer under a Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, but if it does not, the master servicer will be First Horizon Home Loan Corporation, a Kansas corporation ("First Horizon"). First Horizon is an indirect wholly owned subsidiary of

First Tennessee National Corporation, a Tennessee corporation incorporated in 1968 and registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. First Horizon is not a party to any legal proceedings that could have a material impact on its ability to service the mortgage loans under the applicable Agreement. First Horizon maintains its principal office at 4000 Horizon Way, Dallas, Texas 75063. Its telephone number is (214) 441-4000.

         First Horizon or any other entity acting as master servicer under a Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, may have normal business relationships with the depositor or the depositor's affiliates.

         Each Agreement will provide that the master servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. The master servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No resignation by the master servicer will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

         Each Agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee or agent of the master servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any director, officer, employee or agent of the master servicer or the depositor will be protected against any liability which would otherwise be imposed by reason of wilful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the securities, other than any loss, liability or expense related to any specific loan or loans (except for any loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to securityholders.

        In general, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each Agreement, provided that

        . that person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac and

        . the related merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of the related series that have been rated.

Events of Default; Rights upon Event of Default

        Pooling and Servicing Agreement; Sale and Servicing Agreement. The applicable prospectus supplement may provide for other Events of Default under any Pooling and Servicing Agreement or Sale and Servicing Agreement, but if it does not, the Events of Default will consist of

        . any failure by the master servicer to distribute or cause to be distributed to securityholders of any class any required payment (other than an advance) which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of the class evidencing not less than 25% of the total distributions allocated to the class ("percentage interests");

        . any failure by the master servicer to make an advance as required under the Agreement, unless cured as specified in the Agreement;

        . any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for thirty days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting the class; and

        . certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

        If specified in the related Prospectus Supplement, the Agreement will permit the trustee to sell the Trust Fund Assets and the other assets of the trust fund described under "Credit

Enhancement" in this prospectus in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

         The applicable prospectus supplement may provide for steps required to be taken if an Event of Default remains unremedied, but if it does not, so long as an Event of Default under an Agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting the class and under such other circumstances as may be specified in the Agreement, the trustee shall terminate all of the rights and obligations of the master servicer under the Agreement relating to the trust fund and in and to the related Trust Fund Assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the Agreement. Pending that appointment, the trustee is obligated to act in that capacity. The trustee and any successor to the master servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

         Unless otherwise provided in the related prospectus supplement, no securityholder, solely by virtue of the holder's status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to the Agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of securities of any class of the series evidencing not less than 25% of the aggregate percentage interests constituting the class have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

         Indenture. The applicable prospectus supplement may provide for other Events of Default, but if it does not, the Events of Default under each Indenture will consist of:

         . a default in the payment of any principal of or interest on any note of the series which continues unremedied for five days after the giving of written notice of the default is given as specified in the related prospectus supplement;

         . failure to perform in any material respect any other covenant of the depositor or the trust fund in the Indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

         . certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or

         . any other Event of Default provided with respect to notes of that series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

         If an Event of Default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount (or, if the notes of the series have an interest rate of 0%, that portion of the principal amount as may be specified in the terms of the series, as provided in the related prospectus supplement) of all the notes of the series to be due and payable immediately. This declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the percentage interests of the notes of the series.

         If, following an Event of Default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration of acceleration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any note of the series for five days or more, unless

         . the holders of 100% of the percentage interests of the notes of the series consent to the sale,

         . the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or

         . the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the percentage interests of the notes of the series.

         In the event that the trustee liquidates the collateral in connection with an Event of Default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the Indenture provides that the trustee will have a prior lien on the related liquidation proceeds for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the noteholders after the occurrence of such an Event of Default.

         In the event the principal of the notes of a series is declared due and payable, as described above, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount which is unamortized.

         Subject to the provisions of the Indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of the series, unless the holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with the request or direction. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of the series, and the holders of a majority of the then aggregate outstanding amount of the notes of the series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of the series affected thereby.

Amendment

         The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may be amended by the depositor, the master servicer and the trustee, without the consent of any of the securityholders,

         (a)      to cure any ambiguity;

         (b) to correct any defective provision in the Agreement or to supplement any provision in the Agreement that may be inconsistent with any other provision in it; or

         (c) to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions in it,

provided that the action will not adversely affect in any material respect the interests of any securityholder. An amendment will be deemed not to adversely affect in any material respect the interests of the securityholders if the person requesting the amendment obtains a letter from each Rating Agency requested to rate the class or classes of securities of the series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the securities.

         In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the securityholders, to change the manner in which the Security Account is maintained, provided that any change does not adversely affect the then current rating on the class or classes of securities of the series that have been rated. Moreover, the related Agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, if a REMIC election is made with respect to the trust fund, or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

         The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may also be amended by the depositor, the master servicer and the trustee with consent of holders of securities of the series evidencing not less than 66% of the aggregate percentage interests of each class affected thereby for the purpose of adding any provisions to or changing in an manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that no amendment may

         . reduce in any manner the amount of or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of the security, or

         . reduce the aforesaid percentage of securities of any class the holders of which are required to consent to any such amendment,

in each case without the consent of the holders of all securities of the class covered by the Agreement then outstanding.

         If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a REMIC.

Termination; Optional Termination

         Pooling and Servicing Agreement; Trust Agreement. The applicable prospectus supplement may provide for the timing by which the Agreement terminates, but if it does not, the obligations created by each Pooling and Servicing Agreement and Trust Agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the Security Account or by the master servicer and required to be paid to them pursuant to the Agreement following the later of

         (i) the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all Property acquired upon foreclosure of any Trust Fund Assets remaining in the trust fund, and

         (ii) the purchase by the master servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC (see "Federal Income Tax Consequences" below), from the related trust fund of all of the remaining Trust Fund Assets and all Property acquired in respect of the Trust Fund Assets.

         Any purchase of Trust Fund Assets and Property acquired in respect of Trust Fund Assets evidenced by a series of securities will be made at the option of the master servicer, or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price specified in the related prospectus supplement. The exercise of this right will effect early retirement of the securities of that series, but the right of the master servicer, or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Trust Fund Assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

         Indenture. The Indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the trustee for cancellation of all the notes of the series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of the series.

         In addition to the discharge with certain limitations, the Indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of the series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of the series, to replace stolen, lost or mutilated notes of the series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of the series on the last scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the Indenture and the notes of the series. In the event of any defeasance and discharge of notes of a series, holders of notes of the series would be able to look only to this money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

The Trustee

         The trustee under each Agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

                           LEGAL ASPECTS OF THE LOANS

         The following discussion contains summaries, which are general in nature, of certain legal matters relating to the loans. Because the legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor encompass the laws of all states in which the security for the loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which loans may be originated.

General

         The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the Property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the Property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the Property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the Property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject Property to the grantee until the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

         Cooperatives. Certain of the loans may be cooperative loans. The cooperative owns all the Property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

         The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Foreclosure

         Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the Property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, the foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states (including California), the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states (including California), the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states (including California), published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the Property and sent to all parties having an interest of record in the Property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

     Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the Property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the Property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the Property, the possible deterioration of the Property during the foreclosure proceedings and a requirement that the purchaser pay for the Property in cash or by cashier's check. Thus the foreclosing lender often purchases the Property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where the judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making the repairs at its own expense as are necessary to render the Property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the Property. Depending upon market conditions, the ultimate proceeds of the sale of the Property may not equal the lender's investment in the Property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

     Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "Junior Mortgages; Rights of Senior Mortgagees" below.

     Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds form the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.

Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the Property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Environmental Risks

     Property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a Property may give rise to a lien on the Property to assure the payment of the costs of clean-up. In several states this type of lien has priority over the lien of an existing mortgage against the Property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the EPA may impose a lien on Property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a Property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for those costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest (the "secured creditor exclusion") but without

"participating in the management" of the Property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or Property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or Property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or Property as an investment (including leasing the facility or Property to third party), or fails to market the Property in a timely fashion.

     Whether actions taken by a lender would constitute participation in the management of a Property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exemption to the lender.

     This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which was signed into law by President Clinton on September 30, 1996. This legislation provides that in order to be deemed to have participated in the management of a Property, a lender must actually participate in the operational affairs of the Property or the borrower. The legislation also provides that participation in the management of the Property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the Property.

     If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that the costs arising from the circumstances set forth above would result in a loss to certificateholders.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     In general, at the time the loans were originated no environmental assessment, or a very limited environmental assessment, of the Properties was conducted.

Rights of Redemption

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the Property from the foreclosure sale. In certain other states (including California), this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed Property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the Property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem Property after a trustee's sale under a deed of trust.

Anti-deficiency Legislation and Other Limitations on Lenders

     Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the Property at the time of the foreclosure sale. In certain states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular Property and a loan secured by a junior lien on the same Property, the lender, as the holder of the junior lien, may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both loans over the proceeds of any sale under a deed of trust or other foreclosure proceedings. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

     Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the Property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the Property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a Property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the Property is not the debtor's principal residence and the court determines that the value of the Property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the Property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of these types of proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of the payments.

     The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

Due-on-sale Clauses

     Generally, each conventional loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce due-on-sale clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of those clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the Property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Enforceability of Prepayment and Late Payment Fees

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of a prepayment penalty, particularly with respect to fixed rate loans having higher Loan Rates, may increase the likelihood of refinancing or other early retirement of the those loans or contracts. Late charges and prepayment penalties are typically retained by servicers as additional servicing compensation.

Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted these laws prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Home Improvement Contracts

     General. Some home improvement contracts may in addition to being secured by mortgages on real estate, also be secured by purchase money security interests in home improvements financed thereby (these home improvement contracts are referred to in this section as "contracts"). These contracts generally are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the depositor will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust fund's ownership of the contracts. In general, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trust fund's interest in the contracts could be defeated.

     Security Interests in Home Improvements. The contracts that are secured by the home improvements financed thereby grant to the originator of the contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. These purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose this characterization upon incorporation of the materials into the related Property, will not be secured by a purchase money security interest in the home improvement being financed.

     Enforcement of Security Interest in Home Improvements. So long as the home improvement has not become subject to the real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the Property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

     Consumer Protection Laws. The so-called holder in due course rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against the obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

     Applicability of Usury Laws. Title V, provides that, subject to the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on certain kinds of consumer goods. The contracts would be covered if they satisfy certain conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted this type of law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

Installment Contracts

     The loans may also consist of installment contracts. Under an installment contract the seller (referred to in this section as the "lender") retains legal title to the Property and enters into an agreement with the purchaser (referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the Property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the Property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the Property.

     The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the Property, the entire indebtedness is accelerated, and the buyer's equitable interest in the Property is forfeited. The lender in this type of situation does not have to foreclose in order to obtain title to the Property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the Property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the Property under an installment contract for the sale of real estate to share in the proceeds of sale of the Property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a Property subject to one or more liens.

Soldiers' and Sailors' Civil Relief Act

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of the borrower's loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that the interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on certain of the loans. Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to securityholders. The Relief Act also imposes limitations which would impair the ability of the master servicer to foreclose on an affected loan during the borrower's period of active duty status. Moreover, the Relief Act permits the extension of a loan's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that a loan that is subject to the Relief Act goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

Junior Mortgages and Rights of Senior Mortgagees

     To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund (and therefore the securityholders), as mortgagee under the junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the Property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the Property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply these proceeds and awards to any indebtedness secured by the mortgage, in the order determined by the mortgagee. Thus, in the event improvements on the Property are damaged or destroyed by fire or other casualty, or in the event the Property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the Property and, when due, all encumbrances, charges and liens on the Property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the Property, to maintain and repair the Property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the Property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

     The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the cut-off date with respect to any Mortgage will not be included in the trust fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

The Title I Program

     General. Certain of the loans contained in a trust fund may be loans insured under the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the "Title I Program"). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

     The types of loans which are eligible for insurance by the FHA under the Title I Program include property improvement loans ("Property Improvement Loans" or "Title I Loans"). A Property Improvement Loan or Title I Loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a Property and includes single family improvement loans.

     There are two basic methods of lending or originating these loans which include a "direct loan" or a "dealer loan". With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

     Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower's irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first scheduled payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated on a simple interest basis. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

     Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

     Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In this case, provided that the validity of any lien on the Property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless the material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

     Requirements for Title I Loans. The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that the maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single Property, in each case as long as the total outstanding balance of all Title I Loans in the same Property does not exceed the maximum loan amount for the type of Title I Loan thereon having the highest permissible loan amount.

     Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if the loan amount exceeds $15,000. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

     The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the Property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time the Secretary of HUD may amend the list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the borrower is required to submit to the lender, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower. The lender or its agent is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

     FHA Insurance Coverage. Under the Title I Program the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract. The amount of insurance coverage in this account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to the loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of 0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan's origination. If an insured loan is prepaid during the year, FHA will not refund the insurance premium, but will abate any insurance charges falling due after the prepayment.

     Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to the insured loans and (ii) the amount of insurance coverage attributable to insured loans sold by the lender. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage in the lender's FHA insurance coverage reserve account may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring the eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

     The lender may transfer (except as collateral in a bona fide loan transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of the loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of the loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

     Claims Procedures Under Title I. Under the Title I Program the lender may accelerate an insured loan following a default on the loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

         Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the Property under any security instrument, or (b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the Property under a security instrument (or if it accepts a voluntary conveyance or surrender of the Property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

         When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than nine months after the date of default of the loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note (or a judgment in lieu of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If a defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender.

         Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the Claimable Amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. For the purposes hereof, the "Claimable Amount" means an amount equal to 90% of the sum of: (a) the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against Property securing the loan; (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per annum; (c) the uncollected court costs; (d) the attorney's fees not to exceed $500; and (e) the expenses for recording the assignment of the security to the United States.

Consumer Protection Laws

         Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of loans secured by Single Family Properties. These laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, Real Estate Settlement Procedures Act and Regulation B promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. In particular, Regulation Z, requires certain disclosures to the borrowers regarding the terms of the loans; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. Certain provisions of these laws impose specific statutory liabilities upon lenders who fail to comply therewith. In addition, violations of these laws may limit the ability of the sellers to collect all or part of the principal of or interest on the loans and could subject the sellers and in some cases their assignees to damages and administrative enforcement.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

         The following is a summary of the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of Andrews & Kurth L.L.P., special counsel to the depositor. The summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

         The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

         The federal income tax consequences to Holders will vary depending on whether

         .    the securities of a series are classified as indebtedness;

         . an election is made to treat the trust fund relating to a particular series of securities as a real estate mortgage investment conduit ("REMIC") under the Code;

         . the securities represent an ownership interest in some or all of the assets included in the trust fund for a series; or

         . an election is made to treat the trust fund relating to a particular series of certificates as a partnership.

         The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to the series. Prior to issuance of each series of securities, the depositor shall file with the SEC a Form 8-K on behalf of the related trust fund containing an opinion of Andrews & Kurth L.L.P. with respect to the validity of the information set forth under "Material Federal Income Tax Consequences" in this prospectus and in the related prospectus supplement.

Taxation of Debt Securities

         Interest and Acquisition Discount. Securities representing regular interests in a REMIC ("Regular Interest Securities") are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method. Interest (other than original issue discount or "OID") on securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to collectively as "Debt securities" in this section.

         Debt securities that are Compound Interest securities will, and certain of the other Debt securities may, be issued with OID. The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the related Treasury regulations (the "OID Regulations"). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt securities.

         In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt security and its issue price. A holder of a Debt security must include the OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt security will be considered to be zero if it is less than a de minimis amount determined under the Code or OID Regulations.

         The issue price of a Debt security is the first price at which a substantial amount of Debt securities of that class is sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt securities is sold for cash on or prior to the related Closing Date, the issue price for the class will be treated as the fair market value of the class on the Closing Date. The issue price of a Debt security also includes the amount paid by an initial Debt security holder for accrued interest that relates to a period prior to the issue date of the Debt security. The stated redemption price at maturity of a Debt security includes the original principal amount of the Debt security, but generally will not include distributions of interest if the distributions constitute "qualified stated interest."

         Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on the Debt securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt securities do not provide for default remedies, the interest payments may be included in the Debt security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of those Debt securities will include all distributions of interest as well as principal thereon. Where the interval between the issue date and the first distribution date on a Debt security is either longer or shorter than the interval between subsequent distribution dates, all or part of any interest foregone, in the case of the longer interval, and all of any additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a Debt security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity. Holders of Debt securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt security.

         Under the de minimis rule, OID on a Debt security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the Debt security multiplied by the weighted average maturity of the Debt security. For this purpose, the weighted average maturity of the Debt security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt security and the denominator of which is the stated redemption price at maturity of the Debt security. Although it is not entirely free from doubt, in the case of a pre-payable Debt security, the weighted average maturity of the Debt security should be determined with reference to the Prepayment Assumption. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the Debt security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

         Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally,

         .    the interest is unconditionally payable at least annually,

         . the issue price of the debt instrument does not exceed the total noncontingent principal payments by more than a specified amount and

         . interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the Debt security.

         In the case of Compound Interest securities, certain Interest Weighted Securities, and certain of the other Debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

         The Internal Revenue Service (the "IRS") issued final regulations in June 1996 (the "Contingent Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments that are REMIC regular interests or that may be accelerated by reason of prepayments of other debt instruments securing them, and thus are subject to Code Section 1272(a)(6), such as the Debt securities. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that this methodology represents the correct manner of calculating OID.

         The holder of a Debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the Debt security, the sum of the "daily portions" of the original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt security that is not a Regular

Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt security and the adjusted issue price of the Debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to the Debt security in all prior periods, other than qualified stated interest payments.

         The amount of OID to be included in income by a holder of a debt instrument, such as certain Classes of the Debt securities, that is subject to acceleration due to prepayments on other debt obligations securing those instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Holder to take into account prepayments with respect to the loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a Holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that is slower than the Prepayment Assumption. Although OID will be reported to Holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to Holders that loans will be prepaid at that rate or at any other rate.

         The depositor may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for these adjustments. If the IRS were to require that OID be accrued without these adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

         Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the trustee intends, based on the OID Regulations, to calculate OID on those securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

         A subsequent holder of a Debt security will also be required to include OID in gross income, but a subsequent holder who purchases the Debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt security's issue price) to offset the OID by comparable economic accruals of portions of the excess.

         Effects of Defaults and Delinquencies. Holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that those amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of any losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

         Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under " -- Tax Status as a Grantor Trust; General" in this prospectus) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying Pass-Through Securities ("Interest Weighted Securities"). The Issuer intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of the OID should be calculated by treating the Interest Weighted Security as a Compound Interest security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the Internal Revenue Service could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize the premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by the holder, as described below. Alternatively, the Internal Revenue Service could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See " -- Tax Status as a Grantor Trust -- Discount or Premium on Pass-Through Securities."

         Variable Rate Debt Securities. In the case of Debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of those Debt securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on those Debt securities, should be calculated as if the interest index remained at its value as of the issue date of those securities. Because the proper method of adjusting accruals of OID on a variable rate Debt security is uncertain, holders of variable rate Debt securities should consult their own tax advisers regarding the appropriate treatment of those securities for federal income tax purposes. In the case of any REMIC, no class of Regular Interest Security (or other regular interest in a REMIC) will bear interest based on an objective rate (other than two or more qualified floating rates).

         Market Discount. A purchaser of a security may be subject to the market discount rules of Sections 1276-1278 of the Code. A Holder that acquires a Debt security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt security, or the adjusted issue price if the Debt security is issued with OID, over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt security received in that month and, if the securities are sold, the gain realized. This market discount would accrue in a manner to be provided in Treasury regulations but, until those regulations are issued, this market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a Prepayment Assumption) or (ii) in the ratio of (a) in the case of securities (or in the case of a Pass-Through Security, as set forth below, the loans underlying the security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a Pass-Through Security, as described below, the loans underlying the security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

         Section 1277 of the Code provides that the excess of interest paid or accrued to purchase or carry a security (or, in the case of a Pass-Through Security, as described below, the underlying loans) with market discount over interest received on the security is allowed as a current deduction only to the extent the excess is greater than the market discount that accrued during the taxable year in which the interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when the market discount is included in income, including upon the sale, disposition, or repayment of the security (or in the case of a Pass-Through Security, an underlying loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by the holder during the taxable year the election is made and thereafter, in which case the interest deferral rule will not apply. A holder should consult with its tax adviser before making this election.

         Premium. A holder who purchases a Debt security, other than an Interest Weighted Security to the extent described above, at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of Pay-Through Securities will be calculated using the Prepayment Assumption used in pricing the class. If a holder makes an election to amortize premium on a Debt security, the election will apply to all taxable debt instruments, including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments subsequently acquired by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

         On December 30, 1997 the IRS issued final regulations (the "Final Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Debt securities. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities should consult their tax advisers regarding the possible application of the Final Bond Premium Regulations.

         Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Debt security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for debt. If this election were to be made with respect to a Debt security with market discount, the holder of the Debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the holder of the Debt security acquires during the year of the election or thereafter. Similarly, a holder of a Debt security that makes this election for a Debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt security is irrevocable. A holder should consult with its tax adviser before making this election.

Taxation of the REMIC and its Holders

         General. In the opinion of Andrews & Kurth L.L.P., special counsel to the depositor, if a REMIC election is made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related prospectus supplement.


         Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities, (i) securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are real estate assets). If less than 95% of the REMIC's assets consist of assets described in Code Section 7701(a)(19)(C), then securities held by a domestic building and loan association will represent assets described in Code Section 7701(a)(19)(C) in the same proportion that the REMIC assets would be so treated. Similarly, if less than 95% of the REMIC's assets consist of "real estate assets" under Code Section 856(c)(5)(B), then securities held by a real estate investment trust will represent "real estate assets" in the same proportion that the REMIC's assets would be so treated and income on the securities certificates will represent "interests on obligations secured by mortgages on real property or on interests in real property" in the same proportion that the income on the REMIC's assets would be so treated.

REMIC Expenses; Single Class REMICs

         As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder," including certain pass-through entities but not including real estate investment trusts, the expenses will be deductible only to the extent that the expenses, plus other "miscellaneous itemized deductions" of the Holder, exceed 2% of the Holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the specified amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of

         . 3% of the excess of adjusted gross income over the specified amount, or

         . 80% of the amount of itemized deductions otherwise allowable for the taxable year.

         The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to a Holder. In general terms, a single class REMIC is one that either

         . would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or

         . is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

The applicable prospectus supplement may provide for the allocation of REMIC expenses, but if it does not, the expenses of the REMIC will be allocated to holders of the related residual interest securities.

Taxation of the REMIC

         General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the Regular Interests are generally taxable as debt of the REMIC.

         Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

         . the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and

         . deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

         A holder of a Residual Interest Security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that the expenses, when aggregated with the holder's other miscellaneous itemized deductions for that year, do not exceed two percent of the holder's adjusted gross income.

         For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

         The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on these loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount, i.e., under the constant yield method taking into account the Prepayment Assumption. The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include this discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities" above.

However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant interest basis.

         To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before this date, it is possible that this premium may be recovered in proportion to payments of loan principal.

         Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

         . subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

         . subject to a limited exception, the sale or other disposition of a cash flow investment;

         . the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

         . the receipt of any fees or other compensation for services rendered by the REMIC.

         It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest securities will generally be responsible for the payment of these taxes imposed on the REMIC. To the extent not paid by the holders or otherwise, however, these taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

Taxation of Holders of Residual Interest Securities

         The holder of a security representing a residual interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for the quarter, and by allocating that amount among the holders (on that day) of the Residual Interest Securities in proportion to their respective holdings on that day.

         The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to the income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

         In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of this type of a bond or instrument.

         Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which the loss arises. A holder's basis in a Residual Interest Security will initially equal the holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which the holders should consult their tax advisers.

         Distributions. Distributions on a Residual Interest Security, whether at their scheduled times or as a result of prepayments, will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of the payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain, treated as gain from the sale of the Residual Interest Security, to the extent of the excess.

         Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and the holder's adjusted basis in the Residual Interest Security at the time of the sale or exchange. Except to the extent provided in Treasury regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after the disposition.

         Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on the holder's federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, the holder's excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust, or other entity, would be treated as excess inclusion income. If a Residual Security is owned by a foreign person excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors."

         In addition, there are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

         The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for the quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of the Residual Interest Security at the beginning of the quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price, calculated in a manner analogous to the determination of the issue price of a Regular Interest, increased by the aggregate of the daily accruals for prior calendar quarters, and decreased, but not below zero, by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. In the case of a Residual Interest Security having no economic value, the issue price will generally remain at zero, and all income allocated to the Residual Interest Security will be excess inclusions. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

         Under the REMIC Treasury regulations, in certain circumstances, transfers of Residual Interest Securities may be disregarded. See " -- Restrictions on Ownership and Transfer of Residual Interest Securities" and " -- Tax Treatment of Foreign Investors" below.

         Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a

REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1400C of the Code, if the entity is not subject to tax on its unrelated business income. Accordingly, the applicable Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

         If a Residual Interest Security is transferred to a Disqualified Organization in violation of the restrictions set forth above, a substantial tax can be imposed on the transferor of the Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee) that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC. If an "electing large partnership" holds a Residual Interest Security, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity under Section 860E(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership. For these purposes, an "electing large partnership" means any partnership having more than 100 members during the preceding tax year, other than some service partnerships and commodity pools, which elects to apply simplified reporting provisions under the Code.

         Under the REMIC Treasury regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer

         . the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and

         . the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

         The REMIC Treasury regulations presume that the transferor of a REMIC residual interest did not have impeding the assessment or collection of tax as a significant purpose of the transfer if it: (i) conducts a reasonable investigation of the transferee's financial condition and concludes that the transferee has historically paid its debts as they come due and finds no significant evidence indicating that the transferee will not continue to pay its debts as they come due in the future, and (ii) receives a representation from the transferee that the transferee understands the tax obligations associated with holding a residual interest and intends to pay those taxes as they come due.

     Proposed Treasury regulations issued on February 4, 2000 (the "New Proposed Regulations") would modify the safe harbor under which transfers of noneconomic residual interests are treated as not disregarded for federal income tax purposes. Under the New Proposed Regulations, a transfer of a noneconomic residual interest will not qualify under this safe harbor unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of the sum of (i) any consideration given to the transferee to acquire the interest, (ii) future distributions on the interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value is calculated using a discount rate equal to applicable federal rate. The New Proposed Regulations have a proposed effective date of February 4, 2000.

     On December 8, 2000, the IRS issued Rev. Proc. 2001-12, which creates an additional safe harbor for transfers of non-economic residual interests to purchasers that are domestic, taxable C corporations (other than real estate investment trusts, regulated investment companies or REMICs). A transfer generally satisfies the new safe harbor if (1) at the time of the transfer, and at the close of each of the purchaser's two fiscal years preceding the year of transfer, the purchaser's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million, (2) the purchaser makes a written agreement that any subsequent transfer of the interest will be to another taxable, domestic C corporation in a transaction that satisfies the safe harbor, and (3) the facts and circumstances known to the transferor on or before the date of the transfer do not reasonably indicate that the taxes associated with the residual interest will not be paid. In addition, the transfer must meet the other conditions, described in the prospectus, requiring the transferor to investigate the financial condition of the purchaser and get a statement from the purchaser that it understands the tax nature of a non-economic residual interest and intends to pay the taxes associated with holding the interest.

     If a transfer of a Residual Interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Treasury regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See " -- Tax Treatment of Foreign Investors."

     In addition, legislation has been proposed under which a REMIC would be secondarily liable for the tax liability of its residual interest. It is unknown whether this provision will be enacted. Prospective investors in REMIC residual interests should consult their tax advisors regarding the New Proposed Regulations and proposed legislation.

     Mark to Market Rules. A REMIC Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market.

Administrative Matters

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Tax Status as a Grantor Trust

     General. As specified in the related prospectus supplement if a REMIC or partnership election is not made, in the opinion of Andrews & Kurth L.L.P., special counsel to the depositor, the trust fund relating to a series of securities will be classified for federal income tax purposes as a grantor trust under subpart E, Part I of Subchapter J of chapter 1 of subtitle A of the Code and not as an association taxable as a corporation (the securities of the series, "Pass-Through Securities"). In some series there will be no separation of the principal and interest payments on the loans. In these circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the loans. In other cases ("Stripped Securities"), sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

     Each Holder must report on its federal income tax return its share of the gross income derived from the loans (not reduced by the amount payable as fees to the trustee and the servicer and similar fees (collectively, the "Servicing Fee")), at the same time and in the same manner as the items would have been reported under the Holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, the income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of Stripped Securities, the income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Holder owns an interest. The holder of a security will generally be entitled to deduct the Servicing Fees under Section 162 or Section 212 of the Code to the extent that the Servicing Fees represent "reasonable" compensation for the services rendered by the trustee and the servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing the holder's regular tax liability only to the extent that the fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing the holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the specified amount (which amount will be adjusted for inflation in taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year.

     Discount or Premium on Pass-Through Securities. The holder's purchase price of a Pass-Through Security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee (to the extent necessary to fulfill its reporting obligations) will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, because the securities, generally, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a loan, other than to a right to receive any accrued interest thereon and any undistributed principal payments, is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

     The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the loans underlying the certificate, rather than with respect to the security. A Holder that acquires an interest in a loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See " -- Taxation of Debt Securities -- Market Discount" and " -- Premium" above.

     In the case of market discount on a Pass-Through Security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of the discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. This treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

     Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ("Ratio Strip Securities") may represent a right to receive differing percentages of both the interest and principal on each loan. The separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. The OID rules apply to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that the stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

     Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the loan principal balance) or the securities are initially sold with a de minimis discount (assuming no Prepayment Assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

     The OID Regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the "Cash Flow Bond Method"), a Prepayment Assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during the period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying loans, rather than being debt instruments "secured by" those loans. For tax years beginning after August 5, 1997 the Taxpayer Relief Act of 1997 may allow use of the Cash Flow Bond Method with respect to Stripped Securities and other Pass-Through Securities because it provides that this method applies to any pool of debt instruments the yield on which may be affected by prepayments. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for those securities, and it is expected that OID will be reported on that basis; provided that the applicable prospectus supplement may provide for the reporting of OID on an alternative basis. In applying the calculation to Pass-Through securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each loan underlying a security.

     Under certain circumstances, if the loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Holder's recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a Holder's recognition of income.

     In the case of a Stripped Security that is an Interest Weighted security, the trustee intends, absent contrary authority, to report income to security holders as OID, in the manner described above for Interest Weighted Securities.

     Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that

     . in certain series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

     . the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or

     . each Interest Weighted Stripped security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

     Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

     Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The IRS could take the position that the loans' character is not carried over to the securities in these circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

Sale or Exchange

     Subject to the discussion below with respect to trust funds as to which a partnership election is made, a Holder's tax basis in its security is the price the holder pays for a security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder's income if the yield on the Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of the holder's holding period, over the amount of ordinary income actually recognized by the holder with respect to the Regular Interest Security. In general, the maximum tax rate on ordinary income for individual taxpayers is 39.6% and the maximum tax rate on long-term capital gains for individual taxpayers is 20%. The maximum tax rate on both ordinary income and long-term capital gains of corporate taxpayers is 35%.

Miscellaneous Tax Aspects

         Backup Withholding. Subject to the discussion below with respect to trust funds as to which a partnership election is made, a Holder, other than a holder of a REMIC Residual security, may, under certain circumstances, be subject to "backup withholding" at a rate of 30.5% (which date will be reduced periodically to 28% for payments made in 2006) with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a security

         . fails to furnish the trustee with its taxpayer identification number ("TIN");

         .    furnishes the trustee an incorrect TIN;

         . fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

         . under certain circumstances, fails to provide the trustee or the holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding.

         Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

         The trustee will report to the Holders and to the servicer for each calendar year the amount of any "reportable payments" during the year and the amount of tax withheld, if any, with respect to payments on the securities.

Tax Treatment of Foreign Investors

         Subject to the discussion below with respect to trust funds as to which a partnership election is made, under the Code, unless interest (including OID) paid on a security (other than a Residual Interest Security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), the interest will normally qualify as portfolio interest (except where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from those interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless this rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

         Interest and OID of Holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Holder. They will, however, generally be subject to the regular United States income tax.

         Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that this income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed, or when the Residual Interest Security is disposed of. The Treasury has statutory authority, however, to promulgate regulations which would require these amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. These regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value.

         Under the REMIC Treasury regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that these amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See " -- Excess Inclusions."

Tax Characterization of the Trust Fund as a Partnership

         Andrews & Kurth L.L.P., special counsel to the depositor, will deliver its opinion that a trust fund for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

         If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for the amount of tax that is not otherwise paid by the trust fund.

Tax Consequences to Holders of the Notes

         Treatment of the Notes as Indebtedness. In the case of notes for which a REMIC election is not made, the trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Special counsel to the depositor will, except as otherwise provided in the related prospectus supplement, advise the depositor that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

         OID, Indexed securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not indexed securities or Stripped Securities. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

         Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         A holder of a note that has a fixed maturity date of not more than one year from the issue date of the note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

         Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

         Foreign Holders. Interest payments made, or accrued, to a noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person

         . is not actually or constructively a "10 percent shareholder" of the trust fund or the seller, including a holder of 10% of the outstanding certificates, or a "controlled foreign corporation" with respect to which the trust fund or the seller is a "related person" within the meaning of the Code and

         . provides the owner trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address.

         If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

         Backup Withholding. Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to withhold 30.5% (which date will be reduced periodically to 28% for payments made in 2006) of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

         Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the depositor, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity).

Alternatively, and most likely in the view of special counsel to the depositor, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund's expenses.

Tax Consequences to Holders of the Certificates for a Trust Fund Treated as a Partnership

     Treatment of the Trust Fund as a Partnership. If the trust fund is to be treated as a partnership for tax purposes, the trust fund and the master servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

     A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

     Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Indexed securities or Strip certificates, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to the certificates will be disclosed in the applicable prospectus supplement.

     Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of (i) the interest that accrues on the certificates in accordance with their terms for the month, including interest accruing at the Pass-Through Rate for the month and interest on amounts previously due on the certificates but not yet distributed; (ii) any trust fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the certificates over their initial issue price (iii) prepayment premium payable to the certificateholders for the month; and (iv) any other amounts of income payable to the certificateholders for the month. This allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor or an affiliate. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of this amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay the taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

     All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to that holder under the Code.

     An individual taxpayer's share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. These deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

     The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that the calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

     Discount and Premium. It is believed that the loans were not issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.)

     If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include the discount in income currently as it accrues over the life of the loans or to offset the premium against interest income on the loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to certificateholders.

     Section 708 Termination. Under Code Section 708, a sale or exchange of 50% or more of the capital and profits in a partnership would cause a deemed contribution of assets of the partnership (the "old partnership") to a new partnership (the "new partnership") in exchange for interests in the new partnership. These interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. Accordingly under these new regulations, if the trust fund were characterized as a partnership and a sale of certificates terminated the partnership under Code Section 708, the purchaser's basis in its ownership interest would not change.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income (includible in income) and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

     Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to the special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

     If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the certificates.

     Allocations Between Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of the month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make this election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

     Administrative Matters. The owner trustee is required to keep or have kept complete and accurate books of the trust fund. These books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described below and those nominees will be required to forward this information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all inconsistencies.

     Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. This information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of the person,
(y) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish this information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

     Unless otherwise specified in the related prospectus supplement, the depositor will be designated as the tax matters partner in the related Trust Agreement and will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for those purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income, as calculated for this purpose which may exceed the distributions to certificateholders, that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and at the highest federal income tax rate applicable to U.S. individual taxpayers for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), or an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to that date that elect to continue to be so treated also shall be considered U.S. Persons.

         Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent those payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax of 31% if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                            STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

         The following describes certain considerations under ERISA and the Code, which apply only to securities of a series that are not divided into subclasses. If securities are divided into subclasses, the related prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to those securities.

         ERISA and Section 4975 of the Code impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans as well as collective investment funds and separate accounts in which those plans, accounts or arrangements are invested) (collectively, "Plans") subject to ERISA or to
Section 4975 of the Code and on persons who are fiduciaries with respect to those Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of those Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA
Section 3(33)), are not subject to requirements imposed by ERISA and Section 4975 of the Code. Accordingly, assets of those plans may be invested in securities without regard to the considerations described above and below, subject to the provisions of applicable state law. Any of those plans which is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules set forth in Code
Section 503.

         On November 13, 1986, the United States Department of Labor (the "DOL") issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. However, the regulation generally provides that, in addition to certain other technical exceptions, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of the Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in the Labor Reg. Section 2510.3-101, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended.

         In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to the Plan. Because the loans may be deemed Plan assets of each Plan that purchases securities, an investment in the securities by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory, regulatory or administrative exemption applies.

         In Prohibited Transaction Exemption 83-1 ("PTE 83-1"), the DOL exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of those certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in those mortgage pools by Plans. If the general conditions (discussed below) of PTE 83-1 are satisfied, investments by a Plan in securities that represent interests in a pool consisting of loans ("Single Family Securities") will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Single Family Securities at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and
(2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Securities, and at least 50% of all Single Family Securities are purchased by persons independent of the pool sponsor or pool trustee. PTE 83-1 does not provide an exemption for transactions involving Subordinate Securities. Accordingly, unless otherwise provided in the related prospectus supplement, no transfer of a Subordinate Security or a security which is not a Single Family Security may be made to a Plan.

         The discussion in this and the next succeeding paragraph applies only to Single Family Securities. The depositor believes that, for purposes of PTE 83-1, the term "mortgage pass-through certificate" would include: (i) securities issued in a series consisting of only a single class of securities; and (ii) senior securities issued in a series in which there is only one class of senior securities; provided that the securities in the case of clause (i), or the senior securities in the case of clause (ii), evidence the beneficial ownership of both a specified percentage (greater than 0%) of future interest payments and a specified percentage (greater than 0%) of future principal payments on the loans. It is not clear whether a class of securities that evidences beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments would be a "mortgage pass-through certificate" for purposes of PTE 83-1.

         PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption:

         . the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying securityholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan;

         . the existence of a pool trustee who is not an affiliate of the pool sponsor; and

         . a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool.

         The depositor believes that the first general condition referred to above will be satisfied with respect to the securities in a series issued without a subordination feature, or the senior securities only in a series issued with a subordination feature, provided that the subordination and Reserve Account, subordination by shifting of interests, pool insurance or other form of credit enhancement described under "Credit Enhancement" in this prospectus (such subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a series of securities is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the loans or the principal balance of the largest loan. See "Description of the Securities" in this prospectus. In the absence of a ruling that the system of insurance or other protection with respect to a series of securities satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. In any event, the trustee will not be affiliated with the depositor.

         Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraph, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions.

         The DOL has granted to certain underwriters individual administrative exemptions (the "Underwriter Exemptions") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations and the servicing, operation and management of those asset-back pass-through trusts, provided the conditions and requirements of the Underwriter Exemptions are met.

         While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially identical, and include the following:

         (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

         (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund;

         (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from Standard & Poor's Ratings Group, a Division of The McGraw-Hill Companies ("S&P"), Moody's Investors Service, Inc. ("Moody's") or Fitch, Inc. ("Fitch");

         (4) the trustee must not be an affiliate of any other member of the Restricted Group as defined below;

         (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for such person's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

         (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

The trust fund must also meet the following requirements:

         (i) the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

         (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of certificates; and

         (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes the Plan to acquire certificates in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements:

         . in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group;

     . the fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust;

     . the Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and

     . immediately after the acquisition, no more than twenty-five percent (25%) of the assets of the Plan with respect to which such person is a fiduciary is invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     The Underwriter Exemptions generally do not apply to Plans sponsored by the seller, the related Underwriter, the trustee, the master servicer, any insurer with respect to the loans, any obligor with respect to loans included in the trust fund constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of those parties (the "Restricted Group").

     On July 21, 1997, the DOL published in the Federal Register an amendment to the Underwriter Exemptions, which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans or other secured receivables (the "Obligations") supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month period following the closing date (the "Pre-Funding Period"), instead of requiring that all those Obligations be either identified or transferred on or before the Closing Date. The relief is available when the following conditions are met:

     (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered (the "Pre-Funding Limit") must not exceed twenty-five percent (25%).

     (2) All Obligations transferred after the Closing Date (the "Additional Obligations") must meet the same terms and conditions for eligibility as the original Obligations used to create the trust, which terms and conditions have been approved by a Rating Agency.

     (3) The transfer of such Additional Obligations to the trust during the Pre-Funding Period must not result in the certificates to be covered by the Exemption receiving a lower credit rating from a Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

     (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the Obligations in the trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Obligations transferred to the trust on the Closing Date.

     (5) In order to insure that the characteristics of the Additional Obligations are substantially similar to the original Obligations which were transferred to the trust fund:

          (i) the characteristics of the Additional Obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

          (ii) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each Rating Agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the Additional Obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Obligations transferred to the trust as of the Closing Date.

     (6) The Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an Event of Default occurs.

     (7) Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments ("Certain Investments").

     (8)  The related prospectus or prospectus supplement must describe:

          (i) any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

          (ii)  the duration of the Pre-Funding Period;

          (iii) the percentage and/or dollar amount of the Pre-Funding Limit for the trust; and

          (iv) that the amounts remaining in the pre-funding account at the end of the Pre-Funding Period will be remitted to certificateholders as repayments of principal.

     (9) The related pooling and servicing agreement must describe the Certain Investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of Additional Obligations.

     On November 13, 2000, the U.S. Department of Labor published Prohibited Transaction Exemption 2000-58 (65 Fed Reg. 67765, November 13, 2000) which amended, effective August 23, 2000, the Underwriter Exemptions. Among other changes, the amended exemption generally provides that in the case of "designated transactions" a Plan would be permitted to purchase subordinate certificates rated in any of the four highest generic ratings categories (provided that all other requirements are met). The designated transactions include residential mortgages. Because the ratings of a class of certificates are subject to change in the future by the rating agencies, classes of certificates eligible for purchase by Plans and pursuant to an Underwriter Exemption as amended by PTE 2000-58, on the closing date may be not be eligible for purchase by Plans in the future if their rating is reduced to below any of the four highest generic ratings categories. However, any Plan holding such a certificate would not be required to dispose of it solely because its rating had been lowered.

     The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

     Any Plan fiduciary which proposes to cause a Plan to purchase securities should consult with its counsel concerning the impact of ERISA and the Code, the applicability of PTE 83-1 and the Underwriter Exemptions, and the potential consequences in their specific circumstances, prior to making an investment in the securities. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

     The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of those entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of those entities with respect to "mortgage related securities", securities will constitute legal investments for entities subject to the legislation only to the extent provided in the legislation. Approximately twenty-one states adopted this legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as the contractual commitment was made or the securities were acquired prior to the enactment of the legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities (in each case whether or not the class of securities under consideration for purchase constituted a "mortgage related security"). The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by Federal Credit Unions in certain types of mortgage related securities.

     All depository institutions considering an investment in the securities (whether or not the class of securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement") setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities", which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, such "high-risk mortgage securities" include securities such as securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security", and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," or in securities which are issued in book-entry form.

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

                             METHOD OF DISTRIBUTION

     Securities are being offered hereby in series from time to time (each series evidencing or relating to a separate trust fund) through any of the following methods:

     . by negotiated firm commitment underwriting and public reoffering by underwriters;

     . by agency placements through one or more placement agents primarily with institutional investors and dealers; and

     .    by placement directly by the depositor with institutional investors.

     A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any underwriters thereof and either the price at which that series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the securities will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of the series if any securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     This prospectus, together with the related prospectus supplement, may be used by First Tennessee Securities Corporation or First Tennessee Capital Markets, Inc., each an affiliate of First Horizon Asset Securities Inc. and First Horizon Home Loan Corporation, in connection with offers and sales related to market making transactions in the securities in which either First

Tennessee Securities Corporation or First Tennessee Capital Markets may act as principal. First Tennessee Securities Corporation or First Tennessee Capital Markets, Inc. may also act as agent in those transactions. Sales in those transactions will be made at prices related to prevailing prices at the time of sale.

         Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which those underwriters or agents may be required to make in respect thereof.

         If a series is offered other than through underwriters, the prospectus supplement relating thereto will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of the series.

                                  LEGAL MATTERS

         The validity of the securities of each series, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Andrews & Kurth L.L.P., 1717 Main Street, Suite 3700, Dallas, Texas 75201.

                              FINANCIAL INFORMATION

         A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

         It is a condition to the issuance of the securities of each series offered hereby and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related prospectus supplement.

         A rating is based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to a class of securities and will reflect the Rating Agency's assessment solely of the likelihood that holders of that class of securities will receive payments to which the holders are entitled under the related Agreement. A rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of those prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. A rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. A rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

         There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a series, a rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

         The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each Rating Agency rating classes of such series. These criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. This analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each class of securities. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that those losses are not covered by credit enhancement, they will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

                                     ANNEX I

                      GLOBAL CLEARANCE, SETTLEMENT AND TAX
                            DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the book-entry securities will be available only in book-entry form. Investors in the book-entry securities may hold them through any of The Depository Trust Company ("DTC"), Clearstream, Luxembourg or Euroclear. The book-entry securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding interests in book-entry securities through Clearstream, Luxembourg and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in book-entry securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between investors holding interests in book-entry securities through Clearstream, Luxembourg or Euroclear and investors holding interests in book-entry securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream, Luxembourg and Euroclear (in that capacity) and other DTC participants.

         Although DTC, Euroclear and Clearstream, Luxembourg are expected to follow the procedures described below to facilitate transfers of interests in the book-entry securities among participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the Issuer nor the indenture trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

         Non-U.S. holders (as described below) of book-entry securities will be subject to U.S. withholding taxes unless the holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

                               INITIAL SETTLEMENT

         The book-entry securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold the positions in accounts as DTC participants.

         Investors electing to hold interests in book-entry securities through DTC participants, rather than through Clearstream, Luxembourg or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through notes. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold interests in book-entry securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in book-entry securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

                            SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through notes in same-day funds.

         Transfers between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg participants or Euroclear participants and/or investors holding interests in book-entry securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Transfers between DTC seller and Clearstream, Luxembourg or Euroclear purchaser. When interests in book-entry securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream, Luxembourg participant or a Euroclear participant or a purchaser, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. Clearstream, Luxembourg or the Euroclear operator will instruct its respective depository to receive an interest in the book-entry securities against payment. Payment will include interest accrued on the book-entry securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the book-entry securities. After settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant's or Euroclear participant's account. The credit of the interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the book-entry securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed through DTC on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream, Luxembourg participants or Euroclear participants will take on credit exposure to Clearstream, Luxembourg or the Euroclear operator until interests in the book-entry securities are credited to their accounts one day later.

         As an alternative, if Clearstream, Luxembourg or the Euroclear operator has extended a line of credit to them, Clearstream, Luxembourg participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants receiving interests in book-entry securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the book-entry securities were credited to their accounts. However, interest on the book-entry securities would accrue from the value date. Therefore, the investment income on the interest in the book-entry securities earned during that one-day period would tend to offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg participant's or Euroclear participant's particular cost of funds.

         Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in book-entry securities to the respective depository of Clearstream, Luxembourg or Euroclear for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

         Finally, intra-day traders that use Clearstream, Luxembourg participants or Euroclear participants to purchase interests in book-entry securities from DTC participants or sellers settling through them for delivery to Clearstream, Luxembourg participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques SHOULD be available to eliminate this potential condition:

         (a) borrowing interests in book-entry securities through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the intra-day trade is reflected in the relevant Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing interests in book-entry securities in the United States from a DTC participant no later than one day before settlement, which would give sufficient time for the interests to be reflected in the relevant Clearstream, Luxembourg or Euroclear accounts to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.

         Transfers between Clearstream, Luxembourg or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which interests in book-entry securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or the Euroclear operator through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. Clearstream, Luxembourg or Euroclear will instruct its respective depository to credit an interest in the book-entry securities to the DTC participant's account against payment. Payment will include interest accrued on the book-entry securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred through DTC in New York). If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of book-entry securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. Persons (Form W-8 or W-8BEN). Beneficial owners of Notes that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Note of Foreign Status of Beneficial Ownership for United States Tax Withholding). If the information shown on Form W-8BEN changes a new Form W-8BEN must be filed within 30 days of the change.

         Exemption for Non-U.S. Persons with Effectively Connected Income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Note of Foreign Person's Claim for Exemption from Withholding or Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Note of Foreign Status of Beneficial Ownership for United States Tax Withholding).

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         Form W-8BEN and Form W-8ECI are effective until the last day of the third succeeding calendar year from the date the form is signed, unless a change in circumstance makes any information on the form incorrect.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of Columbia or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the book-entry securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry securities.

                             INDEX OF DEFINED TERMS

"Additional Obligations" ..............................................      151
"Agreement" ...........................................................       22
"APR" .................................................................       27
"Available Funds" .....................................................       46
"BIF" .................................................................       82
"Capitalized Interest Account" ........................................       85
"Cash Flow Bond Method" ...............................................      134
"CERCLA" ..............................................................      103
"Certain Investments" .................................................      152
"Claimable Amount" ....................................................      116
"Class Security Balance" ..............................................       47
"Code" ................................................................  45, 117
"COFI securities" .....................................................       58
"Collateral Value" ....................................................       27
"Combined Loan-to-Value Ratio" ........................................       27
"Contingent Regulations" ..............................................      120
"cooperative loans" ...................................................       23
"cooperatives" ........................................................       23
"Cut-off Date Principal Balance" ......................................       44
"Definitive Security" .................................................       60
"Detailed Description" ................................................       22
"DOL" .................................................................      147
"DTC" .................................................................  60, 158
"Eleventh District" ...................................................       57
"ERISA" ...............................................................       45
"European Depositaries" ...............................................       60
"FHA" .................................................................       23
"FHLBSF" ..............................................................       57
"Final Bond Premium Regulations" ......................................      124
"Financial Intermediary" ..............................................       60
"Fitch" ...............................................................       50
"foreign person" ......................................................      139
"Funding Period" ......................................................       84
"Garn-St Germain Act" .................................................      107
"Indenture" ...........................................................       43
"Insurance Proceeds" ..................................................       82
"Insured Expenses" ....................................................       82
"Interest Weighted Securities" ........................................      122
"IRS" .................................................................      120
"L/C Bank" ............................................................       67
"L/C Percentage" ......................................................       67
"Liquidation Expenses" ................................................       82
"Liquidation Proceeds" ................................................       83
"Loan Rate" ...........................................................       23
"Loan-to-Value Ratio" .................................................       27
"Master Servicing Fee" ................................................       90
"Moody's" .............................................................  69, 150
"Mortgage" ............................................................       78

"National Cost of Funds Index" ........................................      58
"NCUA" ................................................................     154
"New Proposed Regulations" ............................................     131
"Nonresidents" ........................................................     137
"Obligations" .........................................................     151
"OID Regulations" .....................................................     118
"OID" .................................................................     118
"OTS" .................................................................      58
"Parties in Interest" .................................................     147
"Pass-Through Rate" ...................................................      21
"Pass-Through Securities" .............................................     132
"Pay-Through Security" ................................................     121
"percentage interests" ................................................      93
"Permitted Investments" ...............................................      68
"Plans" ...............................................................     147
"Policy Statement" ....................................................     154
"Pool Insurance Policy" ...............................................      70
"Pool Insurer" ........................................................      70
"Pooling and Servicing Agreement" .....................................      43
"Prepayment Assumption" ...............................................     121
"Pre-Funded Amount" ...................................................      84
"Pre-Funding Account" .................................................      84
"Pre-Funding Limit" ...................................................     151
"Pre-Funding Period ...................................................     151
"Primary Mortgage Insurance Policy" ...................................      25
"Prime Rate" ..........................................................      59
"Principal Prepayments" ...............................................      48
"Properties" ..........................................................      25
"Property Improvement Loans" ..........................................     113
"PTE 83-1" ............................................................     147
"Purchase Price" ......................................................      42
"Rating Agency" .......................................................     156
"Ratio Strip Securities" ..............................................     134
"RCRA" ................................................................     104
"Record Date" .........................................................      45
"Refinance Loan" ......................................................      27
"Regular Interest Securities" .........................................     118
"Relevant Depositary" .................................................      60
"Relief Act" ..........................................................     111
"REMIC" ...............................................................     118
"Residual Interest Security" ..........................................     127
"Restricted Group" ....................................................     151
"Retained Interest" ...................................................      44
"Rules" ...............................................................      60
"S&P" .................................................................     150
"SAIF" ................................................................      82
"Sale and Servicing Agreement" ........................................      21
"Security Account" ....................................................      81
"Security Owners" .....................................................      60
"Security Register" ...................................................      45

"SEC" .................................................................      67
"Sellers" .............................................................      21
"Senior Securities" ...................................................      66
"Servicing Fee" .......................................................     132
"Short-Term Note" .....................................................     139
"Single Family Properties" ............................................      25
"Single Family Securities" ............................................     148
"SMMEA" ...............................................................     153
"Stripped Securities" .................................................     132
"Subsequent Loans" ....................................................      84
"Terms and Conditions" ................................................      63
"TIN" .................................................................     136
"Title I Loans" .......................................................     113
"Title I Program" .....................................................     112
"Title V" .............................................................     108
"Trust Agreement" .....................................................  22, 43
"Trust Fund Assets" ...................................................      21
"U.S. Person" .........................................................     145
"UCC" .................................................................     103
"Underwriter Exemptions" ..............................................     149
"VA Guaranty" .........................................................      90
"VA" ..................................................................      23

[LOGO] First Horizon

                         (Seller and Master Servicer)

               First Horizon Mortgage Pass-Through Trust 2001-7
                                   (Issuer)

                                 $422,114,500
                                 (Approximate)

               Mortgage Pass-Through Certificates, Series 2001-7

                           -------------------------

                             PROSPECTUS SUPPLEMENT

                           -------------------------

                      Countrywide Securities Corporation

                                   JP Morgan

                    First Tennessee Securities Corporation

   Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus until January 21, 2002.

                               October 24, 2001